      As filed with the Securities and Exchange Commission on May 24, 1999
                                                      Registration No. 333-_____

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   Form S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

         AirGate PCS, Inc.                                Delaware                           4182               58-2409617
       AirGate Wireless, Inc.                             Delaware                           4182               58-2422929
     AGW Leasing Company, Inc.                            Delaware                           4182               58-2441171
(Exact name of registrants as specified in       (State or other jurisdiction of  (Primary Standard Industry   (I.R.S. Employer
            their charters)                      incorporation or organization)       Classification Code      Identification No.)
                                                                                            Number)

               Suite 1700                                                                             Thomas M. Dougherty
       230 Peachtree Street, N.W.                                                                       AirGate PCS, Inc.
         Atlanta, Georgia 30303                                                                            Suite 1700
             (404) 522-8004                                                                          230 Peachtree Street, N.W.
    (Address, including zip code, and                                                                 Atlanta, Georgia 30303
  telephone number, including area code,                                                                  (404) 522-8004
of registrants' principal executive offices)                                                  (Name, address, incuding zip code, and
                                                                                              telephone number, including area code,
                                                                                                       of agent for service)


                                                            Copies to:
        Mary M. Sjoquist, Esq.                                                                       Gary P. Cullen, Esq.
     Joseph G. Passaic, Jr., Esq.                                                    Skadden, Arps, Slate, Meagher & Flom (Illinois)
           Patton Boggs LLP                                                                     333 West Wacker Drive
           2550 M Street, NW                                                                     Chicago, Illinois 60606
         Washington, DC 20037                                                                        (312) 407-0700
            (202) 457-6000

                                 Approximate date of commencement of proposed sale to the public:
                            As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_____

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_____

  If the Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_] _____

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
    Title of Each Class of                                                  Proposed Maximum            Amount of Registration Fee
 Securities to be Registered                                              Aggregate Offering Price(1)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $ .01 per share.................................         $ 100,000,000                   $ 27,800
% Senior Discount Notes due 2009........................................         $ 150,000,000                   $ 41,700
Subsidiary Guarantees of the
% Senior Discount Notes due 2009........................................                    --                      (2)
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o).
(2) Pursuant to Rule 457(n), no separate registration fee is payable with respect to the subsidiary guarantees.

    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                               EXPLANATORY NOTE

     This registration statement contains two forms of prospectus. The common stock prospectus will be used in connection with an offering of common stock of AirGate PCS, Inc. The senior discount notes prospectus will be used in a concurrent senior discount notes offering. The common stock prospectus and senior discount notes prospectus will be substantially identical, except for the front cover page, table of contents, summary of the offering, risk factors relating to the particular offering, description of securities, underwriting section, United States federal income tax consequences section and back cover page, and except that the dilution and dividend policy sections contained in the common stock prospectus will not appear in the senior discount notes prospectus. The differing pages for the senior discount notes prospectus included herein are each labeled "Alternate Senior Discount Notes Pages." The form of common stock prospectus is included in this registration statement, and the form of the Alternate Senior Discount Notes Pages of the senior discount notes prospectus follows the common stock prospectus.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+We will amend and complete the information in this prospectus. Although we + +are permitted by U.S. federal securities laws to offer these securities using + +this prospectus, we may not sell them or accept your offer to buy them until + +the documentation filed with the Securities and Exchange Commission relating + +to these securities has been declared effective by the SEC. This prospectus + +is not an offer to sell these securities or our solicitation of your offer + +to buy these securities in any state or other jurisdiction where that would +
+not be permitted or legal.                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                    SUBJECT TO COMPLETION  -  May 24, 1999
================================================================================
Prospectus
    , 1999

[AirGate Logo]                                                 [Sprint PCS logo]

                               AirGate PCS, Inc.

                            Shares of Common Stock

------------------------------------------------------------------------------------------------------------------------
AirGate PCS, Inc.:                                      The Offering:

 .  We intend to become a leading provider of            .   We are offering           shares of our common stock.
   wireless communications services in our
   territory in the southeastern United States.
                                                        .   We have granted the underwriters an option to
 .  AirGate PCS, Inc.                                        purchase a maximum of           additional shares of
   Suite 1700                                               common stock to cover over-allotments.
   230 Peachtree Street, N.W.
   Atlanta, Georgia 30303                               .   This is our initial public offering and no public
   (404) 522-8004                                           market currently exists for these shares.  We anticipate
                                                            the initial public offering price will be between $
Proposed Symbol & Market:                                   and $    per share.

 .  PCSA/Nasdaq National Market                           .  We plan to use the proceeds of this offering to fund
                                                            capital expenditures, including the build-out of our PCS network, operating losses, working capital, repayment of existing debt and for general corporate purposes.

                                                         .  Closing:                , 1999.  The offering is
                                                            conditional on the closing of our concurrent offering,
                                                            under a separate prospectus, of $150 million gross
                                                            proceeds of         % senior discount notes due 2009.

------------------------------------------------------------------------------------------------------------------------
                                                    Per Share                                 Total
------------------------------------------------------------------------------------------------------------------------
Public offering price (estimated):              $                                       $
Underwriting fees:
Proceeds to AirGate:
------------------------------------------------------------------------------------------------------------------------


  This investment involves risk.  See "Risk Factors" beginning on page 8.

--------------------------------------------------------------------------------
 Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

Donaldson, Lufkin & Jenrette

                                    SG Cowen

                                          The Robinson-Humphrey Company

[Graphic displaying a map of the United States highlighting Sprint PCS' licensed areas with blow-up picture of AirGate PCS' territory, one page of four pictures of customers using wireless telephones and one picture of a national retail store which has an agreement with Sprint and Sprint PCS to sell its products and services]




[Series of pictures of a wireless telephone, Sprint PCS network operations center, Sprint PCS store and PCS network equipment]

                               TABLE OF CONTENTS

                                              Page                                                   Page
Prospectus Summary.......................               The Sprint PCS Agreements...............
Risk Factors.............................               Description of Certain Indebtedness.....
Forward-Looking Statements...............               Management..............................
Use of Proceeds..........................               Principal Stockholders..................
Dividend Policy..........................               Certain Transactions....................
Capitalization...........................               Regulation of the Wireless
Dilution.................................                  Telecommunications Industry..........
Selected Financial Data..................               Description of Capital Stock............
Management's Discussion and Analysis                    Shares Eligible for Future Sale.........
   of Financial Condition and Results of                Underwriting............................
   Operations............................               Legal Matters...........................
Industry Background......................               Experts.................................
Business.................................               Available Information...................
                                                        Index to Financial Statements...........     F-1


                       ________________________________

This prospectus includes product names, trade names and trademarks of other companies.

                              PROSPECTUS SUMMARY

   In this prospectus, "AirGate," "we," "us" and "our" refer to AirGate PCS, Inc. and its subsidiaries. "Sprint PCS" refers to SprintCom, Inc. and Sprint Spectrum L.P. "Sprint" refers to Sprint Corporation and its affiliates other than Sprint PCS. Statements in this prospectus regarding Sprint or Sprint PCS are derived from information contained in our agreements with Sprint PCS, periodic reports and other documents filed by Sprint and Sprint Spectrum L.P. with the Securities and Exchange Commission, or press releases issued by Sprint and Sprint PCS. References to AirGate as a provider of wireless PCS services or similar phrases generally refer to our designing, constructing and managing a PCS network in our territory under our long-term agreements with Sprint and Sprint PCS.

                                  The Company

Overview

     We are the exclusive Sprint PCS affiliate in our territory in the Southeast and the second largest Sprint PCS affiliate in the United States based on population. Upon the successful completion of our PCS network, we intend to become a leading provider of wireless PCS services in our territory. Under long-term agreements with Sprint PCS, we will exclusively market PCS services under the Sprint and Sprint PCS brand names. As a Sprint PCS affiliate, we will offer the same 100% digital, 100% PCS products and services that have made Sprint PCS the fastest growing wireless company in the United States. Our network will be built to meet or exceed the high standards for technical and service quality established by Sprint PCS. We will use Sprint PCS' established back office services to handle customer activation, billing and customer care. The customer effectively will see our products and services as those of Sprint PCS. We will benefit from Sprint PCS' national advertising campaigns and will have access to major national retailers for distribution under existing Sprint PCS contracts. We plan to launch commercial PCS service by the first quarter of 2000 with initial coverage to over 1.5 million residents and expect to provide service to more than 5.0 million residents, or 74% of the population in our territory, by the fourth quarter of 2000.

     Our territory has a resident population of more than 6.8 million and covers 20 contiguous markets in one of the fastest growing regions in the United States. The territory covers almost the entire State of South Carolina , including Charleston, Columbia and Greenville-Spartanburg, parts of North Carolina, including Asheville, Wilmington and Hickory, and the eastern Georgia cities of Augusta and Savannah. Our territory is contiguous to important Sprint PCS markets which are already operational, including Atlanta, Georgia, Charlotte and Raleigh, North Carolina, Norfolk, Virginia, and Knoxville, Tennessee. In addition to the resident population of these markets, our territory welcomes over 27 million visitors each year to popular vacation and tourist destinations, which include Myrtle Beach, Charleston and Hilton Head Island, South Carolina, the Outer Banks of North Carolina and Savannah, Georgia. We expect to generate significant roaming revenue from visitors to our territory who will use our PCS network for seamless national Sprint PCS services. Based on our experience and Sprint PCS' success in adjacent markets, we believe that our territory will outperform the average Sprint PCS territory in the United States.

     Under existing Sprint PCS agreements with national third-party retailers, including distribution agreements with Circuit City, Office Depot and Best Buy and an exclusive PCS distribution agreement with RadioShack, we will have access to more than 250 retail outlets to sell and distribute Sprint PCS products and services throughout our territory. We will combine the strength of these retail outlets with Sprint PCS' national sales force focused on Fortune 500 companies, national inbound telemarketing sales force and electronic commerce sales platform. We also intend to offer Sprint PCS products and services through 12 of our own stores and through local retailers with strong community connections. In addition, approximately 30% of the population in our territory receives their local telephone service from Sprint. This provides us with an additional established distribution channel for our Sprint PCS products and services. We believe the combination of these national and local distribution channels provides us with a competitive advantage over other wireless providers in our territory.

     Sprint PCS has invested $44.6 million to purchase the PCS licenses in our territory and incurred additional expenses to remove microwave signals from the licensed spectrum, a process generally referred to as microwave clearing. We are licensed to use the Sprint and Sprint PCS brands royalty-free during our entire affiliation with Sprint PCS. We also receive access to Sprint PCS' national marketing support and distribution programs and are entitled to buy network and subscriber equipment and handsets at the same discounted rates offered by vendors to Sprint PCS based on its large volume purchases. Under our management agreement with Sprint PCS, Sprint PCS will retain 8% of collected service revenues and we are entitled to receive 92%. We are entitled to 100% of revenues from roaming and subscriber equipment sales from customers in our territory. Under the agreements, we also have the option to purchase back office services from Sprint PCS at costs reflecting Sprint PCS' economies of scale.

Competitive Strengths

     Benefits of the Sprint PCS Affiliation

     Our strategic affiliation with Sprint PCS provides us with many business, operational and marketing advantages including:

     Exclusive provider of Sprint PCS products and services. We are the exclusive provider of Sprint PCS' 100% digital, 100% PCS products and services in our territory. We will provide these products and services exclusively under the Sprint and Sprint PCS brand names.

     Strong brand recognition and national advertising support. We expect to benefit from the strength and the reputation of the Sprint and Sprint PCS brands. Sprint PCS' national advertising campaigns and developed marketing programs will be provided to us at no additional cost under our agreements with Sprint PCS. We will offer the same strategic pricing plans, promotional campaigns and handset and accessory promotions that we believe have made Sprint PCS the fastest growing wireless service provider in the United States.

     Established and available distribution channels. We will have use of all the national distribution channels used by Sprint PCS. These channels include:

     .    RadioShack stores on an exclusive basis for PCS;

     . other major national third-party retailers such as Best Buy, Circuit City and Office Depot;

     .    Sprint PCS' national inbound telemarketing sales force;

     .    Sprint PCS' national accounts sales team; and

     .    Sprint PCS' electronic commerce sales platform.

     Nationwide coverage. We plan to operate our PCS network seamlessly with the Sprint PCS national network. This will provide customers in our territory with immediate nationwide roaming on Sprint PCS' network. We will receive roaming revenue from the use of our PCS network by Sprint PCS customers traveling in or visiting our territory.

     Ability to purchase back office services from Sprint PCS. Our affiliation with Sprint PCS provides us with the option to use Sprint PCS' established back office services, including customer activation, billing and customer care. Using this option, we can accelerate the launch of our commercial PCS operations and reduce our capital expenditures and operating costs rather than establishing and operating our own systems. Sprint PCS has indicated it intends to provide these services to us at costs reflecting Sprint PCS' economies of scale. We may elect to develop our own internal capabilities to handle these functions or outsource them to a third party in the event that doing so proves to be more cost effective.

     Sprint PCS network design. Sprint PCS developed the initial build-out plan for our PCS network. We have based our network build-out on this design and have further enhanced it to better provide coverage for our territory.

     Economies of scale of a nationwide network. We will purchase our network and subscriber equipment under Sprint PCS' vendor contracts that provide for volume discounts. These discounts will reduce the overall capital required to build our PCS network and will lower the cost of subscriber equipment.

     Sprint PCS licenses and long-term commitment. Sprint PCS has funded the purchase of the licenses covering our territory at a cost of $44.6 million and incurred additional expenses for microwave clearing. As a Sprint PCS affiliate, we did not have to fund the acquisition of the licenses thereby reducing our start-up costs. Sprint PCS also intends to enter into a consent and agreement that will limit its rights or remedies under our agreements with Sprint PCS, including its right to terminate the Sprint PCS agreements and withhold payments, until our vendor equipment financing and senior discount notes are satisfied in full pursuant to the terms of the consent and agreement. See "Sprint PCS Agreements--Consent and Agreement."

Other Competitive Strengths

     In addition to the advantages provided by our strategic affiliation with Sprint PCS, we have the following competitive strengths:

     Attractive market footprint. Our territory has favorable demographic characteristics for wireless communications services which we believe are important to Sprint PCS' national footprint. The 20 contiguous markets in our territory:

     .    include approximately 6.8 million residents;

     . include key southeastern cities and vacation destinations such as Myrtle Beach, Charleston and Hilton Head Island, South Carolina, the Outer Banks of North Carolina and Savannah, Georgia;

     .    have strong population growth and attractive traffic patterns;

     . connect important Sprint PCS markets which are already operational, including Atlanta, Georgia, Charlotte and Raleigh, North Carolina, Norfolk, Virginia and Knoxville, Tennessee; and

     . are serviced by Sprint local telephone companies that cover 30% of our territory which contribute to the market awareness of Sprint's telecommunications services and provide us with an additional distribution channel.

     Experienced management team. We have attracted an experienced senior management team with an average of more than 15 years of experience in building and operating telecommunications networks in the southeastern United States.

     . Thomas M. Dougherty, our president and chief executive officer, has more than 16 years of telecommunications experience and is a former senior executive of Sprint PCS. As the president of a major Sprint PCS region, Mr. Dougherty was responsible for Sprint PCS market launches in eighteen major metropolitan areas with a resident population of approximately 75 million, including Chicago, Illinois, Houston, Texas, Atlanta, Georgia and Charlotte, North Carolina.

          Thomas D. Body, III, our vice president of strategic planning, has over 20 years of telecommunications experience in the Southeast. Mr. Body co-founded and operated several successful paging and cellular companies and also served as chief executive officer of MFS-Atlanta, a major fiber-optic systems provider.

     . W. Chris Blane, our vice president of new business development, has over 20 years of experience in telecommunications in the Southeast. Mr. Blane co-founded and operated several successful paging and cellular companies including serving as a chief operating officer of American Mobilphone Paging and CellularOne of Birmingham and Montgomery, Alabama.

     . Robert E. Gourlay, our vice president of marketing, has 22 years of wireless telecommunications experience including 18 years with Motorola, Inc. Mr. Gourlay served as the southeastern manager of sales and operations for Motorola, Inc.'s Cellular Infrastructure Division for four years.

     . David C. Roberts, our vice president of engineering and network operations, has 15 years of wireless telecommunications experience having served in various engineering and management positions with Motorola, Inc. in the Southeast.

     Fully financed plan. The net proceeds from this offering and from the concurrent offering of senior discount notes, together with approximately $158.7 million of proposed vendor equipment financing, are expected to provide us with a total of approximately $368.8 million of committed funding. We believe this capital will provide us with sufficient funds to complete our PCS network build-out and to fund anticipated operating losses and working capital requirements through 2002, at which point we expect to have achieved break-even operating cash flow.

Business Strategy

     Upon the completion of our 100% digital, 100% PCS network, we intend to become a leading provider of wireless PCS services in the Southeast. We believe that the following elements of our business strategy will enable us to rapidly launch our network, distinguish our wireless service offerings from those of our competitors and enable us to compete successfully in the wireless communications marketplace.

     Leverage our affiliation with Sprint PCS. The benefits of our affiliation with Sprint PCS include:

     .    Sprint PCS brand awareness and national marketing programs;

     .    access to established Sprint PCS distribution channels and outlets;

     .    Sprint PCS nationwide coverage;

     . use of Sprint PCS' back office systems including customer activation, billing and customer care;

     . roaming revenue from Sprint PCS customers traveling onto our PCS network;

     . availability of discount prices for network and subscriber equipment under Sprint PCS' vendor contracts; and

     . use of Sprint PCS' national network control center which is responsible for continually monitoring the performance of our PCS network and providing rapid response for systems maintenance needs.

     Implement efficient operating structure. We will endeavor to maximize operating efficiency by minimizing staffing and reducing costs through the purchase and use of Sprint PCS' existing back office services. For example, we will purchase billing and customer care from Sprint PCS on a per subscriber basis thereby avoiding the costly and time-consuming tasks of building our own systems. In addition, we intend to minimize marketing costs by using Sprint PCS' national marketing concepts and programs. As the customer base in our territory grows, we may elect to develop internal systems for certain back office functions such as customer activation, billing and customer care, or outsource such functions directly to third party vendors if it is more cost-effective.

     Execute optimal build-out plan. We are constructing a state-of-the-art, high quality, all digital PCS network. Our radio frequency design has a high density of cell sites. We believe that this cell density, together with the use of digital technology, will allow our system to handle more customers with fewer dropped calls and better clarity than our competitors. By leasing cell sites on facilities shared with one or more other wireless providers, we will be able to build our PCS network. More than 85% of our leases for cell sites will rapidly be collocation leases. Our strategy is to provide service to major urban and suburban areas and the interstates and primary roads connecting these areas. We plan to initiate service only in areas where we are capable of providing population coverage comparable to or more extensive than that of our competitors.

     Explore strategic opportunities to expand our territory in the future. Upon the successful build-out of our current territory and subject to the availability of financing, we may strategically expand our territory with a focus on the southeastern United States.

Network Development and Financing Plan

     This offering is part of our financing plan to meet our expected funding requirements of $337.3 million in order to offer PCS network coverage to the population within our territory. Launching services with a fully developed PCS network is a critical part of our business plan. We expect to offer Sprint PCS service to 22% of the residents in our territory during the first quarter of 2000 and 74% of the population in our territory by the fourth quarter of 2000. These coverages will exceed the requirements of our agreements with Sprint PCS.

   We believe that the proceeds from this offering and from the concurrent offering of senior discount notes together with our vendor equipment financing will provide us with sufficient capital to build out our PCS network and to fund anticipated operating losses and working capital requirements through 2002, at which point we expect to have achieved break-even operating cash flow.

   We may require additional capital expenditures and working capital or incur greater than expected operating losses if:

     .    we experience faster than expected customer growth;

     .    we alter the schedule or scope of our PCS network build-out; or

     .    our plans change or projections prove to be inaccurate.

   See "Risk Factors" for a complete discussion of these risks and uncertainties.

Sources and Uses

   The following table highlights our projected sources and uses of capital from July 1, 1999 through December 31, 2002.

                                                                                            Amount
                                                                                            ------
                                                                                        (in millions)
          Sources:
          Proceeds from this offering...........................................             $100.0
          Proceeds from the senior discount notes offering (1)..................              150.0
          Proposed vendor equipment financing (2)...............................              137.1
                                                                                             ------

            Total sources.......................................................             $387.1
                                                                                             ======
          Uses:
          Capital expenditures..................................................             $196.7
          Working capital and operating losses..................................              100.8
          Debt service (3)......................................................               21.5
          Fees and expenses (4).................................................               18.3
                                                                                             ------

            Total uses..........................................................             $337.3
                                                                                             ------

            Cash on hand at December 31, 2002...................................               49.8
                                                                                             ------

            Total uses and cash on hand at December 31, 2002....................             $387.1
                                                                                             ======

    _________________________

(1) The senior discount notes will be offered for sale concurrently with this offering. They will be issued in an aggregate principal amount and bear a rate of interest sufficient to generate gross proceeds of approximately $150.0 million.
(2) Our proposed vendor equipment financing provides for up to $158.7 million of borrowings, $10.0 million of which has been or will be provided to us by June 30, 1999. We expect total drawings of $137.1 million between July 1, 1999 and December 31, 2002 to fund approximately $111.5 million of equipment purchases to complete our network build-out, $21.5 million for working capital and $4.1 million for origination fees. Based on these amounts and assuming capitalized interest of $1.6 million, we expect to have $10.0 million of undrawn availability under the proposed vendor equipment financing at December 31, 2002.
(3) Debt service payments are comprised of:

                                                                                  Amount
                                                                                  ------
                                                                               (in millions)

          Cash interest payments...........................................          $ 25.3
          Cash interest income.............................................           (12.5)
          Repayment of third-party unsecured promissory note...............             7.7
          Repayment of bank credit facility................................             1.0
                                                                                     ------

            Total..........................................................          $ 21.5
                                                                                     ======

(4) Fees and expenses include underwriting discounts and commissions, estimated offering expenses and origination fees related to the proposed vendor equipment financing.

                                  The Offering

Common Stock Offered.....................        shares

Common Stock to be Outstanding
 After the Offering......................        shares

Use of Proceeds..........................  We will use the net proceeds of the offering to fund capital
                                           expenditures, including the
                                           build-out of our PCS network,
                                           operating losses, working capital,
                                           repayment of existing debt and for
                                           general corporate purposes.

Proposed Nasdaq National
Market Symbol............................  "PCSA"

Risk Factors.............................  See "Risk Factors" beginning on page
                                           8 for a discussion of the material
                                           factors that you should consider
                                           before purchasing shares of common
                                           stock.

                 The Concurrent Senior Discount Notes Offering

Issuer..................................   AirGate PCS, Inc.

Securities Offered......................   $    million aggregate principal
                                           amount at maturity of      % senior
                                           discount notes, due 2009. We will
                                           issue the senior discount notes at a
                                           price to investors that will yield
                                           gross proceeds to us of approximately
                                           $150.0 million.

Maturity Date...........................        , 2009.

Change of Control.......................   If we experience a change of control,
                                           holders of our senior discount notes
                                           will have the right to require us to
                                           repurchase our senior discount notes
                                           at a price equal to 101% of their
                                           accreted value or the principal
                                           amount, as applicable, together with
                                           accrued and unpaid interest, if any,
                                           to the date of repurchase.

Restrictive Covenants...................   The indenture governing the senior
                                           discount notes will contain covenants
                                           that, among other things, will limit
                                           our ability and the ability of our
                                           subsidiaries to:

                                           .    incur additional indebtedness or
                                                issue preferred stock;

                                           .    pay dividends, redeem capital
                                                stock or make other restricted
                                                payments or investments;

                                           .    create liens on assets;

                                           .    merge, consolidate or dispose of
                                                assets;

                                           .    enter into certain transactions
                                                with affiliates; and

                                           .    enter into sale and leaseback
                                                transactions.

     Unless otherwise indicated, the share information in this prospectus
excludes up to     shares that may be issued to the underwriters to cover
over-allotments.  See "Underwriting."

     The table excludes       shares of common stock reserved for issuance under
our 1999 Stock Option Plan. See "Management -- 1999 Stock Option Plan."

     The table includes, as of    , 1999,      shares of common stock
issuable upon the consummation of this offering due to the conversion of outstanding promissory notes. See "Certain Transactions." The table excludes shares of common stock issuable upon the exercise of outstanding exercisable warrants. See "Certain Transactions."

     All references to shares of common stock in this prospectus reflect a
for            stock split of the common stock which is effective as of   ,
1999.

     The closing of our offering of common stock and the completion of our concurrent offering of senior discount notes, under a separate prospectus, are conditioned on each other.

                                 RISK FACTORS

     You should carefully consider the following risk factors in addition to the other information contained in this prospectus before purchasing the common stock we are offering.

Risks Particular to AirGate

We depend on our affiliation with Sprint PCS to conduct our business and to provide nationwide coverage.

     Our operations are dependent on our affiliation with Sprint PCS. Sprint PCS owns the PCS spectrum licenses covering our territory. Our ability to offer Sprint PCS products and services and our PCS network's operation are dependent on our agreements with Sprint PCS being renewed and not terminated. Each of these agreements can be terminated for breach of any material terms, including failing to meet minimum build-out and network quality requirements and unauthorized use of licensed marks. The non-renewal or termination of any Sprint PCS agreement would have a material adverse effect on our financial condition and results of operations. We are dependent on Sprint PCS' ability to perform its obligations under the Sprint PCS agreements and deliver back office services such as billing and customer care. Failure of Sprint PCS to perform its obligations under the Sprint PCS agreements would have a material adverse effect on our financial condition and results of operations.

     Sprint PCS has entered into, and anticipates entering into, similar affiliation agreements with companies in other territories pursuant to its nationwide PCS build-out strategy. Our results of operations are dependent on Sprint PCS' national network and, to a lesser extent, on the networks of its other affiliates. The lack of a national network may adversely affect our ability to attract new customers. Sprint PCS and its affiliate program are subject, to varying degrees, to the economic, administrative, logistical, regulatory and other risks set forth in this prospectus. Sprint PCS' and its other affiliates' PCS operations may not be successful.

We do not have an operating history and our success is dependent on our ability to manage anticipated rapid growth.

     We have started building our PCS network and do not expect to launch commercial PCS operations until the first quarter of 2000. We will require expenditures of significant funds for the development, construction, testing and deployment of our PCS network before commencement of commercial PCS operations. These activities are expected to place significant demands on our managerial, operational and financial resources. We currently have 12 employees. Our future performance will depend on our ability to manage the build-out process successfully, to implement our operational and administrative systems, to expand our employee base and to train and manage our employees, including engineering, marketing and sales personnel.

We depend on Sprint PCS' back office services and third party vendors for our operations.

     Our operations are dependent on Sprint PCS' ability to maintain and expand its back office services such as customer activation, billing and customer care, as well as Sprint PCS' ability to efficiently outsource those services and systems from third party vendors. Increases in the capacity of Sprint PCS' billing and other systems are dependent upon the timely development and deployment of future software releases. Ensuring adequate capacity for billing and other systems is dependent on a number of factors including forecasts of customer growth, customer usage patterns and adequate software releases from third-party vendors. The rapid expansion of Sprint PCS' business is expected to continue to pose a significant challenge to its internal support systems. Additionally, Sprint PCS has relied on third-party vendors for a significant number of important functions and components of its internal support systems and expects to continue to rely on these vendors in the future. The inability of Sprint PCS and its third-party vendors to develop, expand or maintain adequate back office systems to meet Sprint PCS' needs could have a material adverse effect on our financial condition and results of operations. We are also dependent on Sprint PCS' willingness to continue to offer such services to us and to provide these services at competitive costs. Our services agreement with Sprint PCS provides that, upon nine months' prior written notice, Sprint PCS may elect to terminate any such service effective January 1, 2002. We may not be able to develop cost effective alternatives in the next two and a half years.

Failure to complete the build-out of our PCS network would have an adverse effect on our business.

     Our agreements with Sprint PCS require us to build our PCS network in accordance with Sprint PCS' technical and coverage requirements. The agreements require that we provide network coverage to a specified percentage, ranging from 39% to 86%, of the population within each of the 20 markets which make up our territory by specified dates beginning on March 31, 2000 and ending on December 31, 2000. A failure to meet our build-out requirements for any one of the individual markets, or to meet Sprint PCS' technical requirements, would constitute a breach of our management agreement with Sprint PCS that could lead to a termination and would have a material adverse effect on our financial condition and results of operations. We must successfully lease or otherwise retain rights to a sufficient number of cell and switch sites, complete the purchase and installation of equipment, build out the physical infrastructure and test the network. We expect more than 85% of our cell sites to be collocated on facilities shared with one or more wireless providers. We will collocate the majority of these sites on facilities owned by one wireless carrier. If our master collocation agreement with that carrier were to terminate, our operations would be materially adversely affected. Some of the cell sites are likely to require us to obtain zoning variances or other local governmental or third party approvals or permits. We may also have to make changes to our radio frequency design as a result of difficulties in the site acquisition process.

     The Federal Communications Commission, commonly referred to as the FCC, requires that our PCS network must not interfere with the operations of microwave radio systems. Although we have been informed by Sprint PCS that based on the current radio frequency plan, all relevant microwave paths have been cleared to allow the initial operation of service in our territory, Sprint PCS may be required to relocate incumbent microwave operations to enable us to complete our build-out.

We have substantial debt which we may not be able to service.

     After completing the senior discount notes offering, we will have a substantial amount of long-term debt. As of March 31, 1999, after giving effect to this offering, the senior discount notes offering, and the conversion of $5.3 million of convertible notes, our outstanding long-term debt would have consisted of (1) approximately $5.0 million of vendor equipment financing;
(2) $7.7 million of unsecured debt from a third party; and (3) $150.0 million of senior discount notes. The indenture governing the senior discount notes will permit us to incur additional debt, subject to certain limitations. Under our current business plan, we expect to incur substantial additional debt before achieving break-even operating cash flow, including $142.1 million of additional borrowings in proposed vendor equipment financing.

     The substantial amount of our debt will have a number of important consequences for our operations, including:

     . we may not have sufficient funds to pay interest on, and principal of, our debt (including the senior discount notes);

     . we will have to dedicate a substantial portion of any cash flow from operations to the payment of interest on, and principal of, our debt, which will reduce funds available for other purposes;

     . we may not be able to obtain additional financing for currently unanticipated capital requirements, capital expenditures, working capital requirements and other corporate purposes;

     . some of our debt, including borrowings under our vendor equipment financing, will be at variable rates of interest, which could result in higher interest expense in the event of increases in market interest rates;

     . due to the pledges of the capital stock of our subsidiaries and liens on substantially all of the assets of our subsidiaries that secure our senior secured debt, lenders may control our assets or subsidiaries upon a default; and

     . our ability to adjust to changing market conditions and to withstand competitive pressures could be limited, and we may be vulnerable to additional risk in the event of a downturn in general economic conditions or our business.

     Our ability to make payments on our debt depends upon our future operating performance which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. If the cash flow from our operating activities is insufficient, we may take actions, such as delaying or reducing capital expenditures, attempting to restructure or refinance our debt, selling assets or operations or seeking additional equity capital. Any or all of these actions may not be sufficient to allow us to service our debt obligations. Further, we may be unable to take any of these actions on satisfactory terms, in a timely manner or at all. Our existing debt agreements limit our ability to take several of these actions. The indenture governing the senior discount notes will contain similar restrictions. Our failure to earn enough to pay our debts or to successfully undertake any of these actions could, among other things, materially adversely affect the market value of our common stock and the senior discount notes.

We may have difficulty in obtaining infrastructure equipment; Sprint PCS vendor discounts may be discontinued.

     If we are not able to acquire the equipment required to build our PCS network in a timely manner, we may be unable to provide wireless communications services comparable to those of our competitors or to meet the requirements of our agreements with Sprint PCS, either of which may materially adversely affect our business and results of operations. The demand for the equipment that we require to construct our PCS network is considerable and manufacturers of this equipment could have substantial order backlogs. Accordingly, the lead time for the delivery of this equipment may be long. Some of our competitors purchase large quantities of communications equipment and may have established relationships with the manufacturers of this equipment. Consequently, they may receive priority in the delivery of this equipment. In addition, we intend to purchase our infrastructure equipment under Sprint PCS' vendor agreements that include volume discounts. If Sprint PCS is unable to continue to obtain vendor discounts for its affiliates, the elimination of vendor discounts could have a material adverse effect on our financial condition and results of operation.

We are dependent on consultants and contractors who could fail to perform their obligations.

     We have retained an equipment vendor and other consultants and contractors to assist in the design and engineering of our systems, construct cell sites, switch facilities and towers, lease cell sites and deploy our PCS network systems. The failure by any of these vendors, consultants or contractors to fulfill their contractual obligations could materially delay construction of our PCS network which could materially adversely affect our financial condition and results of operations.

We have conflicts of interest with Sprint PCS; they may not be resolved in our favor.

     Our interests and those of Sprint PCS may conflict. These conflicts may not be resolved in our favor. Pursuant to our agreements, Sprint PCS owes no duty to us except to the extent expressly set forth in the agreements. In this regard, Sprint PCS prices its national plans based on its own objectives and could set price levels that may not be economically sufficient for our business. In addition, Sprint PCS could decide to not renew the management agreement which would not be in our best interest or the interest of our shareholders. There may be other conflicts such as the setting of the price we pay for back office services and the focus of Sprint PCS' management and resources. These and other conflicts, should they arise and not be resolved in our favor, may materially harm our business.

     In addition, Sprint PCS may have contractual rights with our lenders to purchase our obligations under our vendor equipment financing and obtain the rights of a senior secured lender. To the extent Sprint PCS purchases these obligations, Sprint PCS' interests as a creditor may conflict with ours and may not be resolved in our favor. Sprint PCS' rights as a senior secured lender will enable it to exercise rights with respect to our assets and continuing relationship with Sprint PCS in a manner not otherwise permitted under our agreements with Sprint PCS. For instance, Sprint PCS may be able to foreclose on our assets without satisfying in full our obligations to the holders of the senior discount notes or providing us with the full benefits of our rights and remedies under our agreements with Sprint PCS.

Certain provisions of our agreements with Sprint PCS may diminish the valuation of our company.

     Under our agreements with Sprint PCS, subject to the requirements of applicable law, there are circumstances under which Sprint PCS may purchase our operating assets or capital stock for 72% or 80% of the "entire business value" of our company, as defined in our management agreement with Sprint PCS. Among other things, there may be disagreements regarding the application of enumerated valuation principles to the calculation of entire business value which may result in Sprint PCS being able to purchase our operating assets or capital stock at depressed valuation. Sprint PCS also must approve a change of control of our ownership and consent to any assignment of our agreements with Sprint PCS and has been granted a right of first refusal if we decide to sell our operating assets. In addition, as further described herein and in our agreements with Sprint PCS, we are subject to a number of restrictions on the transfer of our business including the prohibition on selling our company or our operating assets to a number of identified and as yet to be identified competitors of Sprint PCS or Sprint. These provisions also may have the effect of depressing the valuation of our company, thereby, among other things, adversely affecting the market prices of our securities and our ability to raise additional necessary capital and to successfully complete our network build-out.

We may not be able to compete with larger, more established businesses offering similar products and services.

     We will compete in our territory with two cellular providers, both of which have an infrastructure in place and have been operational for a number of years. They have significantly greater financial and technical resources than we do, could offer attractive pricing options and may have a wider variety of handset options. We expect that existing cellular providers will upgrade their systems and provide expanded, digital services to compete with the Sprint PCS products and services that we intend to offer. These wireless providers require their customers to enter into long-term contracts, which may make it more difficult for us to attract customers away from them. Sprint PCS generally does not require its customers to enter into long-term contracts, which may make it easier for other wireless providers to attract Sprint PCS customers away from Sprint PCS. We will also compete with several PCS providers in our territory. In addition, our competitive position and success could be materially adversely affected by competitive difficulties experienced by Sprint PCS.

     We expect to also face competition from other existing communications technologies such as specialized mobile radio, known as SMR, and enhanced specialized mobile radio, known as ESMR. SMR and ESMR systems can provide services that may be competitive with those offered by PCS and are often significantly less expensive to build than PCS systems.

     We anticipate that market prices for wireless services generally will decline in the future based upon increased competition. We also expect there will be increases in advertising and promotion expenses along with increased demands on access to distribution channels. All of this may lead to greater choices for customers, possible consumer confusion and increased customer turnover. Our ability to compete successfully will depend, in part, on our ability to anticipate and respond to various competitive factors affecting the industry, including new services that may be introduced, changes in consumer preferences, demographic trends, economic conditions and discount pricing strategies by competitors. If we are unable to anticipate and respond to these factors, our financial condition and results of operations could be adversely affected. See "Business--Competition."

Our services may not be broadly used and accepted by consumers.

     PCS systems have a limited operating history in the United States. The extent of potential demand for PCS in our markets cannot be estimated with any degree of certainty. Our inability to establish and successfully market PCS services could have a material adverse effect on our financial condition and results of operations.

The technology we use has limitations and could become obsolete.

     We intend to employ digital wireless communications technology selected by Sprint PCS for its nationwide network. Code division multiple access, known as CDMA, technology is a relatively new technology. CDMA may not provide the advantages expected by Sprint PCS. If another technology becomes the preferred industry standard, we may be at a competitive disadvantage and competitive pressures may require Sprint PCS to change its digital technology which, in turn may require us to make changes at substantially increased costs. We may not be able to respond to such pressures and implement new technology on a timely basis, or at an acceptable cost. If CDMA technology becomes obsolete at some time in the future and we or Sprint PCS are unable to change to an alternative technology in a cost-effective manner, it could materially and adversely effect our financial condition and results of operations.

     The Sprint PCS network operates at a different frequency and uses or may use a different technology than many analog cellular and other digital systems. To access another provider's analog cellular or digital system, a Sprint PCS customer is required to utilize a dual-band/dual-mode handset compatible with that provider's system. Generally, dual-band/dual-mode handsets are more costly than single-band/single-mode handsets because they require two radios rather than one. In addition, the smallest dual-band/dual-mode handset is larger and heavier than the largest single-band/single-mode handset. The Sprint PCS network does not allow for call hand-off between the Sprint PCS network and another wireless network, thus requiring a customer to end a call in progress and initiate a new call when leaving the Sprint PCS network and entering another wireless network. In addition, the quality of the service provided by a network provider during a roaming call may not approximate the quality of the service provided by Sprint PCS. The price of a roaming call may not be competitive with prices of other wireless companies for such calls and Sprint PCS customers may not be able to use any of the advanced features, such as voicemail notification.

Non-renewal or revocation by the FCC of the Sprint PCS licenses would significantly harm our business.

     FCC licenses to provide PCS services are subject to renewal and revocation. Sprint PCS' licenses in our territory will expire in 2007 but may be renewed for additional ten year terms. There may be opposition to renewal of Sprint PCS' licenses upon their expiration and the Sprint PCS licenses may not be renewed. The FCC has adopted specific standards to apply to PCS license renewals. Failure by Sprint PCS to comply with these standards in our territory could cause revocation or forfeiture of the Sprint PCS licenses for that license area or the imposition of fines on Sprint PCS by the FCC.

We depend on our officers and skilled employees due to our complex business.

     Our business is managed by a small number of executive officers. The loss of one or more key officers could have a material adverse effect on us. We believe that our future success will also depend in large part on our continued ability to attract and retain highly qualified technical and management personnel. We believe that there is and will continue to be intense competition for qualified personnel in the PCS equipment and services industry as the PCS market continues to develop. We may not be successful in retaining our key personnel or in attracting and retaining other highly qualified technical and management personnel. We intend to, but do not currently, maintain "key man" life insurance for some of our executive officers or other employees.

We may not achieve or sustain operating profitability or positive cash flow from operating activities in the future.

     We expect to incur significant operating losses and to generate significant negative cash flow from operating activities until 2002 while we develop and construct our PCS network and build our customer base. If and when we start to provide services to customers, our operating profitability will depend upon many factors, including, among others, our ability to market our services successfully, achieve our projected market penetration and manage customer turnover rates effectively. If we do not achieve and maintain operating profitability and positive cash flow from operating activities on a timely basis, we may not be able to meet our debt service requirements.

We may need more capital than we currently project to build out our PCS network.

     The build-out of our PCS network will require substantial capital. Additional funds would be required in the event of significant departures from the current business plan, unforeseen delays, cost overruns, unanticipated expenses, regulatory changes, engineering design changes and other technological risks. Due to our highly leveraged capital structure, additional financing may not be available or, if available, such financing may not be obtained on a timely basis and on terms acceptable to us and within limitations permitted under our existing debt covenants. Failure to obtain any such financing, should the need for it develop, could result in the delay or abandonment of our development and expansion plans and would have a material adverse affect on our financial condition and results of operations.

Unauthorized use of our PCS network could disrupt our business.

     We will likely incur costs associated with the unauthorized use of our PCS network, including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraud impacts interconnection costs, capacity costs, administrative costs, fraud prevention costs and payments to other carriers for unbillable fraudulent roaming.

Our agreements with Sprint PCS, and our certificate of incorporation and by-laws include provisions that may discourage a change of control transaction and which may affect the rights of holders of our common stock.

     Our agreements with Sprint PCS restrict our ability to sell our operating assets and sell our capital stock. Generally, Sprint PCS must approve a change of control of our ownership and consent to any assignment of our agreements with Sprint PCS. The agreements also give Sprint PCS a right of first refusal if we decide to sell our operating assets to a third party. These restrictions, among other things, could discourage, delay or make more difficult any sale of our operating assets or capital stock. This could have a material adverse effect on the value of the senior discount notes or our common stock and could reduce the price of our company in the event of a potential sale.

     Our certificate of incorporation allows our board of directors to issue up to 5,000,000 shares of preferred stock and to fix the rights, privileges and preferences of these shares without any further vote or action by the stockholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. While we have no present intention to issue shares of preferred stock, any such issuance could be used to discourage, delay or make more difficult a change in control of AirGate. In addition, our certificate of incorporation provides for a staggered board of directors, and 80% stockholder approval for removal of directors without cause and for amendments to the certificate of incorporation, and our by-laws impose restrictions on calling special meetings of stockholders and introducing stockholder proposals. Each of these features could also be used to discourage, delay or make more difficult a change in control of AirGate. See "Description of Capital Stock."

We face risks relating to the year 2000 issue.

     If our systems, the systems of our vendors, consultants and contractors, or the systems of Sprint and Sprint PCS and their vendors, consultants and contractors are not year 2000 compliant or are unable to recover from system interruptions which may result from the year 2000 date change, our business could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Impact of Year 2000 Issue on the Operations and Financial Condition of AirGate."

Industry Risks

A high rate of customer turnover may negatively impact our business.

     The PCS industry has experienced a higher rate of customer turnover as compared to cellular industry averages. The rate of customer turnover may be the result of several factors, including network coverage, reliability issues such as blocked calls, dropped calls, handset problems, non-use of phones, change of employment, the non-use of customer contracts, affordability, customer care concerns and other competitive factors. Our strategy to address customer turnover may not be successful or the rate of customer turnover may be unacceptable. Price competition and other competitive factors could also cause increased customer turnover. A high rate of customer turnover could have a material adverse effect on our competitive position and results of operations.

Technological development could negatively impact our business.

     The wireless telecommunications industry is experiencing significant technological change, as evidenced by the increasing pace of digital upgrades in existing analog wireless systems, evolving industry standards, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences. There is also uncertainty as to the extent of customer demand as well as the extent to which airtime and monthly recurring charges may continue to decline. As a result, our future prospects and those of the industry, and the success of PCS and other competitive services, remain uncertain. Also, alternative technologies may develop for the provision of services to customers that may provide wireless telecommunications services or alternative services superior to PCS.

Adverse effects of FCC, FAA or state regulation could harm our business.

     The licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated to varying degrees by the FCC and, depending on the jurisdiction, state and local regulatory agencies. The FCC also regulates aspects of PCS operations, such as collocation, and maintains funding mechanisms to implement regulatory programs, such as universal service. Adverse decisions regarding these regulatory requirements could negatively impact Sprint PCS' operations and our cost of doing business. The Sprint PCS agreements reflect an affiliation that the parties believe meets the FCC requirements for licensee control of licensed spectrum. Management agreements have been used by FCC licensees to construct and operate communications systems. If the FCC were to determine that our agreements with Sprint PCS need to be modified to increase the level of licensee control, we have agreed with Sprint PCS to use our best efforts to modify the agreements as necessary to cause the agreements (as modified) to comply with applicable law and to preserve to the extent possible the economic arrangements set forth in the agreements. If the agreements cannot be modified, the agreements may be terminated pursuant to their terms.

     The FCC, in conjunction with the Federal Aviation Administration, generally referred to as the FAA, regulates tower marking and lighting. The FCC, the FAA and state agencies may adopt regulations or take other actions that would adversely affect our business. In addition, measures that would require "hands free" use of cellular phones while operating motor vehicles have been proposed or are being considered by the legislatures in various states outside our territory. State legislatures within our territory may consider such state legislation in the future. Although no state has enacted a law barring the use of mobile phones, some states have passed legislation governing the use of cellular phones while driving automobiles. We cannot predict the success of the proposed laws concerning "hands free" car phone use or the effect on usage of mobile phones as a result of publicity regarding such laws. In addition, more restrictive measures or measures aimed at wireless services companies as opposed to users may be proposed or passed in state legislatures in the future. The proliferation of such legislation could materially adversely affect us.

Use of hand-held phones may pose health risks.

     Media reports have suggested that certain radio frequency emissions from wireless handsets may be linked to various health concerns, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. Concerns over radio frequency emissions may have the effect of discouraging the use of wireless handsets or exposing us to potential litigation, which could have a material adverse effect upon our financial condition or results of operations.

Risks Relating to the Offering

Management and directors will continue to control our management and affairs.

     Upon completion of this offering, management and directors will
beneficially own approximately      % of our outstanding common stock, and
% if the underwriters' over-allotment option is exercised in full. Consequently, such persons, as a group, may be able to control the outcome of matters submitted for stockholder action including the election of members to our board of directors and the approval of significant change in control transactions. This may have the effect of delaying or preventing a change in control. See "Management" and "Principal Stockholders."

An active market for the common stock may not develop and the price for our common stock may be volatile.

     Prior to this offering, there has been no public market for our common stock. An active or liquid trading market in our common stock may not develop upon completion of this offering, or if it does develop, it may not continue. The initial public offering price of our common stock will be determined through our negotiations with the underwriters and may be more than the market price of common stock after this offering. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

     The market price of our common stock could be subject to significant fluctuations in response to variations in quarterly operating results, announcements of technological innovations or new products and services by us or our competitors, our failure to achieve operating results consistent with securities analysts' projections of our performance, the operating and stock price performance of other companies that investors may deem comparable to us and other events or factors.

     The stock market has experienced extreme price and volume fluctuations and volatility that have particularly affected the market prices of many emerging growth and development stage companies. Such fluctuations and volatility have often been unrelated or disproportionate to the operating performance of such companies. Factors such as announcements of the introduction of new or enhanced services or related products by us or our competition, announcements of joint development efforts or corporate partnerships in the wireless telecommunications market, market conditions in the technology, telecommunications and other emerging growth sectors, and rumors relating to us or our competitors may have a significant impact on the market price of the common stock.

Purchasers in this offering will experience dilution.

     The initial public offering price is substantially higher than the net tangible book value per share of the outstanding common stock will be immediately after the offering. Any common stock you purchase in the offering
will have a post-offering net tangible book value per share of $         less
than the price you paid for the share, assuming an initial public offering price
of $         per share, the midpoint of the range set forth on the cover page of this prospectus.  See "Dilution."

Possible future sales of our common stock by management and other affiliates could cause the market price of our common stock to decrease.

     A substantial number of shares of our common stock could be sold into the public market after this offering. The occurrence of such sales, or the perception that such sales could occur, could materially and adversely affect our stock price or could impair our ability to obtain capital through an offering of equity securities. After this offering, we will have outstanding
shares of common stock, or          shares if the underwriters exercise their
option to purchase additional shares of common stock in this offering.  At
, 1999 we had also reserved an additional          shares of common stock for
issuance under our stock option plans and          shares of common stock under
our warrants and convertible promissory notes.  As of         , 1999, options to
purchase          of these shares were outstanding (of which          were
exercisable) and exercisable warrants to purchase          of these shares
have been issued.

     The shares of common stock being sold in this offering will be freely transferable under the securities laws immediately after issuance, except for any shares sold to our "affiliates." All of our stockholders, members of our senior management and our directors have agreed pursuant to written "lock-up" agreements that, for a period of 180 days from the date of this prospectus, they will not, among other things, sell their shares. As a result, upon the expiration of the lock-up agreements 180 days after the date of this prospectus, shares of common stock will be eligible for sale subject, in most cases, to certain volume and other restrictions under the Federal securities laws. The remaining shares of common stock will become eligible for resale after the expiration of the waiting periods prescribed under the Federal securities laws. See "Shares Eligible for Future Sale."

We do not intend to pay dividends and you may not receive a return on investment without selling shares.

     We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Therefore, you will not receive a return on your investment in our common stock without selling your shares since we currently intend to retain future earnings to fund our growth rather than paying dividends.

                          FORWARD-LOOKING STATEMENTS

     This prospectus contains statements about future events and expectations, which are "forward-looking statements." Any statement in this prospectus that is not a statement of historical fact may be deemed to be a forward-looking statement. These statements include:

     .  forecasts of growth in the number of consumers using PCS services;

     . statements regarding AirGate's plans for and costs of the build-out of its PCS network;

     . statements regarding AirGate's anticipated revenues, expense levels, liquidity and capital resources and projection of when it will launch commercial PCS service and achieve break-even operating cash flow;

     . statements regarding AirGate's preparedness for the year 2000 date change; and

     . other statements, including statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "seek," "intend" and other similar words that signify forward-looking statements.

     Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to:

     .  our dependence on our affiliation with Sprint PCS;

     .  the need to successfully complete the build-out of our PCS network;

     .  our lack of operating history and anticipation of future losses;

     .  our dependence on Sprint PCS' back office services;

     .  the potential fluctuations in our operating results;

     .  our potential need for additional capital;

     . our potential inability to expand our services and related products in the event of substantial increases in demand for these services and related products;

     .  our competition; and

     .  our ability to attract and retain skilled personnel.

     See additional discussion under "Risk Factors" beginning on page 8.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the common stock we are offering, after deducting underwriting discounts and commissions and estimated
offering expenses are expected to be approximately $           (approximately
$    million if the underwriters' over-allotment option is exercised in full)
assuming an initial public offering price of $ per share (the midpoint of the range set forth on the cover page of this prospectus). We intend to use the net proceeds from the offering, together with the proceeds from the senior discount notes offering, to fund:

     .  capital expenditures, including the build-out of our PCS network;

     .  operating losses;

     .  working capital requirements; and

     . repayment of existing debt consisting of a $7.7 million unsecured promissory note bearing interest at an annual rate of 14.0% and a $1.0 million note payable to a bank bearing interest at an annual rate of prime plus 0.5%.

     We intend to use the balance of the net proceeds of this offering for general corporate purposes. Pending such uses, we expect to invest the net proceeds from the sale of the common stock in short-term investment grade securities which will earn interest.

     The foregoing discussion represents our best estimate of the allocation of the net proceeds of this offering based upon our current plans. Actual expenditures may vary substantially from these estimates and we may find it necessary or advisable to reallocate the net proceeds within the above-described categories or to use portions thereof for other purposes.

                                DIVIDEND POLICY

     We intend to retain our future earnings, if any, to fund the development and growth of our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Our future decisions concerning the payment of dividends on the common stock will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors as the board of directors, in its sole discretion, may consider relevant. In addition, our existing indebtedness restricts, and we anticipate our future indebtedness may restrict, our ability to pay dividends.

                                CAPITALIZATION

     The following table sets forth the cash and cash equivalents and our actual capitalization.

     .  as of March 31, 1999;

     . as adjusted to reflect the conversion of convertible notes to shares of common stock, the sale in this offering of shares of common stock at an
        initial offering price of $           per share (the midpoint of the
        range set forth on the cover of this prospectus) and the concurrent sale
        of $150.0 million gross proceeds of        % senior discount notes due
        2009 in the senior discount notes offering, less aggregate underwriting
        discounts and commissions and estimated offering expenses of $         .

                                                                                 As of March 31, 1999
                                                                        -----------------------------------
                                                                                    (In thousands)
                                                                                     (Unaudited)
                                                                             Actual          As adjusted
                                                                        ---------------    ----------------
Cash and cash equivalents.................................                $       447        $
                                                                        ===============    ================
Short-term debt:
 Notes payable (1)........................................                $    11,465        $
Long-term debt:
 Proposed vendor equipment financing (2)..................                          -
 % Senior discount notes due 2009.........................                $         -        $
 Other long-term debt (3).................................                      7,700
                                                                         --------------    ----------------

  Total long-term debt....................................                      7,700

Stockholders' equity (deficit):
  Preferred stock, par value $.01 per share; 5,000,000
   shares authorized; no shares issued and outstanding....                          -
  Common stock, par value $.01 per share, 20,000,000
   shares authorized; 100 shares outstanding, actual;
           shares outstanding, as adjusted................
  Additional paid-in capital..............................                      6,304
  Accumulated deficit.....................................                    (13,235)
    Total stockholders' equity (deficit)..................                     (6,931)
                                                                             --------      ----------------
    Total capitalization..................................                $       769        $
                                                                             ========      ================

______________________________


(1) Includes $5.0 million in a secured promissory note payable to the vendor, which will be incorporated into the proposed vendor equipment financing at the closing of this offering. Also includes a $1.0 million credit facility with a bank and $5.5 million of notes payable to affiliates.

(2) Between April 1, 1999 and the closing of this offering, we expect to borrow an additional $8.5 million from vendors, which will be incorporated into the proposed vendor equipment financing. Accordingly, we expect to have approximately $17.6 million under the proposed vendor equipment financing at the completion of this offering. This includes $5.0 million outstanding in a secured promissory note payable to the vendor, along with approximately $8.5 million which we expect to borrow from the vendor between April 1, 1999 and the closing of this offering and approximately $4.1 million of origination fees.

(3) Other long-term debt includes current maturities and consists of a promissory note issued to a third party in connection with our acquisition of certain site acquisition and engineering costs.

                                   DILUTION

     Our net tangible book value at March 31, 1999, was $           or $
per share of common stock. Net tangible book value per share represents the amount of total assets less total liabilities, divided by the number of shares outstanding. After giving effect to this offering at an assumed initial public
offering price of $    per share (the midpoint of the range set forth on the
cover of this prospectus), the concurrent sale of approximately $150.0 million of gross proceeds of the senior discount notes offering, and the effect of the
automatic conversion of the convertible notes into       shares of common stock
upon the closing of this offering and the receipt of proceeds therefrom, and after deducting underwriting discounts and commissions and estimated offering expenses, our pro forma net tangible book value as of March 31, 1999, would have been approximately $ or $ per share. This represents an immediate dilution of $ per share to new investors purchasing shares of common stock in the offering and an immediate increase in net tangible book value to existing stockholders of $ per share. The following table illustrates the per share dilution:


    Assumed initial public offering price per share..................................................                   $
    Net tangible book value per share as of March 31, 1999...........................................     $
    Increase in net tangible book value per share attributable to the offering ......................
                                                                                                          ----------
    Pro forma net tangible book value per share after the offering...................................
                                                                                                                        -----------
    Dilution per share to new investors..............................................................                   $
                                                                                                                        ===========

     The following table summarizes, on a pro forma basis as of March 31, 1999, the number of shares of common stock purchased, the total consideration paid for the common stock and the average price per share paid by the existing stockholders and by the new investors purchasing shares of common stock in the
offering, assuming an offering price of $   per share (the midpoint of the range
set forth on the cover page of this prospectus) before the deduction of underwriting discounts and commissions and estimated offering expenses of
$      payable by us:

                                                                                                           Average
                                                               Shares Purchased   Total Consideration       Price
                                                               ----------------- ---------------------
                                                               Number    Percent   Amount     Percent     Per Share
                                                               -------  -------- ----------  ---------   ----------
Existing stockholders........................................                 %   $                 %    $
New investors................................................
                                                               -------  --------  ---------  ---------   ----------
  Total......................................................                     $                      $
                                                               =======  ========  =========  =========   ==========

     Except as indicated above, the foregoing tables assume no exercise of the underwriters' over-allotment option and no exercise of outstanding stock options. See "Management--Stock Option Plans."

                            SELECTED FINANCIAL DATA

     The selected financial data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" for, and as of the end of, the period from June 15, 1995 (inception) to December 31, 1995 is derived from the unaudited consolidated financial statements of AirGate PCS, Inc. and subsidiaries and predecessors. The selected financial data presented below under the caption "Statement of Operations Data" and "Balance Sheet Data" for, and as of the end of each of the years in the three-year period ended December 31, 1998, are derived from the consolidated financial statements of AirGate PCS, Inc. and subsidiaries and predecessors, which consolidated financial statements have been audited by KPMG LLP, independent certified public accountants.

     The selected data should be read in conjunction with the consolidated financial statements for the three-year period ended December 31, 1998, the related notes and the independent auditors' report, which contains an explanatory paragraph that states that our recurring losses from operations and working capital and accumulated deficit raise substantial doubt about our ability to continue as a going concern, appearing elsewhere in this prospectus. The consolidated financial statements and the selected data do not include any adjustments that might result from the outcome of that uncertainty.

     The selected unaudited financial data presented below as of March 31, 1999 and for the three-month periods ended March 31, 1999 and 1998, are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals that management considers necessary to a fair presentation of financial position and results of operations. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999.

                                             From June 31, 1995                                            For the Three-Month
                                              (Inception) to                                                  Periods Ended
                                               December 31,        For the Years Ended December 31,              March 31,
                                             ------------------   ------------------------------------------------------------
                                                   1995            1996         1997         1998            1998       1999
                                             ------------------   -------     --------     --------       --------    --------
                                                 (Unaudited)     (Dollars in thousands, except per share data)  (Unaudited)
Statement of Operations Data:
Operating expenses:
  General and administrative...............        $ 1,458        $ 1,252      $ 1,101      $ 2,597       $   149     $    369
  Depreciation and amortization............             18             19          998        1,204           374          467
                                                   -------        -------      -------      -------       --------    --------

 Operating loss............................         (1,476)        (1,271)      (2,099)      (3,801)         (523)        (836)
 Interest expense..........................           (217)          (582)        (817)      (1,391)         (417)        (744)
                                                   -------        -------      -------      -------       --------    --------


 Net loss..................................        $(1,693)       $(1,853)     $(2,916)     $(5,192)      $  (940)    $ (1,580)
                                                   =======        =======      =======      =======       ========    ========

Other Data:
 Basic loss per common share                       $              $           $            $              $           $
                                                   =======        =======     ========     ========       ========    ========
 Diluted loss per common share                     $              $           $            $              $           $
                                                   =======        =======     ========     ========       ========    ========
 Ratio of earnings to fixed charges(1)                  --             --           --           --             --          --
                                                   =======        =======     ========     ========       ========    ========

                                                  December 31,                    March 31, 1999
                                     -------------------------------------   ------------------------
                                                                (In thousands)
                                      1995      1996      1997      1998     Actual   As Adjusted (2)
                                     -------   -------   -------   -------   ------   ---------------
                                   (Unaudited)                                    (Unaudited)
Balance Sheet Data:
  Cash and cash equivalents........  $   256   $     6   $   147   $ 2,296   $   447      $
  Total assets.....................   21,643     2,043    13,871    15,450    14,784
  Long-term debt (3)...............        -         -    11,745     7,700     7,700
  Stockholders' equity (deficit)...   (1,272)   (3,025)   (1,750)   (5,350)   (6,931)


____________
(1) The ratio of earnings to fixed charges is computed by dividing final charges into income before taxes plus fixed charges. Fixed charges include interest expense and that portion of rental expense attributable to the interest factor. On this basis, earnings before fixed charges for the period from June 15, 1995 (inception) to December 31, 1995, for the years ended
    December 31, 1996, 1997 and 1998, and for the three months ended March 31, 1998 and 1999 were not adequate to cover fixed charges by $1,476,000, $1,271,000, $2,099,000, $3,801,000 and $1,078,000, respectively.
(2) As adjusted Balance Sheet Data reflects the conversion of convertible
    notes to           shares of common stock, the sale in this offering of
            shares of common stock at an initial offering price of
    $        per share (the midpoint of the range set forth on the cover of this prospectus) and the concurrent sale of $150,000,000 of gross proceeds
    of     % senior discount notes due 2009 in the senior discount notes offering, less aggregate underwriting discounts and commissions and
    estimated offering expenses of $    .
(3) Includes current maturities.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the consolidated financial statements and the related notes included elsewhere in this prospectus. The discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors including, but not limited to, those under "Risk Factors" and elsewhere in this prospectus.

Overview

     We intend to become a leading provider of wireless PCS services in our territory in the southeastern United States. On July 22, 1998, we entered into a management agreement with Sprint PCS whereby we became the Sprint PCS affiliate with the exclusive right to provide 100% digital, 100% PCS services under the Sprint and Sprint PCS brand names in our territory. Our territory includes a contiguous area with a resident population of approximately 6.8 million covering almost the entire state of South Carolina, including Charleston, Columbia, and Greensville-Spartanburg, parts of North Carolina, including Asheville, Wilmington and Hickory and the eastern Georgia cities of Augusta and Savannah. We believe that our territory is important to Sprint PCS' strategy of providing PCS service nationwide. Sprint PCS paid $44.6 million for the PCS licenses in our territory and incurred additional expenses for microwave clearing. In addition, we expect to purchase our network and subscriber equipment under Sprint PCS' vendor contracts that reflect its volume discounts. Our agreements with Sprint PCS enable us to provide PCS service to customers in our territory using Sprint PCS' retail distribution agreements with national retailers such as Circuit City, Office Depot and Best Buy and an exclusive PCS distribution agreement with RadioShack.

     Under our management agreement with Sprint PCS, we are entitled to receive 92%, and Sprint PCS is entitled to retain 8%, of collected service revenues from customers in our territory. We are entitled to 100% of revenues collected from the sale of handsets and accessories, on revenues received when Sprint PCS customers from a different territory make a wireless call on our PCS network, and on roaming revenues from non-Sprint PCS customers.

     In addition, for specified fees, we may purchase certain back office services, including customer activation, billing and customer care directly from Sprint PCS. We will purchase these services from Sprint PCS at a cost which reflects Sprint PCS' economies of scale. We expect that the outsourcing of these services will enable us to reduce capital expenditures for administrative purposes and to operate with fewer employees than other wireless providers.

     Through March 31, 1999, we have acquired $7.7 million of capitalized network assets from Sprint PCS and incurred $6.7 million of capital expenditures related to the build-out of our PCS network. To date, we have completed the radio frequency design, network design and substantial site acquisition and cell site engineering. As a result of the progress made on our PCS network build-out, we expect to be able to launch commercial PCS operations in the first quarter of 2000. We expect to extend our coverage during the balance of 2000 and to substantially complete the build-out of our PCS network by the end of 2000 covering approximately 74% of the population in our territory. We expect to continue to fill in coverage in 2001.

     From June 1995 (inception) through August 1998, our operating activities were focused on developing a PCS business in the southeastern United States including the purchase of four PCS licenses from the FCC. During this period we did not generate any revenues and, as a result, have incurred operating losses since inception. The operating results during this period are not indicative of the anticipated results of operations which we expect to achieve, following commencement of commercial operations, as a Sprint PCS affiliate.

Results of Operations

Prospective Income Statements

     Revenues. Under our management agreement with Sprint PCS we are entitled to receive 92% of collected service revenues from customers in our territory. For financial reporting purposes, we will record 100% of collected service revenues along with an expense equal to 8% of collected service revenues which Sprint PCS is entitled under our management agreement to retain. In addition to collected service revenues, we will generate revenues from the sale of handsets and accessories and from roaming services provided to customers traveling onto our PCS network. Sprint PCS is not entitled to retain any of these revenues. We will make an appropriate accrual of bad debt expense on a monthly basis.

     Through our marketing efforts, we will seek to distinguish our service offerings on the basis of the quality of digital PCS services and extensive wireless coverage our subscribers will receive through the Sprint PCS national network. We believe that the Sprint and Sprint PCS brand names and quality of digital PCS service, coupled with Sprint PCS' established customer care and simplified billing will build customer loyalty and limit customer turnover, thereby increasing revenues and margins.

     Wireless providers that have offered poor or spotty coverage, inferior voice quality, unresponsive customer care or confusing billing formats suffer higher than average customer turnover rates. Accordingly, we will only launch service after comprehensive and reliable coverage and service can be maintained in a particular market. In addition, we will use the Sprint PCS billing platform and rate plans which are designed to offer simple and understandable options. Specifically, the Sprint PCS Free and Clear rate plans offer bundled minute options that include local, long distance and roaming on the entire Sprint PCS network.


     Operating Expenses. We expect our operating expenses will principally include network operations, sales and marketing and general and administrative expenses.

     Sales and marketing expenses relate to our indirect distribution channels, sales representatives, sales support personnel, our retail stores, advertising programs and equipment costs and subsidies paid to third party retailers to sell our handsets. We expect that our cost for each additional customer will be higher in the initial years of operation and decline as our sales and marketing expenses are distributed over a greater customer base and costs (and subsidies) of handsets decline. We will benefit from the use of the Sprint and Sprint PCS brand names, Sprint PCS national advertising and other marketing programs. We will not pay Sprint PCS a marketing service fee. Our costs of handsets and accessories will reflect Sprint PCS' volume discounts.

     Network operations expenses include cell site collocation lease costs, utilities, switch maintenance, switch site leases, engineering personnel, backhaul and interconnect charges. We will also be charged roaming fees by Sprint PCS and other wireless carriers when our customers make a wireless call on networks outside our territory. More than 85% of our cell sites will be collocated, which will result in higher cell site lease expenses. These higher lease expenses will be offset in part by certain operating expense savings resulting from collocation. Collocation will also substantially reduce our capital expenditures and time to market.


     We will purchase a full suite of back office services from Sprint PCS.

     . These services will be provided by Sprint PCS in the same manner and with the same standards of care that Sprint PCS uses in conducting its own business.

     . Initially, the charges for these services, which are based on Sprint PCS' cost and reflect their economies of scale, will be lower than if we provided these services ourselves.

     . In addition, we expect that, by using these established services, our capital expenditures and demands on our management's time in connection with back office services will be lower than if we developed and provided the services ourselves. We will have access to these services until at least December 31, 2001. Because of the economic benefits to us, we will initially purchase:

          .    customer billing and collections;

          .    customer care;

          .    subscriber activation including credit verification;

          .    handset logistics;

          .    network operations control center monitoring;

          .    national platform interconnectivity;

          .    voice mail;

          .    directory assistance and operator services;

          .    long distance;

          .    roaming fees and roaming clearinghouse fees; and

          .    inter-service area fees.

     As indicated above, Sprint PCS will retain 8% of collected service revenues. We will record this affiliation fee as an operating expense. We will also incur certain general and administrative expenses relating to corporate overhead including salaries and other benefits.

     Historical Income Statements

     From June 15, 1995 (inception) to December 31, 1997:

     From inception through December 31, 1997 our operating activities were focused on developing a PCS business which included the purchase of four FCC PCS licenses. During this period, total cumulative expenses of $6.5 million were incurred. These expenses related to salaries and benefits, professional fees, interest expense, depreciation and amortization of the FCC PCS licenses.

     For the year ended December 31, 1998:

     In July 1998, we signed a series of agreements with Sprint PCS to operate as the exclusive affiliate of Sprint PCS in certain markets in the southeastern United States. As a part of these agreements, we were given the right to market Sprint PCS' products and services in exchange for building, constructing and managing a PCS network that will support the wireless service offerings of Sprint PCS in our territory. In August 1998, AirGate PCS, Inc. was formed and all operations related to the affiliation with Sprint PCS were transferred to it and its subsidiaries. The FCC PCS licenses will not be used in our continuing operations as a Sprint PCS affiliate and, therefore, have been excluded from the financial statements of AirGate PCS, Inc. During 1998, we focused on consummating our affiliation with Sprint PCS. Expenses incurred for these purposes totaled $5.1 million for salaries and benefits, professional fees, interest expense depreciation and amortization. Capital outlays in 1998 amounted to $12.9 million. Included in this amount were $7.7 million of capitalized network assets which we purchased from Sprint PCS which include radio frequency and engineering design data, site acquisition materials and construction equipment. We also incurred $5.1 million of capital expenditures related to the build-out of our PCS network.

     For the three-month period ended March 31, 1999:

     From December 31, 1998 through March 31, 1999, we were focused on the raising of capital to continue our PCS network build-out. Expenses of $1.6 million were incurred during the three-month period ended March 31, 1999. These expenses consisted of salaries and benefits, professional fees, interest expense and depreciation and amortization expense primarily related to our network build out. Capital expenditures of $1.6 million were incurred related to the continued build-out of our PCS network.

Liquidity and Capital Resources

     Since inception, our activities have consisted principally of raising capital, participating in PCS license auctions, consummating and supporting our agreements with Sprint PCS, completing the initial design of our PCS network and adding to our management team. We have relied on the proceeds from equity and debt financing, rather than revenues, as our primary sources of capital. Specifically, operations during this development phase have been funded through equity infusions by Weiss Peck & Greer PCS Partners and Maxicom LLC as well as convertible notes issued to the various venture capital funds of Weiss, Peck & Greer Venture Partners and JAFCO America Ventures, Inc. These notes will convert into common stock concurrently with this offering. In addition, we issued a secured promissory note to a vendor for $5 million which will be incorporated into our anticipated vendor equipment financing prior to the consummation of this offering.

     Completion of our PCS network will require substantial capital. Our build-out plan includes the installation of three switches and over 500 cell sites by the fourth quarter of 2000. In addition, we will construct 12 company-owned Sprint PCS stores and develop other administrative systems. Currently, we estimate that the capital requirements to achieve our goals, including repayment of debt, operating losses and working capital for the period from July 1, 1999 through the end of 2002, will total approximately $337.3 million. The actual funds required to build out our PCS network and fund operating losses and working capital needs may vary materially from these estimates, and additional funds could be required in the event of unforeseen delays, cost overruns, unanticipated expenses, engineering design changes and other technological risks.

     Currently, we have no sources of revenue to meet our anticipated capital requirements. We expect the primary sources of funding to be the proceeds provided by this offering and the concurrent senior discount notes offering together with the proposed vendor equipment financing. Concurrently with this offering, we are offering for sale senior discount notes which will be issued in an aggregate principal amount and with an interest rate sufficient to generate gross proceeds of approximately $150.0 million. The aggregate accreted value of the senior discount notes will increase from $150.0 million at issuance at a rate of %, compounded semi-annually to a final accreted value equal to their aggregate principal amount of $ million at the end of year five. After year five, we are required to pay cash interest on the senior discount notes. The senior discount notes will be secured by a senior subordinated pledge of the capital stock of our direct subsidiaries and a pledge of intercompany notes payable to us, will be guaranteed by our subsidiaries and will rank equal in right of payment with our existing and future senior indebtedness.

     We are currently in negotiations with a vendor to provide financing for the purchase of radios, switching and related equipment and services for the development of our PCS network. Including the $5.0 million secured promissory note payable issued to a equipment vendor in November 1998, the vendor has proposed vendor equipment financing in the amount of $158.7 million to purchase equipment, repay capitalized interest and cover approved working capital costs. Borrowings under the vendor equipment financing are expected to be secured by a first priority lien over all of the assets of our subsidiaries, and a pledge of the capital stock of our subsidiaries. The facility is expected to contain financial and other covenants customary for the wireless industry. Prior to the closing of this offering, we plan to draw $8.5 million from this proposed credit facility. During 1999 and for part of 2000, we will use proceeds from this offering and concurrent senior discount notes offering to fund capital expenditures.

     We believe that the net proceeds from this offering and from the concurrent offering of senior discount notes, together with the proposed vendor equipment financing, will provide us with sufficient funds to complete our PCS network build-out and fund operating losses and working capital requirements through 2002, at which point we expect to have achieved break-even operating cash flow. If we expand more rapidly than currently anticipated, or if our working capital needs exceed our current expectations, we will need to raise additional capital from equity or debt sources. We cannot be sure that we will be able to obtain the additional financing to satisfy our cash requirements or to implement our growth strategy on acceptable terms or at all. If we cannot obtain such financing on terms acceptable to us, we may be forced to curtail our planned business expansion and may be unable to fund our ongoing operations.

Impact of Year 2000 Issue on the Operations and Financial Condition of AirGate

     The year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year. Consequently, such software has the potential to recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     We believe that our computer systems and software are year 2000 compliant. To the extent that we implement our own computer systems and software in the future, we will assess year 2000 compliance prior to their implementation. We have not incurred any costs relating to year 2000 compliance. In the process of designing and constructing our PCS network, we have entered into material agreements with several third-party vendors. We rely on them for all of our important operating, computer and non-information technology systems. We are therefore highly dependent on Sprint PCS and other vendors for remediation of their network elements, computer systems, software applications and other business systems. We will purchase critical back office services from Sprint PCS, and our network infrastructure equipment will be contractually provided by a third party vendor with whom we have a material relationship. If either Sprint PCS or this third party vendor fail to become year 2000 compliant, our ability to commence operations may be materially delayed. We have contacted our third party vendors and believe that they will be year 2000 compliant. However, we have no contractual or other right to compel compliance by them.

     We do not expect to commence operations until the first quarter of 2000. Because of our reliance on third-party vendors, we believe that the impact of issues relating to year 2000 compliance, if any, would result in a delay in launching commercial PCS operations and not a disruption in service. We, therefore, have not developed a contingency plan and do not expect to do so.

Quantitative and Qualitative Disclosure About Market Risk

     We are exposed to certain market risks which are inherent in our financial instruments. These instruments arise from transactions entered into in the normal course of business. We are subject to interest rate risk on our vendor equipment financing and any future financing requirements. Our fixed rate debt will consist primarily of the accreted balance of the senior discount notes. Our variable rate debt will consist of borrowings made under the proposed vendor equipment financing.

     The following table presents the estimated future outstanding long-term debt at the end of each year and future required annual principal payments for each year then ended associated with senior discount notes, proposed vendor equipment financing and other long-term debt assuming our projected level of long-term indebtedness (Dollars in thousands):


                                                             Years ending December 31,
                            ---------------------------------------------------------------------------------------
                                   1999             2000              2001              2002              2003          Thereafter
                            ---------------   ---------------   ---------------   ---------------   ---------------  --------------
Senior discount notes          $   159,276       $   179,609       $   202,538        $   228,394       $   257,551    $         -
Fixed interest rate (1)              12.00%            12.00%            12.00%             12.00%            12.00%         12.00%
Principal payments                       -                 -                 -                  -                 -        273,482

Proposed vendor equipment
 financing                          14,432            43,456           129,004            148,742            126,431             -
Variable interest rate (2)            9.25%             9.25%             9.25%              9.25%             9.25%          9.25%
Principal payments                       -                 -                 -                  -            22,311        126,431

Other long-term debt                 5,775             1,925                 -                  -                 -              -
Fixed interest rate (3)              14.00%            14.00%            14.00%                 -                 -              -
Principal payments                   1,925             3,850             1,925                  -                 -              -

_____________
(1) Assumed interest rate for senior discount notes, which will be paid in full in 2009.
(2) Interest rate on proposed vendor equipment financing equals the London Interbank Offered Rate ("LIBOR") + 3.75%. LIBOR is assumed to equal 5.5% for all periods presented.
(3) Other long-term debt consists of a promissory note payable issued to a third party in connection with our acquisition of certain site acquisition and engineering costs.

     Our primary market risk exposure relates to (1) the interest rate risk on long-term and short-term borrowings, (2) our ability to refinance our senior discount notes at maturity at market rates and (3) the impact of interest rate movements on our ability to meet interest expense requirements and meet financial covenants. We expect to manage the interest rate risk on our outstanding long-term and short-term debt through the use of fixed and variable rate debt and interest rate swaps. While we cannot predict our ability to refinance existing debt or the impact interest rate movements will have on our existing debt, we continue to evaluate our financial position on an ongoing basis.

Inflation

     Management believes that inflation has not had, and will not have, a material adverse effect on our results of operations.

                              INDUSTRY BACKGROUND

     Wireless communications systems use a variety of radio frequencies to transmit voice and data. Broadly defined, the commercial wireless communication industry includes one-way radio applications, such as paging or beeper services, and two-way radio applications, such as cellular, PCS and ESMR networks. Historically, each application has been licensed and operates in a distinct radio frequency block.

     In the commercial wireless communication industry there are two principal services licensed by the FCC for transmitting two-way, real time voice and data signals: "cellular" and "PCS." Cellular, which uses the 800 MHz frequency block, is the predominant form of commercial wireless voice communications service used by subscribers today. Cellular systems generally are analog-based systems, although digital technology has been introduced in most metropolitan markets. Analog-based systems send signals in which the transmitted signal resembles the input signal (the caller's voice), while in digital systems the input is coded into a binary form before the signal is transmitted. In addition, ESMR networks may provide up to 15 MHz of spectrum for interconnected two-way real time voice and data services.

     In 1993, the FCC allocated the 1900 MHz frequency block of the radio spectrum for the provision of a new wireless personal communications service, known as PCS. PCS differs from traditional analog cellular telephone service principally in that PCS systems operate at a higher frequency and employ advanced digital technology. Digital systems convert voice or data signals into a stream of digits that permit a single radio channel to carry multiple simultaneous transmissions. Digital systems also achieve greater frequency reuse than analog systems resulting in greater capacity than analog systems. This enhanced capacity, along with enhancements in digital protocols, allows digital-based wireless technologies (whether using PCS or cellular frequencies) to offer new and enhanced services, such as greater call privacy and more robust data transmission features, such as "mobile office" applications including facsimile, electronic mail and connecting notebook computers with computer/data networks.

     Since the introduction of commercial cellular in 1983, the wireless communications industry has experienced dramatic growth. The number of wireless subscribers (cellular, PCS and ESMR) has increased from an estimated 340,213 at the end of 1985 to over 69 million as of December 31, 1998, according to the Cellular Telecommunications Industry Association ("CTIA"), an international association for the wireless industry. The following chart illustrates the annual growth in U.S. wireless communication customers (cellular, PCS and ESMR) through December 31, 1998.

                                                                               Year Ended December 31,
                                                ---------------------------------------------------------------------------------
                                                      1992        1993        1994       1995        1996        1997       1998
                                                ---------------------------------------------------------------------------------
Wireless Industry Statistics (1)
Total service revenues
 (in billions)..................................     $  7.8      $ 10.9      $ 14.2     $ 19.2      $ 23.6      $ 27.5     $ 33.1
Wireless subscribers at end of period (in
 millions)......................................       11.0        16.0        24.1       33.8        44.0        55.3       69.2
Subscriber growth...............................       46.0%       45.1%       50.8%      40.0%       30.4%       25.6%      25.1%
Average monthly revenues per subscriber.........     $68.68      $61.49      $56.21     $51.00      $47.70      $42.78     $39.43
Ending penetration..............................        4.3%        6.2%        9.2%      12.9%       16.6%       20.0%      25.0%
Digital subscribers (in millions)...............         --          --          --         --          --         6.5       18.3

_________________
Source:  Cellular Telecommunications  Industry Association and Census Bureau
Data.
(1) Reflects domestic commercially operational cellular, ESMR and PCS providers.

          Paul Kagan Associates, Inc., an independent media and telecommunications association, estimates that the number of wireless users will increase to approximately 137 million and 169 million by 2002 and 2005, respectively. This growth is driven largely by a substantial projected increase in PCS users, who are forecast to account for approximately 34% and 42% of total users in 2002 and 2005, respectively, representing a significant increase over the approximately 10% of total wireless customers using PCS as of the end of 1998.

     We believe that a significant portion of the predicted growth in the consumer market for wireless telecommunications will result from anticipated declines in costs of service, increased functional versatility, and increased awareness of the productivity, convenience and privacy benefits associated with the services offered by PCS providers. PCS providers are the first direct wireless competitors of cellular providers to offer all-digital mobile networks. We also believe that the rapid growth in the use of notebook computers and personal digital assistants, combined with emerging software applications for delivery of electronic mail, fax and database searching, will contribute to the growing demand for wireless service.

     Wireless communications systems, whether PCS or cellular, are divided into multiple geographic coverage areas, known as "cells." In both PCS and cellular systems, each cell contains a transmitter, a receiver and signaling equipment, known as the "cell site." The cell site is connected by microwave or landline telephone circuits to a switch that uses computers to control the operation of the cellular or PCS communications system for the entire service area. The system controls the transfer of calls from cell to cell as a subscriber's handset travels, coordinates calls to and from handsets, allocates calls among the cells within the system and connects calls to the local landline telephone system or to a long distance carrier. Wireless communications providers establish interconnection agreements with local exchange carriers and interexchange carriers, thereby integrating their system with the existing landline communications system. Because the signal strength of a transmission between a handset and a cell site declines as the handset moves away from the cell site, the switching office and the cell site monitor the signal strength of calls in progress. When the signal strength of a call declines to a predetermined level, the switching office may "hand off" the call to another cell site where the signal strength is stronger.

     Wireless digital signal transmission is accomplished through the use of various forms of frequency management technology or "air interface protocols." The FCC has not mandated a universal air interface protocol for PCS systems. PCS systems operate under one of three principal air interface protocols, CDMA, TDMA or GSM. TDMA and GSM are both time division multiple access systems but are incompatible with each other. CDMA is a code division multiple access system and is incompatible with both GSM and TDMA. Accordingly, a subscriber of a system that utilizes CDMA technology is unable to use a CDMA handset when traveling in an area not served by CDMA-based PCS operators, unless the customer carries a dual-band/dual-mode handset that permits the customer to use the analog cellular system in that area. The same issue would apply to users of TDMA or GSM systems.

     All of the PCS operators now have dual- or tri-mode handsets available to their customers. Until digital networks become fully built-out, these handsets will be necessary for a certain segment of the subscriber base. Sprint PCS' network uses CDMA technology, which is generally regarded as the most efficient, secure and advanced of the protocols in use. We believe that CDMA provides several benefits over existing technologies, including higher voice quality, more extensive functionality and applications, increased security from intercepted signals, and greater network capacity and flexibility.

                                   BUSINESS

Overview

     We are the exclusive Sprint PCS affiliate in our territory in the Southeast and the second largest Sprint PCS affiliate in the United States based on the total population of our territory. Upon the successful completion of our PCS network, we intend to become a leading provider of wireless PCS services in our territory. Under long-term agreements with Sprint PCS, we will exclusively market PCS services under the Sprint and Sprint PCS brand names. As a Sprint PCS affiliate, we will offer the same 100% digital, 100% PCS products and services that have made Sprint PCS the fastest growing wireless company in the United States. Our network will be built to meet or exceed the high standards for technical and service quality established by Sprint PCS. We will use Sprint PCS' established back office services to handle customer activation, billing and customer care. The customer effectively will see our products and services as those of Sprint PCS. We will benefit from Sprint PCS' national advertising campaigns and will have access to major national retailers for distribution under existing Sprint PCS contracts. We plan to launch commercial PCS service by the first quarter of 2000 with initial coverage to over 1.5 million residents, and expect to provide service to more than 5.0 million residents, or 74% of the population in our territory, by the fourth quarter of 2000.

     Our territory has a resident population of more than 6.8 million and covers 20 contiguous markets in one of the fastest growing regions in the United States. The territory covers almost the entire State of South Carolina , including Charleston, Columbia and Greenville-Spartanburg, parts of North Carolina, including Asheville, Wilmington and Hickory, and the eastern Georgia cities of Augusta and Savannah. Our territory is contiguous to important Sprint PCS markets which are already operational, including Atlanta, Georgia, Charlotte and Raleigh, North Carolina, Norfolk, Virginia, and Knoxville, Tennessee. In addition to the resident population of these markets, our territory welcomes over 27 million visitors each year to popular vacation and tourist destinations, which include Myrtle Beach, Charleston and Hilton Head Island, South Carolina, the Outer Banks of North Carolina and Savannah, Georgia. We expect to generate significant roaming revenue from visitors to our territory who will use our PCS network for seamless national Sprint PCS services. Based on our experience and Sprint PCS' success in adjacent markets, we believe that our territory will outperform the average Sprint PCS territory in the United States.

     Under existing Sprint PCS agreements with national third-party retailers, including distribution agreements with Circuit City, Office Depot and Best Buy and an exclusive PCS distribution agreement with RadioShack, we will have access to more than 250 retail outlets to sell and distribute Sprint PCS products and services throughout our territory. We will combine the strength of these retail outlets with Sprint PCS' national sales force focused on Fortune 500 companies, national inbound telemarketing sales force and electronic commerce sales platform. We also intend to offer Sprint PCS products and services through 12 of our own stores and through local retailers with strong community connections. In addition, approximately 30% of the population in our territory receives their local telephone service from Sprint. This provides us with an additional established distribution channel for our Sprint PCS products and services. We believe the combination of these national and local distribution channels provides us with a competitive advantage over other wireless providers in our territory.

     Sprint PCS has invested $44.6 million to purchase the PCS licenses in our territory and incurred additional expenses for microwave clearing. We are licensed to use the Sprint and Sprint PCS brand names royalty-free during our entire affiliation with Sprint PCS. We also receive access to Sprint PCS' national marketing support and distribution programs and are entitled to buy network and subscriber equipment and handsets at the same discounted rates offered by vendors to Sprint PCS based on its large volume purchases. Under our management agreement with Sprint PCS, Sprint PCS will retain 8% of collected service revenues and we are entitled to receive 92%. We are entitled to 100% of revenues from roaming and subscriber equipment sales from customers in our territory. Under the agreements, we also have the option to purchase back office services from Sprint PCS at costs reflecting their economies of scale.

Sprint PCS

     Sprint Corporation is a diversified telecommunications service provider whose principal activities include long distance service, local service, wireless telephony products and services, product distribution and directory publishing activities, and other telecommunications activities, investments and alliances. Sprint PCS, a wholly-owned subsidiary of Sprint, operates the only 100% digital, 100% PCS wireless network in the United States with licenses to provide service nationwide using a single frequency and a single technology. The Sprint PCS network uses CDMA technology nationwide.

     Sprint launched its first commercial PCS service in the United States in November 1995. Since then, Sprint PCS has experienced rapid customer growth, providing service to 3.35 million customers as of March 31, 1999. In the fourth quarter of 1998, Sprint PCS added 836,000 new subscribers, the largest single quarter of customer growth ever reported by a wireless provider in the United States. In the first quarter of 1999, Sprint PCS added 743,000 new wireless subscribers, the second largest quarter ever recorded by a wireless carrier in the United States. As of March 31, 1999, Sprint PCS, together with its affiliated companies, operated PCS systems within the United States and its territories covering 170 million people in more than 280 metropolitan markets. The chart below illustrates Sprint PCS' subscriber growth from the beginning of 1997 to the end of the first quarter of 1999.

     The following table shows the quarterly end of period subscribers for Sprint PCS:

     [Table showing the following quarterly end of period subscribers plot points appears here:]


                                      1997                            1998                 1999
                          -----------------------------   -----------------------------    -----
(in thousands)              Q1      Q2      Q3      Q4      Q1      Q2      Q3      Q4       Q1
-------------------------------------------------------------------------------------------------
Total Subscribers         192     347     570     887     1,114   1,370   1,750   2,586    3,350
-------------------------------------------------------------------------------------------------


     Sprint PCS currently provides nationwide PCS service through a combination of:

     .    operating its own digital network in major metropolitan areas;

     . strategic affiliations with other companies, primarily in and around smaller metropolitan areas;

     . roaming on analog cellular networks of other providers using dual-band, dual-mode handsets; and

     .    roaming on digital PCS networks of other CDMA-based providers.

     We are the second largest affiliate of Sprint PCS and will provide Sprint PCS services in key cities contiguous to current and future Sprint PCS markets. Our territory connects to Sprint PCS markets including Atlanta, Georgia, Charlotte and Raleigh, North Carolina, Norfolk, Virginia and Knoxville, Tennessee. The build-out of our territory will significantly extend Sprint PCS' coverage in the Southeast and we believe is important to its nationwide strategy.

Competitive Strengths

     Benefits of the Sprint PCS Affiliation

     Our strategic affiliation with Sprint PCS provides us with many business, operational and marketing advantages including the following:

     Exclusive provider of Sprint PCS products and services. We are the exclusive provider of Sprint PCS' 100% digital, 100% PCS products and services in our territory. We will provide these products and services exclusively under the Sprint and Sprint PCS brand names.

     Strong brand recognition and national advertising support. We will benefit from the strength and the reputation of the Sprint and Sprint PCS brands. Sprint PCS' national advertising campaigns and developed marketing programs will be provided to us at no additional cost under our agreements with Sprint PCS. We will offer the same strategic pricing plans, promotional campaigns and handset and accessory promotions that we believe have made Sprint PCS the fastest growing wireless service provider in the United States.

     Established and available distribution channels. We will have use of all the national distribution channels used by Sprint PCS. These channels include:

     .    RadioShack stores on an exclusive basis for PCS;

     . other major national third-party retailers such as Best Buy, Circuit City and Office Depot;

     .    Sprint PCS' national inbound telemarketing sales force;

     .    Sprint PCS' national accounts sales team; and

     .    Sprint PCS' electronic commerce sales platform.

     Nationwide coverage. We plan to operate our PCS network seamlessly with the Sprint PCS national network. This will provide customers in our territory with immediate nationwide roaming on Sprint PCS' network. We will receive roaming revenue from the use of our PCS network by Sprint PCS customers traveling in or visiting our territory.

     Ability to purchase back office services from Sprint PCS. Our affiliation with Sprint PCS provides us with the option to use Sprint PCS' established back office services, including customer activation, billing and customer care. Using this option, we can accelerate the launch of our commercial PCS operations and reduce our capital expenditures and operating costs rather than establishing and operating our own systems. Sprint PCS has indicated it intends to provide these services to us at costs reflecting Sprint PCS' economies of scale. We may elect to develop our own internal capabilities to handle these functions or outsource them to a third party in the event that doing so proves to be more cost effective.

     Sprint PCS network design. Sprint PCS developed the initial build-out plan for our PCS network. We have based our network build-out on this design and have further enhanced it to better provide coverage for our territory.

     Economies of scale of a nationwide network. We will purchase our network and subscriber equipment under Sprint PCS' vendor contracts that provide for volume discounts. These discounts will reduce the overall capital required to build our PCS network and will lower the cost of subscriber equipment.

     Sprint PCS licenses and long-term commitment. Sprint PCS has funded the purchase of the licenses covering our territory at a cost of $44.6 million and incurred additional expenses for microwave clearing. As a Sprint PCS affiliate, we did not have to fund the acquisition of the licenses thereby reducing our start-up costs. Sprint PCS also intends to enter into a consent and agreement that will limit its rights or remedies under our agreements with Sprint PCS, and including its right to terminate the agreements and withhold payments, until our vendor equipment financing and senior discount notes are satisfied in full pursuant to the terms of the consent and agreement. See "Sprint PCS Agreements-- Consent and Agreement."

Other Competitive Strengths

     In addition to the advantages provided by our strategic affiliation with Sprint PCS, we have the following competitive strengths:

     Attractive market footprint. Our territory has favorable demographic characteristics for wireless communications services which we believe are important to Sprint PCS' national footprint. The 20 contiguous markets in our territory:

     .    include approximately 6.8 million residents;

     . include key southeastern cities and vacation destinations such as Myrtle Beach and Hilton Head Island, South Carolina and the Outer Banks of North Carolina;

     .    have strong population growth and attractive traffic patterns;

     . connect important Sprint PCS markets which are already operational, including Atlanta, Georgia, Charlotte and Raleigh, North Carolina, Norfolk, Virginia and Knoxville, Tennessee; and

     . are serviced by Sprint local telephone companies that cover 30% of our territory, which contribute to the market awareness of Sprint's telecommunications services and provide us with an additional distribution channel.

     Experienced management team. We have attracted an experienced senior management team with an average of more than 15 years of experience in building and operating telecommunications networks in the southeastern United States.

     . Thomas M. Dougherty, our president and chief executive officer, has more than 16 years of telecommunications experience, and is a former senior executive of Sprint PCS. As the president of a major Sprint PCS region, Mr. Dougherty was responsible for Sprint PCS market launches in eighteen major metropolitan areas with a resident population of approximately 75 million, including Chicago, Illinois, Houston, Texas, Atlanta, Georgia and Charlotte, North Carolina.

     . Thomas D. Body, III, our vice president of strategic planning, has over 20 years of telecommunications experience in the Southeast. Mr. Body co-founded and operated several successful paging and cellular companies and also served as chief executive officer of MFS-Atlanta, a major fiber-optic systems provider.

     . W. Chris Blane, our vice president of new business development, has over 20 years of experience in telecommunications in the Southeast. Mr. Blane co-founded and operated several successful paging and cellular companies including serving as a chief operating officer of American Mobilphone Paging and CellularOne of Birmingham and Montgomery, Alabama.

     . Robert E. Gourlay, our vice president of marketing, has 22 years of wireless telecommunications experience including 18 years with Motorola, Inc. Mr. Gourlay served as the southeastern manager of sales and operations for Motorola, Inc.'s Cellular Infrastructure Division for four years.

     . David C. Roberts, our vice president of engineering and network operations, has 15 years of wireless telecommunications experience, having served in various engineering and management positions with Motorola, Inc. in the Southeast.

     Fully financed plan. The net proceeds from this offering and from the concurrent offering of senior discount notes, together with the proposed vendor equipment financing, are expected to total approximately $368.8 million. We believe this capital will provide us with sufficient funds to complete our PCS network build-out and to fund anticipated operating losses and working capital requirements through 2002, at which point we expect to have achieved break-even operating cash flow.

Business Strategy

     Upon the completion of our 100% digital, 100% PCS network, we intend to become a leading provider of wireless PCS services in the Southeast. We believe that the following elements of our business strategy will enable us to rapidly launch our network, distinguish our wireless service offerings from those of our competitors and enable us to compete successfully in the wireless communications marketplace.

     Leverage our affiliation with Sprint PCS. The benefits of our affiliation with Sprint PCS include:

     .    Sprint PCS brand awareness and national marketing programs;

     .    access to established Sprint PCS distribution channels and outlets;

     .    Sprint PCS nationwide coverage;

     . use of Sprint PCS' back office services including customer activation, billing and customer care;

     . roaming revenue from Sprint PCS customers traveling onto our PCS network;

     . availability of discount prices for network and subscriber equipment under Sprint PCS' vendor contracts; and

     . use of Sprint PCS' national network control center which is responsible for continually monitoring the performance of our PCS network and providing rapid response for systems maintenance needs.

     Implement efficient operating structure. We intend to maximize operating efficiency by minimizing staffing and reducing costs through the purchase and use of Sprint PCS' existing back office services. For example, we will purchase billing and customer care from Sprint PCS on a per subscriber basis thereby avoiding the costly and time-consuming tasks of building our own systems. In addition, we will limit marketing costs by using Sprint PCS' national marketing concepts and programs. As the customer base in our territory grows, we may elect to develop internal systems for certain back office functions such as customer activation, billing and customer care, or outsource such functions directly to third party vendors if it is more cost-effective.

     Execute optimal build-out plan. We are constructing a state-of-the-art, high quality, all digital PCS network. Our radio frequency design has a high density of cell sites. We believe that this cell density, together with the use of digital technology, will allow our system to handle more customers with fewer dropped calls and better clarity than our competitors. By leasing cell sites on facilities shared with one or more other wireless providers, we will be able to build our PCS network quickly. More than 85% of our leases for cell sites will be collocation leases. Our strategy is to provide service to major urban and suburban areas and the interstates and primary roads connecting these areas. We plan to initiate service only in areas where we are capable of providing population coverage comparable to or more extensive than that of our wireless competitors.

     Explore strategic opportunities to expand our territory in the future. Upon the successful build-out of our current territory and subject to the availability of financing, we may strategically expand our territory with a focus on the southeastern United States.

Markets

     Our territory covers almost the entire State of South Carolina including Charleston, Columbia and Greenville-Spartanburg, portions of North Carolina including Asheville, Wilmington and Hickory, and the eastern Georgia cities of Augusta and Savannah. Sprint PCS has launched service in the major southeastern cities of Atlanta, Georgia, Knoxville, Tennessee, Norfolk, Virginia and Charlotte and Raleigh, North Carolina. We will be the exclusive provider of Sprint PCS products and services in the markets connecting these major cities. The build-out of the network in our territory will bridge existing Sprint PCS markets which we believe is important to Sprint PCS' strategy to provide seamless, nationwide PCS service.

     Our contiguous markets with a population of 6.8 million have attractive demographic characteristics.

     . According to the Charleston metropolitan area Chamber of Commerce, South Carolina beaches are a major national tourism destination. Myrtle Beach, Charleston, and Hilton Head Island have over 27 million visitors annually. In addition, the Outer Banks of North Carolina is a popular vacation spot for Virginia and Washington, D.C. residents.

     . Our territory includes over 2,800 highway miles. Over 36 million vehicle miles are traveled daily on the 1,319 interstate miles of highway.

     . It is estimated that our markets will have a population growth rate 50% higher than that of the United States as a whole over the 5 years ending December 31, 2000.

     . There are at least 27 colleges and universities located in our territory including the University of South Carolina and Clemson University.


          Territory (BTAs)*                    State            Population (1)
          ----------------                     -----            --------------
          Greenville-Spartanburg               South Carolina        853,000
          Savannah                             Georgia               715,000
          Charleston                           South Carolina        638,000
          Columbia                             South Carolina        628,000
          Augusta                              Georgia               568,000
          Asheville-Hendersonville             North Carolina        568,000
          Anderson                             South Carolina        329,000
          Hickory-Lenoir-Morganton             North Carolina        320,000
          Wilmington                           North Carolina        304,000
          Florence                             South Carolina        257,000
          Greenville-Washington                North Carolina        241,000
          Goldsboro-Kinston                    North Carolina        233,000
          Rocky Mount-Wilson                   North Carolina        213,000
          New Bern                             North Carolina        167,000
          Myrtle Beach                         South Carolina        157,000
          Sumter                               South Carolina        154,000
          Jacksonville                         North Carolina        150,000
          Orangeburg                           South Carolina        119,000
          the Outer Banks                      North Carolina         80,000
          Roanoke Rapids                       North Carolina         80,000
          Greenwood                            South Carolina         73,000
                                                                   ---------
             Total                                                 6,847,000
                                                                   =========

_________________________
*   Basic Trading Areas
(1) Based on estimates compiled by Paul Kagan Associates in 1997.

Network Build-Out Plan

     We expect to commence commercial operations in the first quarter of 2000, covering approximately 1.5 million people, or 22% of the population in our territory. By the fourth quarter of 2000, we expect to provide service to more than 5.0 million residents, or 74% of the population in our territory. Our strategy is to provide service to major urban and suburban areas and to cover interstates and primary roads connecting these areas. We plan to initiate service only in areas where we are capable of providing population coverage comparable to or more extensive than that of our wireless competitors.

     In order to complete our network build-out, we will need to acquire leasehold interests in or purchase and construct approximately 566 cell sites. The table below indicates the expected launch dates and network coverage that we expect will be operational and the population covered by those cell sites through the fourth quarter of 2000.

    Expected
 commercial launch                                                                    Cumulative                    Percentage of
   date by quarter             Markets included                                       covered residents         covered residents
   ---------------             ----------------                                       -----------------         -----------------

First quarter 2000    Anderson and Greenville-Spartanburg, South Carolina;                1,535,986               22%
                      Asheville and Hickory, North Carolina

Second and third      Augusta and Savannah, Georgia; Charleston, Columbia, Myrtle         4,363,458               63%
quarters 2000         Beach, and Orangeburg, South Carolina; Goldsboro, Roanoke
                      Rapids, Rocky Mount and Wilmington, North Carolina

Fourth quarter 2000   Florence, Greenwood and Sumter, South Carolina; Greenville -        5,003,320               74%
                      Washington, Jacksonville, New Bern, and the Outer Banks,
                      North Carolina

     This build-out plan exceeds the network build-out requirements under our management agreement with Sprint PCS. We believe that the above schedule is achievable based on our management's prior experience in network build-outs, the proven digital PCS technology we will use to build our PCS network and the established standards of Sprint PCS. As of March 31, 1999, we had signed or negotiated master or generic lease agreements covering over 300 sites in our territory. We expect more than 85% of our cell sites to be collocated on facilities shared with one or more wireless providers. For sites where collocation leases are utilized, zoning, permitting and surveying approvals and licenses have already been secured thereby minimizing our start-up costs and accelerating access to the markets.

     Sprint PCS developed the initial build-out plan for our PCS network. We have based our network build-out on this design and have further enhanced it to better provide coverage for our territory. We have completed the radio frequency design for the entire build-out of our digital PCS network. This process includes cell site design, frequency planning and network optimization for our market. Radio frequency engineering also allocates voice channels and assigns frequencies to cell sites taking into consideration both PCS and microwave interference issues. Under the management agreement, Sprint PCS is responsible for the microwave clearing efforts and costs in our territory. All relevant microwave paths have been cleared by Sprint PCS to allow us to provide service in our territory.

     Our equipment vendor and Compass Telecom Services LLC will oversee the deployment of our digital PCS network. Our equipment vendor will provide the installation and optimization services for their equipment and Compass will provide project and construction services and employ local construction firms to build the cell sites. We may also hire firms to identify and obtain the required property for our PCS network. These firms will secure all zoning, permitting and surveying approvals and licenses.

Products and Services

     We will offer established Sprint PCS products and services throughout our territory. Our products and services are designed to mirror the service offerings of Sprint PCS and to integrate seamlessly with the Sprint PCS nationwide network. The wireless services that Sprint PCS currently offers in over 280 metropolitan markets, including more than 4,000 cities and communities, provide customers with affordable, reliable 100% digital, 100% PCS services. The Sprint PCS service package we will offer includes the following:

     100% digital wireless mobility. Our primary service is wireless mobility coverage. Our PCS network will be part of the largest 100% digital, 100% PCS network in the nation. We will offer customers in our territory enhanced voice clarity, advanced features, and simple, affordable Sprint PCS Free and Clear pricing plans. These plans include free long distance and wireless airtime minutes for use throughout the Sprint PCS network at no additional charge. Our basic wireless service includes voice mail, caller ID, enhanced call waiting, three-way calling, call forwarding, distinctive ringing and call blocking.

     Nationwide service. Sprint PCS customers in our territory will be able to use Sprint PCS services throughout our contiguous markets and seamlessly throughout the Sprint PCS nationwide network. Dual-band/dual-mode handsets allow roaming on wireless networks where Sprint PCS is not available.

     Advanced handsets. CDMA handsets weighing approximately eight ounces will offer two days of standby time and approximately four hours of talk time. We will also offer dual-band/dual-mode handsets that allow customers to make and receive calls on both PCS and cellular frequency bands and both digital or analog technology. These handsets allow roaming on cellular networks where Sprint PCS digital service is not available. All handsets will be equipped with preprogrammed features such as speed dial and last number redial, and will be sold under the Sprint and Sprint PCS brand names.

     Extended battery life. CDMA handsets offer significantly extended battery life over earlier technologies, providing two days of standby battery life. Handsets operating on a digital system are capable of saving battery life while turned on but not in use, improving efficiency and extending the handset's use.

     Improved voice quality. We believe the Sprint PCS CDMA technology offers significantly improved voice quality, more powerful error correction, less susceptibility to call fading and enhanced interference rejection, all of which result in fewer dropped calls.

     Privacy and security. Sprint PCS provides secure voice transmissions encoded into a digital format to prevent eavesdropping and unauthorized cloning of subscriber identification numbers.

     Easy activation. Customers can purchase a shrink-wrapped Sprint PCS handset off the shelf at a retail location and activate their service by calling customer service, which can program the handset over the air. We believe over-the-air activation will reduce the training requirements for salespersons at the retail locations.

     Customer care. Sprint PCS will provide customer care services to customers in our territory under our services agreement. Sprint PCS offers customer care twenty-four hours a day, seven days a week. Customers can call the Sprint PCS toll-free customer care number from anywhere on the national Sprint PCS network. All Sprint PCS phones are preprogrammed with a speed dial feature that allows customers to easily reach customer care at any time.

     In addition to these services, we may also offer wireless local loop services in our territory. We also believe that new features and services will be developed on the Sprint PCS nationwide network to take advantage of CDMA technology. As a leading wireless provider, Sprint PCS conducts ongoing research and development to produce innovative services that give Sprint PCS a competitive advantage. We intend to offer a portfolio of products and services developed by Sprint PCS to accommodate the growth in, and the unique requirements of, high speed data traffic and demand for video services. We plan to provide, when available, a number of applications for wireless data services including facsimile, Internet access, wireless local area networks and point-of-sale terminal connections.

Marketing Strategy

     Our marketing and sales strategy will use Sprint PCS' proven strategies and developed national distribution channels that have helped generate the highest incremental wireless penetration of any cellular or PCS provider in the United States. In the fourth quarter of 1998, Sprint added 836,000 new subscribers, the largest single quarter of customer growth ever reported by a wireless provider in the United States. In the first quarter of 1999, Sprint PCS added 743,000 new wireless subscribers, the second largest quarter ever recorded by a wireless carrier in the United States. We plan to enhance Sprint PCS' proven strategies with strategies tailored to our specific territory.

     Use Sprint PCS' brand equity and marketing. We will feature exclusively and prominently the nationally recognized Sprint and Sprint PCS brand names in our marketing effort. From the customers' point of view, they will use our PCS network and the Sprint PCS national network seamlessly as a unified national network. We will build on Sprint PCS' national distribution channels and advertising programs.

     Pricing. Our use of the Sprint PCS pricing strategy will offer customers in our territory simple, easy to understand, service plans. Sprint PCS' consumer pricing plans are typically structured with competitive monthly recurring charges, large local calling areas, service features such as voicemail, enhanced caller ID, call waiting and three-way calling, and competitive per-minute rates. Lower per-minute rates relative to analog cellular providers are possible in part because the CDMA system that both we and Sprint PCS employ has greater capacity than current analog cellular systems, enabling us to market high usage customer plans at lower prices. All of Sprint PCS' current national plans:

     .    include minutes in any Sprint PCS market (with no roaming charges);

     . are feature-rich and generally require no annual contracts or hidden charges;

     . offer a wide selection of phones to meet the needs of consumers and businesses;

     .    provide a limited-time money back guarantee on Sprint PCS phones; and

     .    provide the first incoming minute free.

     In addition, Sprint PCS' national Free and Clear plans, which offer simple, affordable plans for every consumer and business customer, include free long distance calling from anywhere on its nationwide network.

     Local focus. Our local focus will enable us to supplement Sprint PCS' marketing strategies with our own strategies tailored to each of our specific markets. This will include attracting local businesses to enhance our distribution and drawing on our management team's experience in the southeastern United States. We will use local radio, television and newspaper advertising to sell our products and services in each of our markets. We intend to build a large local sales force to execute our marketing strategy through 12 company-owned Sprint PCS stores and to employ a direct sales force targeted to business sales. In addition, Sprint PCS' existing agreements with national retailers provide us with access to over 250 retail locations in our territory. Sprint-owned local exchange carriers provide local telephone service to approximately 30% of the population in our territory which will provide us with an additional distribution channel through which we can market to an established base of Sprint customers. Many of these local exchange carriers have store fronts for Sprint customers to pay their bills, which we can use to sell Sprint PCS products and services.

     Advertising and promotions. Sprint PCS uses national as well as regional television, radio, print, outdoor and other advertising campaigns to promote its products. We benefit from this national advertising in our territory at no additional cost to us. Sprint PCS also runs numerous promotional campaigns which provide customers with benefits such as additional features at the same rate or free minutes of use for limited time periods. We are able to purchase promotional materials related to these programs from Sprint PCS at their cost.

     Sponsorships. Sprint PCS is a sponsor of numerous selective, broad-based national, regional and local events. These sponsorships provide Sprint PCS with brand name and product recognition in high profile events, provide a forum for sales and promotional events and enhance our promotional efforts in our territory.

     Bundling of services. We intend to take advantage of the complete array of communications services offered by bundling Sprint PCS services with other Sprint products, such as long distance and Internet access.

Sales and Distribution

     Our sales and distribution plan mirrors Sprint PCS' proven multiple channel sales and distribution plan. Key elements of our sales and distribution plan consist of the following:

     Sprint store within a RadioShack store. Sprint has an exclusive arrangement with RadioShack to install a "store within a store," making Sprint PCS the exclusive brand of PCS sold through RadioShack stores. RadioShack has 175 stores in our territory.

     Other national third party retail stores. In addition to RadioShack, we will benefit from the distribution agreements established by Sprint PCS with other national retailers which currently include Best Buy, Circuit City, Office Depot, The Good Guys, Dillards, The Sharper Image, Montgomery Ward, OfficeMax, Ritz Camera and certain May Company department stores. These retailers provide an additional 75 retail stores in our territory.

     Sprint PCS stores. We intend to own and operate 12 Sprint PCS stores. These stores will be located in major metropolitan markets within our territory, providing us with the strong local presence and a high degree of visibility. We will train our sales representatives to be informed and persuasive advocates for Sprint PCS' services. Following the Sprint PCS model, these stores will be designed to facilitate retail sales, bill collection and customer service.

     National accounts and direct selling. We will participate in Sprint PCS' national accounts program. Sprint PCS has a national accounts team which focuses on the corporate headquarters of Fortune 500 companies. Once a representative reaches an agreement with the corporate headquarters, we service the offices of that corporation located in our territory. Our direct sales force will target the employees of these corporations in our territory and cultivate other local business clients.

     Inbound telemarketing. Sprint PCS will provide inbound telemarketing sales when customers call from our territory. As the exclusive provider of Sprint PCS products and services in our market, we will use the national Sprint 1-800-480-4PCS number campaigns that generate call-in leads. These leads are then handled by Sprint PCS' inbound telemarketing group.

     Electronic commerce.   Sprint PCS launched an Internet site in December
1998 which contains information on Sprint PCS products and services. A visitor to Sprint PCS' Internet site can order and pay for a handset and select a rate plan. Customers visiting the site can review the status of their account, including the number of minutes used in the current billing cycle. Customers in our territory who purchase products and services over the Sprint PCS Internet site will be customers of our PCS network.

CDMA Technology

     Sprint PCS' nationwide network and its affiliates' networks all use digital CDMA technology. CDMA technology is fundamental to accomplishing our business objective of providing high volume, high quality airtime at a low cost. We believe that CDMA provides important system performance benefits.

     Voice quality. CDMA systems offer more powerful error correction, less susceptibility to fading and reduced interference than analog systems. Using enhanced voice coding techniques, CDMA systems achieve voice quality that is comparable to the typical wireline telephone. This CDMA vocoder technology also employs adaptive equalization which filters out annoying background noise more effectively than existing wireline, analog cellular or other digital PCS phones.

     Greater capacity. CDMA technology allows a greater number of calls within one allocated frequency and reuses the entire frequency spectrum in each cell. CDMA systems are expected to provide capacity gains of up to 7 times over the current analog system and up to three time greater than TDMA and GSM systems.
We believe that, by the end of 1999, a new voice coding technology will be available for CDMA networks which is expected to increase the capacity of the system by approximately 40%. This new voice coding standard is referred to as Enhanced Variable Rate Coding, generally known as EVRC, and will allow the network to support additional capacity while maintaining the high level of voice quality associated with digital networks. We will utilize the EVRC technology throughout our PCS network to gain the capacity increases. Additional capacity improvements are expected for CDMA networks over the next two years as new third generation standards are approved and implemented that will allow for high-speed data and an even greater increase in the voice traffic capacity.

     CDMA technology is designed to provide flexible or "soft" capacity that permits a system operator to temporarily increase the number of telephone calls that can be handled within a cell. When capacity limitations in analog, TDMA and GSM systems are reached, additional callers in a given cell must be given a busy signal. Using CDMA technology, the system operator can allow a small degradation in voice quality to provide temporary increases in capacity. This reduces blocked calls and increase the probability of a successful cell-to-cell hand-off.

     Soft hand-off. CDMA systems transfer calls throughout the network using a technique referred to as a soft hand-off, which connects a mobile customer's call with a new cell site while maintaining a connection with the cell site currently in use. CDMA networks monitor the quality of the transmission received by both cell sites simultaneously to select a better transmission path and to ensure that the network does not disconnect the call in one cell until it is clearly established in a new one. As a result, fewer calls are dropped compared to analog, TDMA and GSM networks which use a "hard hand-off" and disconnect the call from the current cell site as it connects with a new one.

     Integrated services. CDMA systems permit us to offer advanced features, including voice mail, caller ID, enhanced call waiting, three-way calling, call forwarding and paging and text-messaging.

     Privacy and security. One of the benefits of CDMA technology is that it combines a constantly changing coding scheme with a low power signal to enhance security and privacy. Vendors are currently developing additional encryption capabilities which will further enhance overall network security.

     Simplified frequency planning. Frequency planning is the process used to analyze and test alternative patterns of frequency use within a wireless network to minimize interference and maximize capacity. Currently, cellular service providers spend considerable money and time on frequency planning. Because TDMA and GSM based systems have frequency reuse constraints similar to present analog systems, frequency reuse planning for TDMA and GSM based systems is expected to be comparable to planning for the current analog systems. With CDMA technology, however, the same subset of allocated frequencies can be reused in every cell, substantially reducing the need for costly frequency reuse patterning and constant frequency plan management.

     Longer battery life. Due to their greater efficiency in power consumption, CDMA handsets will provide two days of standby time and approximately four hours of talk time availability. This generally exceeds the battery life of handsets using alternative digital or analog technologies.

Competition

  We will compete in our territory with the incumbent cellular providers and new PCS providers. The cellular providers in our territory serve different geographic segments of our territory, with no cellular carrier providing complete coverage throughout our territory. Of the PCS providers, only two will provide service comparable to ours in our territory. These are BellSouth Mobility DCS and Triton PCS. Bell South Mobility DCS deployed a PCS network that uses GSM technology. This competitor is dependent on its roaming agreements with other wireless carriers to provide service beyond its licensed areas. Triton PCS is deploying a PCS network that uses TDMA technology. Triton PCS has reported that it will market its PCS services under the SunCom name and as a member of the AT&T wireless network. Our ability to compete effectively with these other providers will depend on a number of factors, including the continued success of CDMA technology in providing better call quality and clarity as compared to analog and digital cellular systems, our competitive pricing with various options suiting individual customer's calling needs, and the continued expansion and improvement of the Sprint PCS nationwide network, customer care system, and handset options.

     Most of our competitors are current cellular providers and joint ventures of current and potential wireless communications service providers, many of which have financial resources and customer bases greater than ours. Cellular service providers have 25 MHz of spectrum and three PCS providers have 30 MHz, compared to Sprint PCS' 10 MHz licenses. Some of our competitors have established infrastructures, marketing programs, and brand names. In addition, certain competitors may be able to offer coverage in areas not served by our PCS network, or, because of their calling volumes or their affiliations with, or ownership of, wireless providers, may be able to offer roaming rates that are lower than those we offer. PCS operators will likely compete with us in providing some or all of the services available through the Sprint PCS network and may provide services that we do not. Additionally, we expect that existing cellular providers, some of whom have been operational for a number of years and have significantly greater financial and technical resources and customer bases than us, will continue to upgrade their systems to provide digital wireless communication services competitive with Sprint PCS.

     We also face competition from "resellers" which provide wireless service to customers but do not hold FCC licenses or own facilities. Instead, the reseller buys blocks of wireless telephone numbers and capacity from a licensed carrier and resells service through its own distribution network to the public. Thus, a reseller is both a customer of a wireless licensee's services and also a competitor of that and other licensees. The FCC requires all cellular and PCS licensees to permit resale of carrier service to a reseller.

     In addition, we will compete with paging, ESMR, dispatch and conventional mobile telephone companies in our markets. Potential users of PCS systems may find their communications needs satisfied by other current and developing technologies. One or two-way paging or beeper services that feature voice messaging and data display as well as tone-only service may be adequate for potential customers who do not need to speak to the caller.

     In the future, we expect to face increased competition from entities providing similar services using other communications technologies, including satellite-based telecommunications and wireless cable systems. While some of these technologies and services are currently operational, others are being developed or may be developed in the future.

     Over the past several years the FCC has auctioned and will continue to auction large amounts of wireless spectrum that could be used to compete with PCS services. Based upon increased competition, we anticipate that market prices for two-way wireless services generally will decline in the future. We will compete to attract and retain customers principally on the basis of services and features, the size and location of our service areas, network coverage and reliability, customer care and pricing. Our ability to compete successfully will also depend, in part, on our ability to anticipate and respond to various competitive factors affecting the industry, including new services that may be introduced, changes in consumer preferences, demographic trends, economic conditions and discount pricing strategies by competitors.

Intellectual Property

     The Sprint diamond design logo is a service mark registered with the United States Patent and Trademark Office. The service mark is owned by Sprint. We expect, pursuant to the trademark and service mark license agreements, to use, royalty-free, the Sprint and Sprint PCS brand names and the Sprint diamond design logo and certain other service marks of Sprint in connection with marketing, offering and providing licensed services to end-users and resellers, solely within our territory.

     Except in certain instances, Sprint PCS has agreed not to grant to any other person a right or license to provide or resell, or act as agent for any person offering, licensed services under the licensed marks. In all other instances, Sprint PCS reserves for itself and its affiliates the right to use the licensed marks in providing its services (subject to its exclusivity obligations described above), whether within or without our territory.

     The trademark license agreements contain numerous restrictions with respect to the use and modification of any of the licensed marks. See "The Sprint PCS Agreements--The Trademark and Service Mark License Agreements."

Employees

     As of March 31, 1999, we employed 11 full-time employees. None of our employees are represented by a labor union. We believe that our relations with our employees are good.

Properties

     Our principal executive offices are located at 230 Peachtree Street, N.W.,
Suite 1700, Atlanta, Georgia 30303.   We believe our property is in good
operating condition and is currently suitable and adequate for our business operations. However, in light of our anticipated expansion, it may be necessary for us to relocate our corporate headquarters.

Legal Proceedings

     We are not aware of any pending legal proceedings against us which, individually or in the aggregate, if adversely determined, would have a material adverse effect on our financial condition or results of operations.

                           THE SPRINT PCS AGREEMENTS

     The following is a summary of the material terms and provisions of the Sprint PCS agreements and the consent and agreement modifying the Sprint PCS management agreement. This summary is not complete and is subject to, and qualified in its entirety by reference to, the Sprint PCS agreements and the consent and agreement. We have filed the Sprint PCS agreements and the consent and agreement as exhibits to the registration statement of which this prospectus is a part.

Overview of Sprint PCS Relationship and Agreements

     Under long-term agreements with Sprint PCS, we will exclusively market PCS services under the Sprint and Sprint PCS brand names in our territory. The agreements with Sprint PCS require us to interface with the Sprint PCS national wireless network by building our PCS network to operate on the 10 MHz of PCS frequencies licensed to Sprint PCS in the 1900 MHz range. The Sprint PCS agreements also give us access to Sprint PCS' equipment discounts, roaming revenue from Sprint PCS customers traveling into our territory, and various other back office services. Our relationship and agreements with Sprint PCS provide strategic advantages, including avoiding the need to fund up-front spectrum acquisition costs and the costs of establishing billing and other customer services infrastructure. The management agreement has an initial term of 20 years with three 10-year renewals which will lengthen the contract to a total term of 50 years. The agreements will automatically renew for the first 10-year renewal period unless we are in material default on our obligations under the agreements. The agreements will automatically renew for two additional 10-year terms unless we or Sprint PCS provide the other with two years' prior written notice to terminate the agreements.

     We have four major agreements with Sprint PCS (collectively the "Sprint PCS Agreements"):

     .    the management agreement;

     .    the services agreement;

     . the trademark and service mark license agreement with Sprint Communications Company, L.P.; and

     .    the trademark and service mark license agreement with Sprint Spectrum
          L.P.

     In addition, Sprint PCS intends to enter into a consent and agreement that modifies our management agreement for the benefit of the providers of our vendor equipment financing and, in some respects, for the benefit of the holders of the senior discount notes (and, in each case, the holders of any refinancing indebtedness). The material terms of our relationship and agreements with Sprint PCS are as follows:

The Management Agreement

     Under our management agreement with Sprint PCS, we have agreed to:

     . construct and manage a network in our territory in compliance with Sprint PCS' PCS licenses and the terms of the management agreement;

     . distribute during the term of the management agreement, Sprint PCS products and services;

     .    use Sprint PCS' and our own distribution channels in our territory;

     .    conduct advertising and promotion activities in our territory; and

     . manage that portion of Sprint PCS' customer base assigned to our territory.

     Sprint PCS will supervise our PCS network operations and has the right to unconditional access to our PCS network.

     Exclusivity. We are designated as the only person or entity that can manage or operate a PCS network for Sprint PCS in our territory. Sprint PCS is prohibited from owning, operating, building or managing another wireless mobility communications network in our territory while our management agreement is in place and no event has occurred that would permit the agreement to terminate. Sprint PCS is permitted under our agreement to make national sales to companies in our territory and, as required by the FCC, to permit resale of the Sprint PCS products and services in our territory. If Sprint PCS decides to expand the geographic size of our build-out, Sprint PCS must provide us with written notice of the proposed expansion. We have 90 days to determine whether we will build out the proposed area. If we do not exercise this right, Sprint PCS can build out the territory or permit another third party to do so.

     Network build-out. The management agreement specifies the terms of the Sprint PCS affiliation, including the required network build-out plan. We have agreed to cover a specified percentage of the population at coverage levels ranging from 39% to 86% within each of the 20 markets which make up our territory by specified dates beginning by March 31, 2000 and ending on December 31, 2000. The aggregate coverage will result in network coverage of approximately 65% of the population in our territory of 6.8 million by December 31, 2000. We have agreed to operate our PCS network, if technically feasible and commercially reasonable, to provide for a seamless handoff of a call initiated in our territory to a neighboring Sprint PCS network.

     Products and services. The management agreement identifies the products and services that we can offer in our territory. These services include, but are not limited to, Sprint PCS consumer and business products and services available as of the date of the agreement, or as modified by Sprint PCS. We are allowed to sell wireless products and services that are not Sprint PCS products and services if those additional products and services do not cause distribution channel conflicts or, in Sprint PCS' sole determination, consumer confusion with Sprint PCS' products and services. We may cross-sell services such as Internet access, handsets, and prepaid phone cards with Sprint, Sprint PCS and other Sprint PCS affiliates. If we decide to use third parties to provide these services, we must give Sprint PCS an opportunity to provide the services on the same terms and conditions. We cannot offer wireless local loop services specifically designed for the competitive local exchange market in areas where Sprint owns the local exchange carrier unless we name the Sprint-owned local exchange carrier as the exclusive distributor or Sprint PCS approves the terms and conditions.

     We will participate in the Sprint PCS sales programs for national sales to customers, and will pay the expenses and receive the compensation from national accounts located in our territory. We must use Sprint's long distance service which we can buy at the best prices offered to comparably situated Sprint customers.

     Service pricing, roaming and fees. We must offer Sprint PCS subscriber pricing plans designated for regional or national offerings, including Sprint PCS' Free and Clear plans. We are permitted to establish our own local price plans for Sprint PCS' products and services only offered in our territory, subject to Sprint PCS' approval. Sprint PCS will retain 8% of collected revenues received by Sprint PCS for Sprint PCS products and services from customers in our territory. This amount excludes roaming revenues, sales of handsets and accessories, proceeds from sales not in the ordinary course of business and amounts collected with respect to taxes. Except in the case of taxes, we will retain 100% of these revenues. Although many Sprint PCS subscribers will purchase a bundled pricing plan that allows roaming anywhere on the Sprint PCS and affiliates' network without incremental roaming charges, we will earn roaming revenues from every minute that a "foreign" subscriber's call is carried on our PCS network. We will earn revenues from Sprint PCS based on an established per minute rate for Sprint PCS' or its affiliates' subscribers roaming in our territory. Similarly, we will pay for every minute our own subscribers use the Sprint PCS nationwide network outside our territory. The analog roaming rate onto a non-Sprint PCS provider's network is set under Sprint PCS' third party roaming agreements.

     Advertising and promotions. Sprint PCS is responsible for all national advertising and promotion of the Sprint PCS products and services. We are responsible for advertising and promotion in our territory. Sprint PCS' service area includes the urban markets around our territory. Sprint PCS will pay for advertising in these markets. Given the proximity of those markets to ours, we expect considerable spill-over from Sprint PCS' advertising in surrounding urban markets.

     Program requirements. We will comply with Sprint PCS' program requirements for technical standards, customer service standards, national and regional distribution and national accounts programs. Sprint PCS can adjust the program requirements from time to time. We have the right to appeal to Sprint PCS' management adjustments which could cause an unreasonable increase in cost to us if the adjustment: (1) causes us to incur a cost exceeding 5% of the sum of our equity plus our outstanding long term debt, or (2) causes our operating expenses to increase by more than 10% on a net present value basis. If Sprint PCS denies our appeal, then we have 10 days after the denial to submit the matter to arbitration. If we do not submit the matter to arbitration within the 10-day period or comply with the program adjustment, Sprint PCS has the termination rights described below.

     Non-competition. We may not offer Sprint PCS products and services outside our territory without the prior written approval of Sprint PCS. Within our territory we may offer, market or promote telecommunications products and services only under the Sprint PCS brands, our own brand, brands of related parties of ours or other products and services approved under the management agreement, except that no brand of a significant competitor of Sprint PCS or its related parties may be used for those products and services. To the extent we have or obtain licenses to provide PCS services outside our territory, we may not use the spectrum to offer Sprint PCS products and services without prior written consent from Sprint PCS.

     Inability to use non-Sprint PCS brand. We may not market, promote, advertise, distribute, lease or sell any of the Sprint PCS products and services on a non-branded, "private label" basis or under any brand, trademark or

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trade name other than the Sprint PCS brand, except for sales to resellers or as otherwise permitted under the trademark and service mark license agreements.

     Rights of first refusal. Sprint PCS has certain rights of first refusal to buy our assets upon a proposed sale of all or substantially all of our assets.

     Termination of management agreement. The management agreement can be terminated as a result of:

     .    termination of Sprint PCS' PCS licenses;

     .    an uncured breach under the management agreement;

     .    bankruptcy of a party to the management agreement;

     . the management agreement not complying with any applicable law in any material respect;

     . the termination of either of the trademark and service mark license agreements;

     . our failure to obtain the financing necessary for the build-out of our PCS network and for our working capital needs. Sprint PCS has agreed that the issuance of the contemplated vendor equipment financing and the senior discount notes in addition to this offering of common stock will meet the financing requirements of the management agreement; or

     . the unauthorized transfer or assignment of ownership interest by certain individuals identified in the management agreement for a period of five years from the date of the management agreement, if we do not initiate immediate legal action to prevent the transfer.

     The termination or non-renewal of the management agreement triggers certain of our rights and those of Sprint PCS. The right of either party to require the other to purchase or sell the operating assets, as discussed below, may not be exercised, except in limited circumstances in the case of Sprint PCS, until July 22, 2000.

     If we have the right to terminate the management agreement because of an event of termination caused by Sprint PCS, generally we may:

     . require Sprint PCS to purchase all of our operating assets used in connection with our PCS network for an amount equal to at least 80% of our Entire Business Value (as defined below);

     . if Sprint PCS is the licensee for 20 MHz or more of the spectrum on the date we terminate the management agreement, require Sprint PCS to assign to us, subject to governmental approval, up to 10MHz of licensed spectrum for an amount equal to the greater of (1) the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS or (2) 9% of our Entire Business Value; or

     . sue Sprint PCS for damages or submit the matter to arbitration and thereby not terminate the management agreement.

     If Sprint PCS has the right to terminate the management agreement because of an event of termination caused by us, generally Sprint PCS may:

     . require us to sell our operating assets to Sprint PCS for an amount equal to 72% of our Entire Business Value;

     . require us to purchase, subject to governmental approval, the licensed spectrum for an amount equal to the greater of (1) the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint or (2) 10% of our Entire Business Value;

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

     . take any action as Sprint PCS deems necessary to cure our breach of the management agreement, including assuming responsibility for, and operating, our PCS network; or

     . sue us for damages or submit the matter to arbitration and thereby not terminate the management agreement.

Non-Renewal

     If Sprint PCS gives us timely notice that it does not intend to renew the management agreement, we may:

     . require Sprint PCS to purchase all of our operating assets used in connection with our PCS network for an amount equal to 80% of our Entire Business Value; or

     . if Sprint PCS is the licensee for 20MHz or more of the spectrum on the date we terminate the management agreement, require Sprint PCS to assign to us, subject to governmental approval, up to 10MHz of licensed spectrum for an amount equal to the greater of (1) the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS or (2) 10% of our Entire Business Value.

     If we give Sprint PCS timely notice of non-renewal, or we both give notice of non-renewal, or the management agreement can be terminated for failure to comply with legal requirements or regulatory considerations, Sprint PCS may:

     . purchase all of our operating assets for an amount equal to 80% of our Entire Business Value; or

     . require us to purchase, subject to governmental approval, the licensed spectrum for an amount equal to the greater of (1) the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS or (2) 10% of our Entire Business Value.

     If the Entire Business Value is to be determined, we and Sprint PCS will each select one independent appraiser and the two appraisers will select a third appraiser. The three appraisers will determine the Entire Business Value on a going concern basis using the following guidelines:

     . the Entire Business Value is based on the price a willing buyer would pay a willing seller for the entire on-going business;

     . then-current customary means of valuing a wireless telecommunications business will be used;

     . the business is conducted under the Sprint and Sprint PCS brands and the Sprint PCS agreements;

     . that we own the spectrum and frequencies presently owned by Sprint PCS and subject to the Sprint PCS Agreements; and

     . the valuation will not include any value for the business not directly related to the Sprint PCS products and services.

     The rights and remedies of each party outlined in the management agreement resulting from an event of termination of the management agreement have been materially amended by the consent and agreement as discussed below. However, at such time that there is no outstanding debt covered under the consent and agreement, such amendments to the rights and remedies of each party reflected in the consent and agreement will not be in effect.

     Insurance. We are required to obtain and maintain with financially reputable insurers who are licensed to do business in all jurisdictions where any work is performed under the management agreement and who are reasonably acceptable to Sprint PCS, workers' compensation insurance, commercial general liability insurance, business automobile insurance, umbrella excess liability insurance and "all risk" property insurance.

     Indemnification. We have agreed to indemnify Sprint PCS and its directors, employees and agents and related parties of Sprint PCS and their directors, employees and agents against any and all claims against any of the foregoing arising from our violation of any law, a breach by us of any representation, warranty or covenant contained in the management agreement or any other agreement between us and Sprint PCS, our ownership of the operating assets or the actions or the failure to act of anyone employed or hired by us in the performance of any work under this agreement, except we will not indemnify Sprint PCS for any claims arising solely from the negligence or willful misconduct of Sprint PCS. Sprint PCS has agreed to indemnify us and our directors, employees and agents against all claims against any of the foregoing arising from Sprint PCS' violation of any law and from Sprint PCS' breach of any representation, warranty or covenant contained in this agreement or any other agreement between Sprint PCS and us, except Sprint PCS will not indemnify us for any claims arising solely from our negligence or willful misconduct.

The Services Agreement

     The services agreement outlines various back office services provided by Sprint PCS and available to us at established rates. Sprint PCS can change any or all of the service rates one time in each 12 month period. Some of the available services include: billing, customer care, activation, credit checks, handset logistics, home locator record, voice mail, prepaid services, directory assistance, operator services, roaming fees, roaming clearinghouse fees, interconnect fees and inter-service area fees. Sprint PCS offers three packages of available services. Each package identifies which services must be purchased from Sprint PCS and which may be purchased from a vendor or provided in-house. Essentially, services such as billing, activation and customer care must all be purchased from Sprint PCS or none may be purchased from Sprint PCS. We have chosen to initially buy these services from Sprint PCS but may develop an independent capability with respect to these services over time. Sprint PCS may contract with third parties to provide expertise and services identical or similar to those to be made available or provided to us. We have agreed not to use the services received under the services agreement in connection with any other business or outside our territory. We may discontinue use of any service upon three months' prior written notice. Sprint PCS has agreed that the services presently offered will be available until at least December 31, 2001. Sprint PCS may discontinue a service after December 31, 2001 provided that Sprint PCS provides us with nine months' prior notice.

     We have agreed with Sprint PCS to indemnify each other as well as officers, directors, employees and certain other related parties and their officers, directors and employees for violations of law or the services agreement except for any liabilities resulting from the indemnitee's negligence or willful misconduct. The services agreement also provides that no party to the agreement will be liable to the other party for special, indirect, incidental, exemplary, consequential or punitive damages, or loss of profits arising from the relationship of the parties or the conduct of business under, or breach of, the services agreement except as may otherwise be required by the indemnification provisions. The services agreement automatically terminates upon termination of the management agreement and neither party may terminate the services agreement for any reason other than the termination of the management agreement.

The Trademark and Service Mark License Agreements

     We have non-transferable, royalty-free licenses to use the Sprint and Sprint PCS brand names and "diamond" symbol, and several other U.S. trademarks and service marks such as "The Clear Alternative to Cellular" and "Clear Across the Nation" on Sprint PCS products and services. We believe that the Sprint and Sprint PCS brand names and symbols enjoy a very high degree of awareness, providing us an immediate benefit in the market place. Our use of the licensed marks is subject to our adherence to quality standards determined by Sprint and Sprint PCS and use of the licensed marks in a manner which would not reflect adversely on the image of quality symbolized by the licensed marks. We have agreed to promptly notify Sprint and Sprint PCS of any infringement of any of the licensed marks within our territory of which we become aware and to provide assistance to Sprint and Sprint PCS in connection with Sprint's and Sprint PCS' enforcement of their respective rights. We have agreed with Sprint and Sprint PCS to indemnify each other for losses incurred in connection with a material breach of the trademark license agreements. In addition, we have agreed to indemnify Sprint and Sprint PCS from any loss suffered by reason of our use of the licensed marks or marketing, promotion, advertisement, distribution, lease or sale of any Sprint or Sprint PCS products and services other than losses arising solely out of our use of the licensed marks in compliance with certain guidelines.

     Sprint and Sprint PCS can terminate the trademark and service mark license agreements if we file for bankruptcy, materially breach the agreement or our management agreement is terminated. We can terminate the trademark and service mark license agreements upon Sprint's or Sprint PCS' abandonment of the licensed marks or if Sprint or Sprint PCS files for bankruptcy, or the management agreement is terminated.

Consent and Agreement

     Sprint PCS intends to enter into a consent and agreement that modifies our management agreement for the benefit of the providers of vendor equipment financing and, in some respects, for the benefit of the holders of the senior discount notes (and, in each case, the holders of any refinancing indebtedness) (the "Consent"). The description of the Consent below reflects our current expectations of the material terms of the Consent based upon our discussions with representatives of Sprint PCS and our underwriters to date. Accordingly, although the description of Consent is written as though it was complete, the provisions remain subject to change upon further negotiation of the parties to the Consent.

     In the event that the obligations of our vendor equipment financing are satisfied in full pursuant to the terms of the Consent, then some of the rights exercisable by the representative of the provider of our vendor equipment financing (the "Administrative Agent") on behalf of the vendor as set forth below will be exercisable by the trustee under the indenture (the "Indenture") relating to the senior discount notes (the "Trustee") on behalf of the holders of the senior discount notes. The Consent generally provides, among other things, the following:

     . Sprint PCS' consent to the pledge of our subsidiaries' stock and grant of a security interest in all our assets including the Sprint PCS Agreements;

     . that the Sprint PCS Agreements may not be terminated by Sprint PCS until our vendor equipment financing and senior discount notes are satisfied in full pursuant to the terms of the Consent, unless our stock or assets are sold to a purchaser who does not continue to operate the business as a Sprint PCS network which sale requires both the approval of the Administrative Agent and the consent of the holders of the senior discount notes;

     .    a prohibition on competing Sprint PCS networks in our territory;

     .    for Sprint PCS to maintain 10 MHz of PCS spectrum in all our markets;

     . for redirection of payments from Sprint PCS to the Administrative Agent under specified circumstances;

     . for Sprint PCS, the Administrative Agent and the Trustee to provide to each other notices of default;

     . the ability to appoint an interim replacement, including Sprint PCS, to operate our PCS network under the Sprint PCS Agreements after an acceleration of our vendor equipment financing or senior discount notes or an event of termination under the Sprint PCS Agreements;

     . the ability of the Administrative Agent (with the requisite consent of the holders of the senior discount notes) or Sprint PCS to assign the Sprint PCS Agreements and sell our assets or stock to a qualified purchaser other than a major competitor of Sprint PCS or Sprint;

     . the ability to purchase spectrum from Sprint PCS and sell our assets or stock to any qualified purchaser; and

     .    the ability of Sprint PCS to purchase our assets or our debt.

     Consent to security interest and pledge of stock. Sprint PCS has consented to the grant of the following:

     . a first priority security interest in all our assets including the Sprint PCS Agreements;

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

     . a lien upon all of our assets and property including our rights under the Sprint PCS Agreements; and

     . a first priority security interest in the capital stock and equity interests of our subsidiaries.

     Sprint PCS has agreed to acknowledge the grant of these security interests and to waive its right to challenge or contest the validity of the interests.

     Agreement not to terminate Sprint PCS Agreements until debt obligations are
repaid.   Sprint PCS  has agreed not to exercise its rights or remedies under the Sprint PCS Agreements (except its right to cure some defaults) including its right to terminate the Sprint PCS Agreements and withhold payments (other than rights of setoff) until our vendor equipment financing and senior discount notes are satisfied in full pursuant to the terms of the Consent. Sprint PCS has agreed that until our vendor equipment financing and the senior discount notes are satisfied in full pursuant to the terms of the Consent, the failure of a party related to us to pay any amount under any agreement with Sprint PCS or its related parties will not constitute a breach of the Sprint PCS Agreements.

     No competition until debt obligations are repaid. Sprint PCS has agreed that it will not permit any person other than AirGate or a successor manager to be a manager or operator for Sprint PCS in our territory until our vendor equipment financing and senior discount notes are satisfied in full pursuant to the terms of the Consent. Consistent with our management agreement, while the vendor equipment financing and senior discount notes are outstanding, Sprint PCS can sell PCS services through its national accounts, permit resellers and build new geographical areas within our territory for which we have chosen not to exercise our rights of first refusal. Similarly, Sprint PCS has agreed that it will not own, operate, build or manage another wireless mobility communications network in our territory unless it is permitted under the management agreement or the management agreement is terminated in accordance with the Consent, and, in each case, our senior secured debt and senior discount notes are satisfied in full pursuant to the terms of the Consent.

     Maintain 10 MHz of spectrum. Sprint PCS has agreed to own at least 10 MHz of PCS spectrum in our territory until the first of the following events occurs:

     . the obligations under the vendor equipment financing and senior discount notes are satisfied in full pursuant to the terms of the Consent;

     . the sale of spectrum is completed under the Consent, as discussed below; or

     . the sale of operating assets is completed under the Consent, as discussed below.

     Assignments and change of control to lenders and administrative agents. Sprint PCS has agreed not to apply the restrictions on assignment of the Sprint PCS Agreements and changes in control of our ownership to the provider of our vendor equipment financing, Administrative Agent or other parties covered by the Consent. The assignment and change of control provisions in the Sprint PCS Agreements will apply if the assignment or change of control is to someone other than the Administrative Agent or the provider of vendor equipment financing, or is not permitted under the Consent.

     Redirection of payments from Sprint PCS to the Administrative Agent and/or the Trustee. Sprint PCS has agreed to make all payments due from Sprint PCS to us under the Sprint PCS Agreements directly to the Administrative Agent and/or the Trustee, as the case may be, if the Administrative Agent and/or the Trustee provides Sprint PCS with notice that an event of default has occurred and is continuing under vendor equipment financing or senior discount notes. Payments to the Administrative Agent and/or the Trustee, as the case may be, would cease upon the cure of the event of default.

     Notice of Defaults. Sprint PCS has agreed to provide to the Administrative Agent and the Trustee a copy of any written notice it sends us regarding an event of termination or an event that if not cured, or if notice is provided, would be an event of termination under the Sprint PCS Agreements. Sprint PCS also has acknowledged that notice of an event of termination under the Sprint PCS Agreements constitutes an event of default under our vendor equipment financing and our senior discount notes. The Administrative Agent and the Trustee are, or will be, required to provide

Sprint PCS a copy of any written notice sent to us regarding an event of default or default under our vendor equipment financing instruments and Indenture.

     Right to Cure. Sprint PCS and the Administrative Agent have the right, but not the obligation, to cure a default under the Sprint PCS Agreements. During the first six months as interim manager Sprint PCS' right to reimbursement of any expenses incurred in connection with the cure are subordinated to the satisfaction in full, pursuant to the terms of the Consent of the obligations under our vendor equipment financing and senior discount notes.

     Modification of Termination Rights. The Consent modifies the rights and remedies under the management agreement provided in an event of termination and grants the provider of our vendor equipment financing and senior discount notes certain rights in the event of a default under the instruments governing the senior secured debt or the Indenture. The rights and remedies of the provider of our vendor equipment financing and holders of our senior discount notes vary based on whether (1) we have defaulted under our debt obligations but no event of termination has occurred under the management agreement; or (2) we have breached the management agreement. The Consent generally permits the appointment of a person to run our business under the Sprint PCS Agreements on an interim basis and establishes a process for sale of the business. The person designated to operate our business on an interim basis is permitted to collect a reasonable management fee. If Sprint PCS or a related party is the interim operator, the amount of the fee shall not exceed the amount of direct expenses of its employees to operate the business plus out-of-pocket expenses. Sprint PCS shall collect its fee by setoff against the amounts owed to us under the Sprint PCS Agreements with them.

     Debt default without a management agreement breach. If we default on our obligations under our vendor equipment financing or our senior discount notes and there is no default under our management agreement with Sprint PCS, Sprint PCS has agreed to permit the Administrative Agent to elect to take any of the following actions:

     . allow us to continue to operate the business under the Sprint PCS Agreements;

     .    appoint Sprint PCS to operate the  business on an interim basis; or

     . appoint a person other than Sprint PCS to operate the business on an interim basis.

     Appointment by Administrative Agent of Sprint PCS or third party designee to operate business. If the Administrative Agent appoints Sprint PCS to operate the business, Sprint PCS must accept the appointment within 14 days or designate to operate the business another person who also is an affiliate of Sprint PCS or is acceptable to the Administrative Agent. Sprint PCS or its designated person must agree to operate the business for up to six months. At the end of the six months, the period may be extended by the Administrative Agent for an additional six months (or an additional 12 months if the aggregate population served by all of Sprint PCS' affiliates is less than 40 million). If the term is extended beyond the initial six month period, the Administrative Agent will be required to reimburse Sprint PCS or its designated person for amounts previously expended and to be incurred as interim manager to cure a default up to an aggregate amount that is equal to 5% of the sum of our stockholders' equity value plus the outstanding amount of our long term debt. Sprint PCS or its designated person is not required to incur expenses beyond this 5% limit. At the end of the initial six-month interim term, the Administrative Agent, with the requisite consent of the holders of the senior discount notes, has the right to appoint a successor to AirGate subject to the requirements set forth below.

     Appointment of third party by Administrative Agent to operate business. If the Administrative Agent appoints a person other than Sprint PCS to operate the business on an interim basis the third party must:

     . agree to serve for six months unless terminated by Sprint PCS or the Administrative Agent for cause;

     . meet the requirements for a successor to an affiliate and not be challenged by Sprint PCS for failing to meet these requirements within 20 days after the Administrative Agent provides Sprint PCS with information on the third party; and

     .    agree to comply with the terms of the Sprint PCS Agreements.

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

     The third party is required to operate the Sprint PCS network in our territory, but is not required to assume our existing liabilities. If the third party materially breaches the Sprint PCS Agreements, this breach will be treated as an event of default under the management agreement with Sprint PCS.

     Management agreement breach. If we breach the Sprint PCS Agreements and this breach causes a default under our vendor equipment financing or senior discount notes, Sprint PCS has the right to designate who will operate our business on an interim basis. Sprint PCS has the right to:

     . allow us to continue to operate the PCS business under the Sprint PCS Agreements if approved by the Administrative Agent;

     .    operate our PCS  business on an interim basis; or

     . appoint a person other than Sprint PCS that is acceptable to the Administrative Agent, which acceptance can not be unreasonably withheld and must be given for another Sprint PCS affiliate, to operate our PCS business on an interim basis.

     When a debt default is caused by a breach of our management agreement with Sprint PCS, the Administrative Agent only has a right to designate who will operate our business on an interim basis if Sprint PCS elects not to operate the business or designate a third party to operate the business on an interim basis.

     Election of Sprint PCS to serve or designate a third party to operate business. If Sprint PCS elects to operate the business on an interim basis or designate a third party to operate the business on an interim basis, Sprint PCS or the third party may operate the business for up to six months at the
discretion of  Sprint PCS.   At the end of the six months, the period may be
extended for an additional six months (or an additional 12 months if the aggregate population served by us and all other affiliates of Sprint PCS is less
than 40 million).   If the term is extended beyond the initial six month period, the Administrative Agent will be required to reimburse Sprint PCS or its third party designee for amounts previously expended and to be incurred as interim manager to cure a default up to an aggregate amount that is equal to 5% of the sum of our shareholder's equity value plus the outstanding amount of our long term debt. Sprint PCS or its third party designee is not required to incur expenses beyond this 5% limit. At the end of the initial six-month interim term, Sprint PCS, subject to the approval of the Administrative Agent with the requisite consent of the holders of the senior discount notes, has the right to appoint a successor interim manager to AirGate.

     Appointment of third party by Administrative Agent to operate business. If Sprint PCS gives the Administrative Agent notice of a breach of the management agreement, the debt repayment is accelerated, and Sprint PCS does not agree to operate the business or is unable to find a designee, the Administrative Agent may designate a third party to operate the business. The Administrative Agent has this same right if Sprint PCS or the third party designated by Sprint PCS resigns and is not replaced in 30 days. The third party selected by the Administrative Agent must:

     . agree to serve for six months unless terminated by Sprint PCS for cause by the Administrative Agent;

     . meet the requirements for a successor to an affiliate and not be challenged by Sprint PCS for failing to meet the requirements within 20 days after the Administrative Agent provides Sprint PCS with information on the third party; and

     .    agree to comply with the terms of the Sprint PCS Agreements.

     The third party may continue to operate the business after the six month period at the Administrative Agent's discretion, with the requisite consent of the holders of the senior discount notes, and so long as the third party continues to satisfy the requirements to be a successor to an affiliate. The third party is required to operate the Sprint PCS network in our territory, but is not required to assume our existing liabilities.

     Purchase and sale of operating assets. The Consent establishes a process for the sale of our operating assets in the event of a default and acceleration under our equipment vendor financing and/or senior discount notes.

     Sprint PCS' right to purchase on acceleration of debt. Subject to the requirements of applicable law, so long as our equipment vendor financing or senior discount notes (or, in each case, refinancing indebtedness) remain outstanding, Sprint PCS has the right to purchase our operating assets or capital stock, upon notice of an acceleration of our equipment vendor financing or senior discount notes under the following terms:

  . in addition to the purchase price requirements of the management agreement, the purchase price must include the payment or assumption in full, pursuant to the terms of the Consent, of the vendor equipment financing;

  . Sprint PCS must notify the Administrative Agent and the Trustee of its intention to exercise the purchase right within 60 days of receipt of the notice of acceleration;

  . the Administrative Agent is prohibited for a specified period after the acceleration or until Sprint PCS rescinds its intention to purchase from enforcing its security interest if Sprint PCS has given notice of its intention to exercise the purchase right;

  . if AirGate receives a written offer to purchase the operating assets or capital stock of AirGate that is acceptable to AirGate within a specified period after the acceleration, Sprint PCS has the right to purchase our operating assets or our stock on terms and conditions at least as favorable to us as the offer we receive. Sprint PCS must agree to purchase the operating assets or capital stock within 14 business days of its receipt of the offer, on acceptable conditions, and in an amount of time acceptable to us; and

  . upon completion of the sale to Sprint PCS, the Administrative Agent must release the security interests upon satisfaction in full pursuant to the terms of the Consent of the obligations under our vendor equipment financing and the senior discount notes.

     If the provider of our vendor equipment financing acquires our operating assets or capital stock, Sprint PCS has the right for 60 days to notify the Administrative Agent and the Trustee that it wants to purchase the operating assets or capital stock for an amount not less than the sum of the aggregate amount paid by the provider of our vendor equipment financing for the operating assets plus an aggregate amount sufficient to satisfy in full the obligations under the vendor equipment financing and senior discount notes pursuant to the terms of the Consent. If Sprint PCS purchases the operating assets or capital stock under these provisions, the Administrative Agent must release the security interests.

     If the Administrative Agent receives an offer to purchase the operating assets or our capital stock, Sprint PCS has the right to purchase the operating assets or stock on terms and conditions at least as favorable as the terms and conditions in the proposed offer within 14 days of Sprint PCS' receipt of notice of the offer, and so long as the conditions of Sprint PCS' offer and the amount of time to complete the purchase is acceptable to the Administrative Agent (with the requisite consent of the holders of the senior discount notes).

     Sale of operating assets or capital stock to third parties. If Sprint PCS does not purchase the operating assets or capital stock, following an acceleration of the vendor equipment financing, the Administrative Agent, with the requisite consent of the holders of the senior discount notes, may sell the operating assets or stock. Subject to the requirements of applicable law, the Administrative Agent, with the requisite consent of the holders of the senior discount notes, has two options: (1) to sell the assets or stock to an entity that meets the requirements to be AirGate's successor under the Sprint PCS Agreements; or (2) to sell the assets or stock to any third party, subject to specified conditions.

     Sale of assets or capital stock to qualified successor. Subject to the requirements of applicable law, the Administrative Agent, with the requisite consent of the holders of the senior discount notes, may sell the operating assets or capital stock and assign the agreements to entities that meet the following requirements to succeed AirGate:

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

  . the person has not materially breached a material agreement with Sprint PCS or its related parties that has resulted in the exercise of a termination right or in the initiation of judicial or arbitration proceedings during the past three years;

  .  the person is not named by Sprint PCS as a prohibited successor;

  . the person has reasonably demonstrated its credit worthiness and can demonstrate the ability to service the indebtedness and meet the requirements in the build-out plan; and

  .  the person agrees to be bound by the Sprint PCS Agreements.

     The Administrative Agent is required to provide Sprint PCS with information necessary to determine if a buyer meets the requirements to succeed AirGate. Sprint PCS has 20 days after its receipt of this information to object to the qualifications of the buyer to succeed AirGate. If Sprint PCS does not object to the buyer's qualifications, subject to the requirements of applicable law, the buyer can purchase the assets and assume our rights and responsibilities under the Sprint PCS Agreements. The Consent will remain in full force and effect for the benefit of the buyer and its lenders. The buyer also has a period to cure any defaults under our Sprint PCS Agreements.

     Sale of assets or capital stock to non-successor. Subject to the requirements of applicable law, the Administrative Agent, with the requisite consent of the holders of the senior discount notes, may sell our assets or stock to a party that does not meet the requirements to succeed AirGate. If such a sale is made:

  .  Sprint PCS may terminate the Sprint PCS Agreements;

  . the buyer may purchase from Sprint PCS 5, 7.5 or 10 MHz of the PCS spectrum licensed to Sprint PCS in our territory under specified terms;

  . if the buyer controls, is controlled by or is under common control with an entity that owns a license to provide wireless service to at least 50% of the population in a basic trading area where the buyer proposes to purchase the spectrum from Sprint PCS, the buyer may only buy 5 MHz of spectrum;

  . the price to purchase the spectrum is equal to the sum of the original cost of the license to Sprint PCS pro rated on a population and a spectrum basis, plus the cost paid by Sprint PCS for microwave clearing in the spectrum ultimately acquired by the buyer of our assets and the amount of carrying costs attributable to the license and microwave clearing costs from the date of the Consent until the closing of the sale, based on a rate of 12% per annum;

  . the buyer will receive from Sprint PCS the customers with the MIN assigned to the market area covered by the purchased spectrum except for customers of national accounts and resellers;

  . with limited exceptions, Sprint PCS will not solicit for six months the customers transferred to the buyer with the MIN assigned to the market area;

  . the buyer and Sprint PCS will enter into a mutual roaming agreement with prices equal to the lesser of the most favored pricing provided by buyer to third parties roaming in the geographic area and the national average paid by Sprint PCS to third parties; and

  . Sprint PCS will have the right to resell buyer's wireless services at most favored nations pricing.

     Right to Purchase debt obligations. Following the acceleration of the vendor equipment financing and until the 60-day anniversary of the filing of a petition of bankruptcy, Sprint PCS has the right to purchase the vendor equipment financing at a purchase price equal to the amount of the obligations other than interest accrued and fees and expenses that are deemed to be unreasonable.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

Vendor Equipment Financing

     We are currently in negotiations with an equipment vendor to purchase radio, switching and related equipment and services for our PCS network. In connection with our contemplated purchase of equipment and services, the vendor has offered to provide our subsidiary, AirGate Wireless, Inc. with $158.7 million in committed vendor equipment financing. This offering is contingent on our securing the vendor equipment financing. The financing will be used to purchase equipment from the vendor and to cover approved working capital costs. As of March 31, 1999 AirGate Wireless, Inc. has borrowed $5.0 million from the vendor. This facility, and all additional financing provided to us by the vendor will be senior secured debt which will rank senior in right of payment and collateral to all other indebtedness of AirGate Wireless, Inc. The vendor equipment financing is expected to be guaranteed by us and all of the subsidiaries of AirGate Wireless, Inc.

     The vendor equipment financing is expected to be available in four separate tranches in various amounts for various periods of time. All four tranches are expected to be conditioned upon the execution of a five year supply agreement between the equipment vendor and us, and in addition, three of the tranches are expected to be conditioned upon the execution of a purchase order between the vendor and us.

     Quarterly interest only payments are required during the first 42 months after our receipt of funds. Principal will amortize beginning 42 months after the closing date of the vendor equipment financing. The vendor equipment financing is expected to mature eight years from the closing date of the facility. We expect to pay a commitment fee quarterly in arrears on the undrawn commitments until the commitments expire. We will be permitted to prepay amounts due under the vendor equipment financing facility, subject to breakage fees.

     The vendor equipment financing currently is, and will be, secured by the following:

  . a perfected first priority lien on the assets of our present and future subsidiaries;

  .  collateral assignment of the Sprint PCS Agreements; and

  .  a pledge of all of the capital stock of our subsidiaries.

     The vendor equipment financing contains various covenants that restrict the ability of our subsidiaries to:

  . incur additional indebtedness except for the senior discount notes and certain other limited indebtedness;

  .  grant liens;

  .  make guarantees;

  . engage in mergers, acquisitions, investments, consolidations, liquidations, dissolutions and asset sales; and

  .  grant dividends.

     We expect the proposed vendor equipment financing to contain certain financing and operating covenants including, among other things:

  .  total debt to total capitalization;

  . total debt to earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, or adjusted EBITDA;

  .  senior debt/secured debt to total capitalization;

  .  senior debt to EBITDA or adjusted EBITDA;

  .  fixed charges ratios;

  .  minimum population coverage by our PCS network;

  .  minimum subscribers;

  .  minimum aggregate service revenue;

  .  secured loans to total value of the collateral; and

  .  maximum capital expenditures.

     We would default on the vendor equipment financing if we:

  .  fail to make the payments;

  .  fail to comply with a covenant;

  . default on the Sprint PCS Agreements or our rights under the Sprint PCS Agreements are terminated or impaired;

  .  default on other indebtedness; or

  .  change control of our ownership.

     The vendor will receive customary fees and reimbursement of expenses.

Senior Discount Notes

     Concurrently with this offering of our common stock, we are offering $
million aggregate principal amount at maturity of        % senior discount notes
maturing in 2009.  No cash interest payments will be made on the senior discount
notes prior to             , 2004.  The aggregate accreted value of the senior
discount notes will increase from $150 million at issuance at a rate of       %
per annum to a final accreted value equal to their aggregate principal amount of
$        million on               , 2004.  Accretion will be computed on a basis
of a 360-day year of twelve 30 day months, compounded semi-annually.  Commencing
               , 2004, cash interest will be payable to holders of the senior
discount notes at a rate of   % per annum, semi-annually in arrears on each
and      .  The cash interest, computed on a basis of a 360-day year of twelve
30-day months, will accrue from the most recent interest payment date or, if no
interest has been paid or duly provided for, from      , 2004.  The notes are
not subject to any sinking fund.

     The senior discount notes will be guaranteed by our existing subsidiaries, AirGate Wireless, Inc. and AGW Leasing Company, Inc. and may be guaranteed by additional subsidiaries of ours in the future. In addition, pursuant to a pledge agreement, the senior discount notes will be secured by a pledge of all of the capital stock of our directly owned subsidiaries and all intercompany notes for money owed to us by our subsidiaries.

     Holders of the senior discount notes will have the right to require us to repurchase all or part of the senior discount notes at a premium upon the occurrence of events constituting a change in control of AirGate. Any such repurchases would be for cash at an aggregate price of 101% of the accreted value of the senior discount notes to be repurchased, if the repurchase were
prior to           , 2004 or, if the repurchase were on or after          ,
2004, at an aggregate price of 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon. Under the indenture governing the senior discount notes, a change of control includes

  . sale or other disposition of substantially all of our and our subsidiaries' assets;

  .  our adoption of a plan of liquidation or dissolution;

  .  consummation of a transaction in which a person becomes the beneficial
     owner of more than   % of our voting stock;

  . continuing directors ceasing to comprise a majority of our board of directors; and

  . a merger or consolidation of AirGate in which our voting stock is converted into or exchanged for cash, securities or other property, unless the AirGate voting stock is converted into or exchanged for a majority of the outstanding shares of one of the other parties to the merger or consolidation.

     We will have the right to redeem all or part of the senior discount notes
on or after            , 2004 at redemption prices beginning at    % in 2004 and
decreasing gradually to 100% in 2007 and thereafter, in each case together with accrued and unpaid interest, if any. During the first 36 months after the senior discount note offering, we may use the net proceeds from a public equity offering to redeem up to 35% of the accreted value of the senior discount notes
originally issued at a redemption price of      % of the accreted value,
provided that at least 65% of the accreted value of the senior discount notes originally issued remains outstanding immediately after the redemption.

     The indenture governing the senior discount notes will contain covenants that, among other things, will limit our ability and the ability of our subsidiaries to

  . pay dividends, redeem capital stock or make other restricted payments or investments;

  .  incur additional indebtedness or issue preferred stock;

  .  create liens on assets;

  .  merge, consolidate or dispose of assets;

  .  dispose of less than all of the equity in a wholly-owned subsidiary;

  .  engage in any business other than PCS telecommunications;

  .  enter into certain transactions with affiliates; and

  .  enter into sale and leaseback transactions.

     Events of default under the senior discount notes include

  . default for 30 days in the payment when due of interest on the senior discount notes;

  . default in payment when due of the principal of or premium, if any, on the senior discount notes;

  . our failure, or the failure of any of our subsidiaries, to comply with provisions of the senior discount notes indenture relating to change of control and with limitations on asset sales and restricted payments and investments;

  . our failure, or the failure of any of our subsidiaries, to comply with any other provisions of the indenture or the pledge agreement relating to the senior discount notes;

  . our default, or default by any of our subsidiaries, with respect to other debt of $5 million or more, which default either is caused by failure to pay the principal or premium thereof or results in acceleration of the other debt;

  . our failure, or failure of any of our subsidiaries, to pay within 60 days a final judgment exceeding $5 million;

  . breach by us of any material representation or warranty or agreement in the pledge agreement, repudiation by us of our obligations under the pledge agreement or the unenforceability of the pledge agreement against us for any reason;

     . a judicial determination rendering any of the guarantees unenforceable or a guarantor's denial or disaffirmance of its obligations under the guarantee;

     .    bankruptcy or insolvency of AirGate or any of our subsidiaries; and

     . the occurrence of any event that causes, or with notice or the passage of time would cause, an event of termination under the Sprint PCS Agreements.

     In the case of an event of default arising from certain events of bankruptcy or insolvency, all outstanding senior discount notes would become due and payable immediately. If any other event of default occurs and is continuing, the trustee for the senior discount note holders or the holders of at least 25% in principal amount of the then outstanding senior discount notes may declare the notes to be due and payable immediately.

Long-Term Debt

     In July 1998, AirGate Wireless, LLC issued an unsecured promissory note to a third party to purchase certain site acquisition and engineering costs. At March 31, 1999, the principal amount of this unsecured promissory note was $7.7 million. The note bears interest at 14% and originally provided for quarterly payments of principal and interest beginning on March 1, 1999 and ending on December 1, 2000. The promissory note was assigned to our subsidiary, AirGate Wireless, Inc., when our agreements with Sprint PCS were assigned from AirGate Wireless, LLC to AirGate Wireless, Inc. In May 1999, the note was amended to provide for quarterly payments of principal and interest beginning on August 31, 1999 or the first day following the close of the first fiscal quarter of the closing of this offering and the senior discount notes in an amount equal or greater than $130 million with the final payment due on August 31, 2001.

                                  MANAGEMENT

Directors and Executive Officers

     The following table presents information with respect to our directors and executive officers.

Name                               Age    Position
----                               ---    --------
Thomas M. Dougherty...............  55    Director, President and Chief Executive Officer
W. Chris Blane....................  46    Director and Vice President of New Business Development
Thomas D. Body III................  61    Director and Vice President of Strategic Planning
Robert E. Gourlay.................  45    Vice President of Marketing
David C. Roberts..................  36    Vice President of Engineering and Network Operations
Shelley L. Spencer................  36    Vice President of Law and Secretary
Alan B. Catherall.................  45    Chief Financial Officer
Gill Cogan........................  46    Director
Barry Schiffman...................  53    Chairman of the Board and Director

     Thomas M. Dougherty joined AirGate in April 1999. Mr. Dougherty, our president and chief executive officer, has more than 16 years of experience in the telecommunications industry, and is a former senior executive of Sprint PCS. As the president of a major region for Sprint PCS, Mr. Dougherty was responsible for Sprint PCS market launches in eighteen major metropolitan areas covering approximately 75 million people, including Chicago, Illinois, Houston, Texas, Atlanta, Georgia, and Charlotte, North Carolina. Mr. Dougherty served as Executive Vice President and Chief Operating Officer of Chase Telecommunications, a personal communications services carrier, from 1996 to 1997. Mr. Dougherty served as President and Chief Operating Officer of Cook Inlet BellSouth PCS, L.P., a start-up wireless communications company, from 1995 to 1996. Prior to 1995, Mr. Dougherty was Vice President and Chief Operating Officer of BellSouth Mobility DCS Corporation. Before entering the telecommunications industry, Mr. Dougherty held various senior marketing and operational positions with Coca-Cola. Mr. Dougherty holds a B.S. and MBA from Georgia State University.

     W. Chris Blane has more than twenty years of wireless telecommunications experience in the Southeast. In 1978, he founded and developed American Mobilphone Paging, Inc. In 1981, Mr. Blane was named president of Maxicom, Inc., a cellular licensee in Atlanta, Memphis, Tampa, Birmingham and Mobile. From 1984 to 1988, he served as president of Cellular One in Birmingham directing operation of the company's cellular network in the Birmingham and Montgomery MSAs. In 1989, Mr. Blane was appointed President of Metrex Corporation which constructed the first fiber optic competitive access network in Atlanta and ultimately merged with MFS Communications Co., now WorldCom. In 1995, Mr. Blane joined AirGate's affiliate, AirLink II, as it prepared for the C block PCS auction. Mr. Blane holds a B.S. degree in Architecture from Georgia Tech University.

     Thomas D. Body, III has over twenty years of wireless telecommunications experience in the Southeast. From 1979 to 1981, he served as chief executive officer of American Mobilphone Paging, Inc. and from 1981 to 1988, as an officer and director for Maxicom, Inc., the non-wireline cellular licensee for the Atlanta, Birmingham, Memphis, Tampa and Mobile markets. As a founder and partner of CellularOne in Birmingham and Montgomery, Alabama, Mr. Body was instrumental in the design, construction, development and success of the company's cellular networks. In 1989, he was appointed chairman of Metrex Corporation where he oversaw development of the first fiber optic competitive access network in the Atlanta market, which subsequently merged with MFS Communications Co., now WorldCom. Mr. Body then served as chairman and CEO of MFS-Atlanta as the company built the first large area sonet network in the country. After leaving MFS-Atlanta, he then served as a consultant to AirGate until 1994. Mr. Body joined AirGate's affiliate, AirLink II, as it prepared for the C block PCS auction. Mr. Body holds a B.B.A. degree in Real Estate/Risk Management from the University of Georgia.

     Robert E. Gourlay has twenty-two years of wireless communications experience in the Southeast dating to his service with Motorola in 1976. From 1976 to 1989, Mr. Gourlay served as area sales manager of Motorola's Communications division for the State of Georgia. From 1989 to 1993, Mr. Gourlay served as the southeastern manager of sales and operations for Motorola Inc.'s Cellular Infrastructure Division bearing responsibility for product sales, engineering, deployment and implementation of cellular infrastructure equipment throughout the Southeast. Mr. Gourlay was also directly involved in Motorola Inc.'s evaluation and deployment of wireless technologies including CDMA, TDMA, NAMPS, IS-41 and AMPS. In 1993 Mr. Gourlay co-founded Encompass, Inc. where he served as senior vice president and co-authored the company's business plan to enter the PCS industry via the auction process. Mr. Gourlay was instrumental in raising the initial venture capital to fund AirGate. In 1995, Mr. Gourlay joined AirGate's affiliate, AirLink II. Mr. Gourlay holds a B.S. Degree in Management Science from the University of South Carolina and an MBA from Georgia State University.

     David C. Roberts is a fifteen-year veteran of the wireless telecommunications industry having served in various engineering and management positions for Motorola, Inc. From 1990 to 1993, Mr. Roberts served as engineering manager for Motorola Cellular Infrastructure. In that capacity, he worked out of Motorola Inc.'s Atlanta regional office where he had overall responsibility for wireless engineering in the Southeast. In 1993 Mr. Roberts co-founded Encompass, Inc. where he served in an engineering management capacity and was instrumental in developing the company's business plan and strategy for entering the PCS industry. In 1995, Mr. Roberts joined AirGate's affiliate, AirLink II, in preparation for the C block PCS auction. Mr. Roberts holds a B.S. degree in Electrical Engineering Technology from the Southern College of Technology.

     Shelley L. Spencer has twelve years of legal experience, six of which were spent in private practice with the telecommunications practice of Swidler & Berlin, Chtd. From 1989 to 1995, while at Swidler & Berlin, Ms. Spencer specialized in representing wireless telecommunications companies before the FCC, Congress and in corporate structuring and commercial transactions. In 1995, Ms. Spencer joined AirGate's affiliate, AirLink II, as it prepared for the C block PCS auction. Ms. Spencer holds a B.A. from Baldwin-Wallace College and a J.D. from Georgetown University Law Center.

     Alan B. Catherall joined AirGate in March 1998 as a partner from Tatum CFO Partners. Before joining Tatum, Mr. Catherall was chief financial officer of Syncordia Services, a joint venture of MCI and British Telecom. Syncordia, founded in 1991, provided telecommunications outsourcing services to enterprises in support of their global communications. Prior to his service with Syncordia, Mr. Catherall served as vice president of finance and administration for MCI's Business Markets Unit. In this position, Mr. Catherall had overall responsibility for all financial, real estate, procurement and administration activities. From 1988 to 1989, Mr. Catherall was vice president of finance for Lex Computer Systems, a company providing computer solutions to medium sized companies. Mr. Catherall has a B.S. in Economics from the University of Manchester and an MBA from Loyola College in Baltimore. He is a member of AICPA and the Institute of Chartered Accountants in the U.K.

     Gill Cogan is managing partner of Weiss, Peck & Greer Venture Partners. He is a director of Electronics for Imaging, Inc., P-Com Inc., and several privately held companies. Mr. Cogan holds a BS degree in theoretical physics and an MBA from UCLA.

     Barry Schiffman is president, chief investment officer and member of the board of JAFCO America Ventures, Inc. Mr. Schiffman has more than 14 years of industry experience in investing in high-growth information technology companies. Prior to JAFCO, he was a general partner at Weiss, Peck & Greer Venture Partners. Mr. Schiffman holds a bachelor's degree in industrial and systems engineering from Georgia Institute of Technology and an MBA from Stanford University, Graduate School of Business.

Board of Directors

     The seven directors comprising the board of directors are divided into three classes. Barry Schiffman and Gill Cogan constitute Class I and will stand for election at the annual meeting of stockholders to be held in 2000 The two directors who will fill the current vacancies on the board will constitute Class II and will stand for election at the annual meeting of stockholders to be held in 2001. Thomas M. Dougherty, Thomas D. Body, III and W. Chris Blane constitute Class III and will stand for election at the annual meeting of stockholders to be held in 2002. After the initial term following the offering, directors in each class will serve for a term of three years, or until his or her successor has been elected and qualified and will be compensated at the discretion of the board of directors. Executive officers are ordinarily elected annually and serve at the discretion of the board of directors.

     Currently there are two vacancies on the board. Simultaneous with the closing of this offering, we expect to fill the vacancies in Class II with two outside directors. We expect the outside directors to be experienced leaders in the telecommunications and business communities with direct experience managing and advising public companies.

     Prior to closing the board of directors will establish an audit committee and a compensation committee that will consist of two non-employee directors and one employee director.

     The audit committee is responsible for recommending to the board of directors the engagement of our independent auditors and reviewing with the independent auditors the scope and results of the audits, our internal accounting controls, audit practices and the professional services furnished by the independent auditors.

     The compensation committee is responsible for reviewing and approving all compensation arrangements for our officers, and is also responsible for administering the stock option plan.

Compensation Committee Interlocks and Insider Participation

     The compensation committee during the year ended December 31, 1998, consisted of the board of directors. None of the executive officers served as a director or member of the compensation committee or other board committee performing equivalent functions of another corporation, one of whose executive officers served on the board of directors of AirGate.

Limitation on Liability and Indemnification Matters

     Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Our certificate of incorporation provides that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and agents and other agents to the fullest extent permitted by law. Our certificate of incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless or whether the certificate of incorporation would permit indemnification.

     We have entered into agreements to indemnify our directors and officers in addition to indemnification provided for in our certificate of incorporation. These agreements, among other things, indemnify our directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of AirGate, arising out of such person's services as a director or officer of AirGate, any subsidiary of AirGate, or any other company or enterprise to which the person provides services at the request of AirGate. In addition, we intend to obtain directors' and officers' insurance providing indemnification for certain of our directors, officers and employees for certain liabilities. We believe that these provisions, agreements and insurance are necessary to attract and retain qualified directors and officers.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of AirGate where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Executive Compensation

     The following table presents summary information with respect to the compensation paid to our Chief Executive Officer and each of our other executive officers whose salary and bonus exceeded $100,000 during the year ended December 31, 1998.

                          Summary Compensation Table

                                                            Annual Compensation
                                                            -------------------


Name and Principal Position                  Year                  Salary
---------------------------                  ----                  ------
Thomas D. Body                               1998                  $120,000
Chief Executive Officer/1/

W. Chris Blane                               1998                   120,000
Vice President

Robert E. Gourlay                            1998                   120,000
Vice President of Marketing

Shelley L. Spencer                           1998                   120,000
Vice President of Law

Jack R. Kimzey                               1998                  $ 68,000
Chief Executive Officer/2/

Edward C. Horner                             1998                  $159,000
Chief Operating Officer/3/

--------------------------------------------------

/1/ Mr. Body served as acting Chief Executive Officer from January 1998 to October 1998.

/2/ Mr. Kimzey served as Chief Executive Officer from October 1998 to February 1999. Mr. Kimzey resigned in February 1999.

/3/ M. Horner served as Chief Operating Officer from January 1998 to December 15, 1998. Mr. Horner resigned in December 1998.

     Compensation of Directors

     Currently, we do not compensate our directors. We do reimburse directors for their expenses of attendance at board meetings.

Employment Agreements

     AirGate Wireless, Inc., our wholly owned subsidiary, entered into an employment agreement with Thomas M. Dougherty, the Chief Executive Officer. Mr. Dougherty's employment agreement is for a five-year term and provides for an annual base salary of $180,000, with a minimum guaranteed annual increase of $20,000 over the next four years, until April 15, 2004. In addition to his base salary, Mr. Dougherty is eligible to receive an annual bonus up to 50% of his base salary. Under the employment agreement, Mr. Dougherty is entitled to an award of stock options equal to 2% of the number of fully diluted shares of common stock outstanding following this offering, subject to possible upward adjustment by the board of directors if the number of shares of the common stock authorized for issuance to employees is more than 10% of fully diluted shares of common stock. Mr. Dougherty will vest in 25% of the awarded stock options on April 15, 1999, with the remaining 75% of the options vesting in equal portions 16 consecutive quarters beginning April 30, 2000. If Mr. Dougherty voluntarily terminates his employment prior to April 15, 2000, he will not be vested in any of the shares underlying the stock options. The exercise price of the stock options will be the fair market value of the common stock on the date of grant, whether an incentive or non-qualified stock option is selected by Mr. Dougherty. In addition, Mr. Dougherty is eligible to participate in all employee benefit plans and policies.

     The employment agreement provides that Mr. Dougherty's employment may be terminated with or without cause, as defined in the agreement, at any time. If Mr. Dougherty is terminated without cause, he is entitled to receive (1) six months base salary, plus one month's salary for each year employed, (2) all stock options vested on the date of termination and (3) six months of health and dental benefits. Mr. Dougherty is not entitled to any compensation or benefits upon voluntary termination or termination for cause. Under the employment agreement, Mr. Dougherty agreed to a restriction on his present and future employment. Mr. Dougherty agreed not to compete in the business of wireless telecommunications either directly or indirectly in our territory during his employment and for a period of 18 months after his employment is terminated.

     Pursuant to a requirement set forth in our management agreement with Sprint PCS, AirGate Wireless, Inc. intends to enter into employment agreements with W. Chris Blane, Thomas D. Body, III, Robert E. Gourlay, David C. Roberts and Shelley Spencer prior to or concurrently with the completion of the offering. Each of these employees may be terminated with or without cause at any time. The agreements are expected to provide that each employee, upon termination will not compete in the business of wireless telecommunications in our territory or have another primary business for a period of five years from the date of the execution of our management agreement with Sprint PCS on July 22, 1998. These employment restrictions on having another primary business will not apply when at least one-third of the corporate officers of Sprint and/or Sprint PCS terminate their employment for any reason within one year following a change of control, as defined in the management agreement. In the event that an employee is terminated without cause, we will continue to pay the employees salary for the remaining term of the agreement or until the non-compete provision expires or is waived by Sprint PCS. In addition to these agreements, we will also enter into an employment agreement with Alan B. Catherall. Under his agreement, Mr. Catherall will agree not to compete in the business of wireless telecommunications either directly or indirectly in our territory during his employment and for a period of 18 months after his employment is terminated.

1999 Stock Option Plan

  We anticipate that the 1999 Stock Option Plan will be adopted by our board of directors. The 1999 option plan will permit the granting of both incentive stock options and nonqualified stock options to employees. The aggregate number of shares of common stock that may be issued pursuant to options granted under the
1999 option plan may not exceed      % of the outstanding shares after the
offering, subject to adjustment in the event of certain changes in the outstanding shares of common stock.

  The 1999 option plan will be administered by our board of directors or by a compensation committee appointed by our board of directors, which will be authorized, subject to the provisions of the 1999 option plan, to grant awards and establish rules and regulations as it deems necessary for the proper administration of the option plan and to make whatever determinations and interpretations it deems necessary or advisable.

  An incentive option may not have an exercise price less than the fair market value of the common stock on the date of grant or an exercise period that exceeds ten years from the date of grant and is subject to certain other limitations which allow the option holder to qualify for favorable tax treatment. Nonqualified options may have an exercise price of less than, equal to or greater than the fair market value of the underlying common stock on the date of grant but, like incentive options, are limited to an exercise period of no longer than ten years.

  Options granted under the 1999 option plan will become exercisable according to a schedule. Employees who have worked for us for 12 months will be able to exercise 25% of their options at termination. This percentage will increase in five percent increments up to 100% at 57 months of employment.

  The exercise price of an option may be paid in cash or by check or by promissory note.

  An option will not be not transferable except by will or by the laws of descent or distribution or unless determined otherwise by our board of directors.

  An option granted under the 1999 option plan will terminate automatically:

     . 12 months after the employee's termination of employment or by reason of disability;

     .  six months after the employee's death;

     .  three months after an employee's voluntary termination of employment;
        and

     .  upon termination of employment for cause.

        In the event of a change in control of AirGate where the acquiror does not assume the options or provide for substitute options, the board of directors may provide the employee with the right to exercise options, including those not exercisable at the time of the change in control. Only one-half of the options not yet vested may, however, be exercised in the event of a change in control. In the case of the liquidation or dissolution of AirGate, the board of directors may similarly provide the employee with the right to exercise all options.

Noncompetition Agreement

     In connection with the granting of options under the 1999 option plan, each employee granted options must enter into a noncompetition agreement. These agreements provide that for so long as the employee works for us, and for a period of two years after the employee's termination for any reason, the employee may not disclose in any way any confidential information. The agreements also provide that for so long as the employee works for us and for a period of 18 months after the employee's termination for any reason, the employee is prohibited from:

     . engaging in the same business or in a similar capacity in our territory;

     .    soliciting business in competition with us; and

     . hiring any of our employees or directly or indirectly causing any of our employees to leave their employment to work for another employer.

     In the event of a breach of the noncompetition agreement by an employee, we have the option to repurchase any and all shares held by the employee at the employee's exercise price. We may also pursue any other remedies provided by law or in equity.

                            PRINCIPAL STOCKHOLDERS

     The Amended and Restated Limited Liability Company Agreement of AirGate LLC, the parent company of AirGate, provides that the shares of common stock of AirGate shall be distributed to the members of AirGate LLC in proportion to each member's membership interest upon completion of AirGate's initial public offering. The following table presents certain information regarding the beneficial ownership of common stock, as of May 17, 1999 and assuming that the number of shares of AirGate common stock held by AirGate LLC has been distributed to the members of AirGate LLC in accordance with its limited liability agreement, with respect to (i) each person who, to our knowledge, is the beneficial owner of 5% or more of the outstanding common stock; (ii) each of the directors; (iii) each of the executive officers; and (iv) all executive officers and directors as a group. The table excludes the conversion of the promissory notes issued to the Weiss, Peck & Greer Venture Partners affiliated funds and the JAFCO America Ventures, Inc. affiliated funds and exercise of the warrants issued to the Weiss, Peck & Greer Venture Partner affiliated funds.

                                                               Number of               Percentage of           Percentage of
                                                          Shares Beneficially            Ownership                Ownership
Name and address(1)                                             Owned                 Prior to Offering         After Offering
-------------------                                       -------------------         -----------------         --------------
Maxicom PCS L.L.C. ..................................          43.7(4)                     43.7%

Weiss, Peck & Greer PCS Partners.....................          38.6(5)                     38.6
555 California Street, Suite 4760
San Francisco, California 94104

Robert E. Gourlay & Associates, LP...................           5.7(6)                      5.7
8734 Oakthorpe Drive
Charlotte, North Carolina 28277

Thomas M. Dougherty..................................            --                          --
W. Chris Blane.......................................          43.7(4)                     43.7
Robert E. Gourlay....................................           5.7(6)                      5.7
Barry Schiffman(2)...................................            --                          --
Gill Cogan(3)........................................          38.6(5)                     38.6
Shelley L. Spencer...................................           2.6                         2.6
Thomas D. Body III...................................          43.7(4)                     43.7
David C. Roberts.....................................           3.6                         3.6

Alan Catherall.......................................            --                --

All officers and directors as a group (9 persons)....            94.2             94.2

__________________________
* Less than one percent.

(1) Except as otherwise indicated below, the address for Maxicom PCS LLC and each executive officer and director is 230 Peachtree Street, N.W., Suite 1700, Atlanta, Georgia 30303.
(2) Mr. Schiffman's address is 505 Hamilton Avenue, Suite 310, Palo Alto, California 94301.
(3) Mr. Cogan's address is 555 California Street, Suite 4760, San Francisco, California 94104.
(4) Maxicom PCS L.L.C. is controlled by Messrs. W. Chris Blane and Thomas D. Body III. Therefore, all shares held by Maxicom PCS L.L.C. are also included in the shares held by Messrs. Blane and Body.
(5) Mr. Cogan is managing partner of Weiss, Peck & Greer Venture Partners and therefore, shares held by Weiss, Peck & Greer PCS Partners have also been include in the shares held by Mr. Cogan.
(6) Mr. Gourlay is a general partner of Robert E. Gourlay & Associates, LP, and therefore, shares held by Robert E. Gourlay & Associates, LP have also been included in the shares held by Mr. Gourlay.

                             CERTAIN TRANSACTIONS

  From our inception through May 1999, we received financing from affiliates of Weiss, Peck & Greer Venture Partners and affiliates of JAFCO America Ventures, Inc. Mr. Cogan, one of our directors, is managing partner of Weiss, Peck &
Greer Venture Partners. Another director, Mr. Schiffman, is President, Chief Investment Officer and a member of the board of JAFCO America Ventures, Inc. In August 1998, we issued $1.8 million of subordinated promissory notes to the Weiss, Peck & Greer Venture Partners affiliated funds. In September 1998, we issued $3.0 million of subordinated promissory notes to the JAFCO America Ventures, Inc. affiliated funds. All of these notes provided for the conversion of the notes into preferred or common stock upon the satisfaction of certain conditions or repayment of the notes one year after their issuance. Repayment of the notes was subordinated to senior secured debt we received in November 1998 from an equipment vendor. We also issued warrants to purchase the preferred stock to the Weiss, Peck & Greer Venture Partners affiliated funds and to the JAFCO America Ventures, Inc. related funds in consideration for their financing. The warrants were to be exercised on the earlier of five years from the date of issuance or an initial public offering. In March, April and May 1999, we received an additional $1.25 million of financing from the Weiss, Peck & Greer Venture Partners affiliated funds and $1.25 million of additional financing from the JAFCO America Ventures, Inc. affiliated funds pursuant to subordinated notes. In May 1999, we consolidated the promissory notes issued to the Weiss, Peck & Greer Venture Partners affiliated funds in 1998 and 1999 for a total of $3.167 million into two subordinated promissory notes that will be converted into shares of our common stock concurrently with completion of this offering at a price 48% less than the price of a share of the common stock sold in this offering. The warrants held by the Weiss, Peck & Greer Venture Partners funds were terminated. In May 1999, we issued warrants to the Weiss, Peck & Greer Venture Partners affiliated funds to purchase shares of common stock for an aggregate price of up to $2.75 million exercisable at a 25% discount to the price of a share of common stock sold in this offering. The warrants may be exercised for two years from the date of issuance of the public offering. In May 1999, we consolidated the promissory notes issued to the JAFCO America Ventures, Inc. affiliated funds for a total of $4.394 million into subordinated promissory notes that will be converted into shares of our common stock concurrent with the completion of this offering at a price 48% less than the price of a share of common stock sold in this offering. The warrants held by the JAFCO America Ventures, Inc. affiliated funds were terminated.

  The affiliated funds of Weiss, Peck & Greer Venture Partners also have guaranteed repayment of loans made to AirGate Wireless, LLC in principal amounts of $1.0 million and $1.8 million by NationsBank and Silicon Valley Bank, respectively. The combined principal amount of these two loans is $2.8 million. The loan from NationsBank for $1.0 million has been assigned to AirGate Wireless, Inc. and will be repaid within the proceeds of this offering. The $1.8 million loan from Silicon Valley will remain at AirGate Wireless, LLC.

            REGULATION OF THE WIRELESS TELECOMMUNICATIONS INDUSTRY

     The FCC regulates the licensing, construction, operation, acquisition and interconnection arrangements of wireless telecommunications systems in the United States. The FCC has promulgated, and is in the process of promulgating, a series of rules, regulations and policies to, among other things, (i) grant or deny licenses for PCS frequencies, (ii) grant or deny PCS license renewals, (iii) rule on assignments and/or transfers of control of PCS licenses, (iv) govern the interconnection of PCS networks with other wireless and wireline carriers, (v) establish access and universal service funding provisions, (vi) impose fines and forfeitures for violations of any of the FCC's rules, and (vii) regulate the technical standards of PCS networks. The FCC currently prohibits a single entity from having a combined attributable interest (20% or greater interest in any license) in broadband PCS, cellular and SMR licenses totaling more than 45 MHz in any geographic area.

Transfers and Assignments of PCS Licenses

     The FCC must give prior approval to the assignment of, or transfers involving, substantial changes in ownership or control of a PCS license. Non-controlling interests in an entity that holds a PCS license or operates PCS networks generally may be bought or sold without prior FCC approval. In addition, a recent FCC order requires only post-consummation notification of certain pro forma assignments or transfers of control.

Conditions of PCS Licenses

     All PCS licenses are granted for 10-year terms conditioned upon timely compliance with the FCC's build-out requirements. Pursuant to the FCC's build-out requirements, all 30 MHz broadband PCS licensees must construct facilities that offer coverage to one-third of the population within 5 years and to two-thirds of the population within 10 years, and all 10 MHz broadband PCS licensees must construct facilities that offer coverage to at least one-quarter of the population within 5 years or make a showing of "substantial service" within that 5 year period. Rule violations could result in license revocations. The FCC also requires licensees to maintain a certain degree of control over their licenses. The Sprint PCS agreements reflect an alliance that the parties believe meets the FCC requirements for licensee control of licensed spectrum. If the FCC were to determine that our agreements with Sprint PCS need to be modified to increase the level of licensee control, the Sprint PCS agreements may be modified to cure any purported deficiency regarding licensee control of the licensed spectrum.

PCS License Renewal

     PCS licensees can renew their licenses for additional 10 year terms. PCS renewal applications are not subject to auctions. However, under the FCC's rules, third parties may oppose renewal applications and/or file competing applications. If one or more competing applications are filed, a renewal application will be subject to a comparative renewal hearing. The FCC's rules afford PCS renewal applicants involved in comparative renewal hearings with a "renewal expectancy." The renewal expectancy is the most important comparative factor in a comparative renewal hearing and is applicable if the PCS renewal applicant has: (i) provided "substantial service" during its license term; and
(ii) substantially complied with all applicable laws and FCC rules and policies. The FCC's rules define "substantial service" in this context as service that is sound, favorable and substantially above the level of mediocre service that might minimally warrant renewal.

Interconnection

     The FCC has the authority to order interconnection between CMRS providers and any other common carrier. The FCC has ordered local exchange carriers to provide reciprocal compensation to CMRS providers for the termination of traffic. Using these new rules, we will negotiate interconnection agreements for the Sprint PCS network in our market area with all of the major regional Bell operating companies, GTE and several smaller independent local exchange carriers. Interconnection agreements are negotiated on a state-wide basis. If an agreement cannot be reached, parties to interconnection negotiations can submit outstanding disputes to state authorities for arbitration. Negotiated interconnection agreements are subject to state approval.

Other FCC Requirements

     In June 1996, the FCC adopted rules that prohibit broadband PCS providers from unreasonably restricting or disallowing resale of their services or unreasonably discriminating against resellers. Resale obligations will automatically expire on November 24, 2002. The FCC is also considering whether wireless providers should be required to offer unbundled communications capacity to resellers who intend to operate their own switching facilities.

     The FCC also adopted rules in June 1996 that require local exchange and most CMRS carriers to program their networks to allow customers to change service providers without changing telephone numbers, which is referred to as service provider number portability. Initially, the FCC required that most CMRS providers be able to deliver calls from their networks to ported numbers anywhere in the country by December 31, 1998. The FCC also recently stayed for nine months the following number portability requirements: (i) CMRS providers must be able to offer their own customers number portability in their switches in the 100 largest metropolitan areas including the ability to support nationwide roaming by March 31, 2000, instead of June 30, 1999 and (ii) carriers must request number portability capability in the 100 largest metropolitan areas by June 30, 1999, instead of September 30, 1998. In response to a CTIA petition for forbearance, the FCC has extended until November 24, 2002 the deadline to implement local number portability. Beginning in 1999, all carriers will begin contributing to the Local Number Portability fund.

     The FCC has adopted rules permitting broadband PCS and other CMRS providers to provide wireless local loop and other fixed services that would directly compete with the wireline services of LECs. In June 1996, the FCC adopted rules requiring broadband PCS and other CMRS providers to implement enhanced emergency 911 capabilities within 18 months after the effective date of the FCC's rules. In December 1997, the FCC revised these rules to extend the compliance deadline for phase 1 until October 1, 1998 and for phase II until October 1, 2001 for digital CMRS carriers to ensure access for customers using devices for the hearing-impaired. The FCC recently extended the phase 1 compliance deadline to January 1, 1999. Further waivers of the enhanced emergency 911 capability requirements may be obtained by individual carriers by filing a waiver request.

Communications Assistance for Law Enforcement Act

     The Communications Assistance for Law Enforcement Act, enacted in 1994 to preserve electronic surveillance capabilities authorized by Federal and state law, requires telecommunications carriers to meet certain "assistance capability requirements" by October 25, 1998. However, the FCC recently granted a blanket extension of that deadline until June 30, 2000, because CALEA compliant equipment is not yet available. CALEA provides that a telecommunications carrier meeting industry CALEA standards shall have safe harbor for purposes of compliance with CALEA. Toward the end of 1997 telecommunications industry standard-setting organizations agreed to a joint standard to implement CALEA's capability requirements, known as J-STD-025. Although we will be able to offer traditional electronic surveillance capabilities to law enforcement, it, as well as the other participants in the wireless industry, may not meet the requirements of J-STD-025 by June 30, 2000, given hardware changes that are yet to be developed and implemented by switch manufacturers.

     In addition, the FCC is considering petitions from numerous parties to establish and implement technical compliance standards pursuant to CALEA requirements.

Other Federal Regulations

     Wireless systems must comply with certain FCC and FAA regulations regarding the siting, lighting and construction of transmitter towers and antennas. In addition, certain FCC environmental regulations may cause certain cell site locations to become subject to regulation under the National Environmental Policy Act. The FCC is required to implement the Act by requiring carriers to meet certain land use and radio frequency standards.

Review of Universal Service Requirements

     The FCC and the states are required to establish a "universal service" program to ensure that affordable, quality telecommunications services are available to all Americans. Sprint PCS is required to contribute to the federal universal service program as well as existing state programs. The FCC has determined that the Sprint PCS' "contribution" to the federal universal service program is a variable percentage of "end-user telecommunications revenues." Although many states are likely to adopt a similar assessment methodology, the states are free to calculate telecommunications service provider contributions in any manner they choose as long as the process is not inconsistent with the FCC's rules. At the present time it is not possible to predict the extent of the Sprint PCS total federal and state universal service assessments or its ability to recover from the universal service fund.

Partitioning; Disaggregation

     The FCC has modified its rules to allow broadband PCS licensees to partition their market areas and/or to disaggregate their assigned spectrum and to transfer partial market areas or spectrum assignments to eligible third parties.

Wireless Facilities Siting

     States and localities are not permitted to regulate the placement of wireless facilities so as to "prohibit" the provision of wireless services or to "discriminate" among providers of such services. In addition, so long as a wireless system complies with the FCC's rules, states and localities are prohibited from using radio frequency health effects as a basis to regulate the placement, construction or operation of wireless facilities. The FCC is considering numerous requests for preemption of local actions affecting wireless facilities siting.

Equal Access

     Wireless providers are not required to provide equal access to common carriers for toll services. However, the FCC is authorized to require unblocked access to toll carriers subject to certain conditions.

State Regulation of Wireless Service

     Section 332 of the Communications Act preempts states from regulating the rates and entry of commercial mobile radio service providers. However, states may petition the FCC to regulate such providers and the FCC may grant such petition if the state demonstrates that (1) market conditions fail to protect subscribers from unjust and unreasonable rates or rates that are unjustly or unreasonably discriminatory, or (2) when commercial mobile radio service is a replacement for landline telephone service within the state. To date, the FCC has granted no such petition. To the extent we provide fixed wireless service, we may be subject to additional state regulation.

                         DESCRIPTION OF CAPITAL STOCK

General

     The following summarizes all of the material terms and provisions of our capital stock. It does not purport to be complete, however, and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our certificate of incorporation. We have 25,000,000 shares of authorized capital stock, including 20,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01
per share. As of        , 1999, there were        shares of common stock and no
shares of preferred stock issued and outstanding.

Common Stock

     The holders of common stock are entitled to one vote for each share held of record on all maters submitted to a vote of stockholders and do not have any cumulative rights. Subject to the rights of the holders of any series of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Holders of shares of common stock have no preemptive, conversion, redemption, subscription or similar rights. If we liquidate, dissolve or wind up, the holders of shares of common stock are entitled to share ratably in the assets which are legally available for distribution, if any, remaining after the payment or provision for the payment of all debts and other liabilities and the payment and setting aside for payment of any preferential amount due to the holders of shares of any series of preferred stock.

Preferred Stock

          Under our certificate of incorporation, the board of directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of 5,000,000 shares of preferred stock. The preferred stock may be issued in one or more series. Each series may have different rights, preferences and designations and qualifications, limitations and restrictions that may be established by our board of directors without approval from the stockholders. These rights, designations and preferences include:

     .  number of shares to be issued;

     .  dividend rights;

     .  dividend rates;

     .  right to convert the preferred shares into a different type of security;

     .  voting rights attributable to the preferred shares;

     . right to set aside a certain amount of assets for payment relating to the preferred shares; and

     . prices to be paid upon redemption of the preferred shares or a bankruptcy type event.

     If our board of directors decides to issue any preferred stock, it could have the effect of delaying or preventing another party from taking control of AirGate. This is because the terms of the preferred stock would be designed to make it prohibitively expensive for any unwanted third party to make a bid for our shares. We have no present plans to issue any shares of preferred stock.

Delaware Law and Certain Charter and By-Law Provisions

       We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a certain period of time. That period is three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or owned within three years prior, 15% or more of the corporation's voting stock.

       Our certificate of incorporation and by-laws provide for the division of the board of directors into three classes, as nearly equal in size as possible, with each class beginning its three year term in a different year. See "Management--Board of Directors." A director may be removed only for cause by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally for the election of directors voting together as a single class.

       Our by-laws will also require a stockholder who intends to nominate a candidate for election to the board of directors, or to raise new business at a stockholder meeting to give at least 90 days advance notice to the Secretary. The notice provision will require a stockholder who desires to raise new business to provide us certain information concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director will need to provide us with certain information concerning the nominee and the proposing stockholder.

       Our certificate of incorporation empowers our board of directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders. These factors may include:

     . comparison of the proposed consideration to be received by stockholders in relation to the then current market price of AirGate's capital stock, the estimated current value of AirGate in a freely negotiated transaction and the estimated future value of AirGate as an independent entity; and

     . the impact of a transaction on our employees, suppliers and clients and its effect on the communities in which we operate.

     The provisions described above could make it more difficult for a third party to acquire control of AirGate and, furthermore, could discourage a third party from making any attempt to acquire control of AirGate.

     Our certificate of incorporation provides that any action required or permitted to be taken by the stockholders of AirGate may be taken only at a duly called annual or special meeting of the stockholders, and that special meetings may be called only by resolution adopted by a majority of the board of directors, or as otherwise provided in the bylaws. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions that are favored by the holders of a majority of the outstanding voting securities. These provisions may also discourage another person or entity from making an offer to stockholders for the common stock. This is because the person or entity making the offer, even if it acquired a majority of the outstanding voting securities of AirGate, would be unable to call a special meeting of the stockholders and would further be unable to obtain unanimous written consent of the stockholders. As a result, any meeting as to matters they endorse, including the election of new directors or the approval of a merger, would have to wait for the next duly called stockholders meeting.

     The DGCL provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless the corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the affirmative vote of the holders of at least 80% of the outstanding voting stock to amend or repeal any of the provisions of the certificate of incorporation described above. The 80% vote is also required to amend or repeal any of our by-law provisions described above. The by-laws may also be amended or repealed by the board of directors. The 80% stockholder vote would be in addition to any separate vote that each class of preferred stock is entitled to that might in the future be required in accordance with the terms of any preferred stock that might be outstanding at the time any amendments are submitted to stockholders.

Transfer Agent and Registrar

       The transfer agent and registrar for the common stock is            .

Listing

       Application has been made to list the shares of common stock on the Nasdaq National Market under the symbol "PCSA."

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no market for the common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices of the common stock prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after the consummation of this offering due to certain contractual and legal restrictions on resale (as described below), sales of substantial amounts of common stock in the public market after the restrictions lapse could adversely affect the prevailing market price of the common stock and our ability to raise equity capital in the future.

     Upon completion of this offering, we will have outstanding an aggregate of shares of common stock, assuming no exercise of the underwriters' over-allotment option (and no exercise of outstanding exercisable warrants for an aggregate of
      shares at      , 1999) and based upon the number of shares outstanding
as of      , 1999. Of these shares, all of the shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by our affiliates may generally only be sold in compliance with the limitations of Rule 144 described below.

Sales of Restricted Shares; Options

          All of the shares of common stock sold in this offering will be freely tradeable under the Securities Act, unless purchased by our "affiliates," as the Securities Act defines that term. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned restricted stock for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of (i) one percent of the then outstanding shares of common stock or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale is filed. In addition, under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares of restricted stock for at least two years may resell such shares without compliance with the foregoing requirements. In meeting the one and two year holding periods described above, a holder of restricted stock can include the holding periods of a prior owner who was not an affiliate.

     Additional shares of common stock are available for future grants under our stock option plan. See "Management--1999 Stock Option Plan." We intend to file one or more registration statements on Form S-8 under the Securities Act to register all shares of common stock subject to outstanding stock options and common stock issuable pursuant to our stock option plans that do not qualify for an exemption under Rule 701 from the registration requirements of the Securities Act. We expect to file these registration statements as soon as practicable following the closing of this offering, and such registration statements are expected to become effective upon filing. Shares covered by these registration statements will thereupon be eligible for sale in the public markets subject to the lock-up agreements, to the extent applicable.

Lock-up Agreements

     We and all of our current stockholders, members of senior management and directors have agreed, pursuant to the lock-up agreements that, during the period beginning from the date of this prospectus and continuing and including the date 180 days after the date of this prospectus, they will not, directly or indirectly offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of any shares of common stock, including but not limited to any common stock or securities convertible into or exercisable or exchangeable for common stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the Securities and Exchange Commission or enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of common stock, or make any demand for, or exercise and right with respect to, the registration of common stock or any securities convertible into or exercisable or exchangeable for common stock, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

     Following the lock-up period, shares of common stock will become eligible for sale, subject to compliance with Rule 144 of the Securities Act as described above.

                                 UNDERWRITING

     We and the underwriters named below have entered into an underwriting agreement covering the common stock to be offered in this offering. Donaldson, Lufkin & Jenrette Securities Corporation, SG Cowen Securities Corporation and The Robinson-Humphrey Company, LLC are acting as representatives of the underwriters. Each underwriter has agreed to purchase the number of shares of common stock set forth opposite its name in the following table.

     Underwriters                                                               Number of shares
     ------------                                                               ----------------

     Donaldson, Lufkin & Jenrette Securities Corporation.....................
     SG Cowen Securities Corporation.........................................
     The Robinson-Humphrey Company, LLC......................................




                                                                                ----------------
       Total
                                                                                ================


     The underwriting agreement provides that if the underwriters take any of the shares set forth in the table above, then they must take all of these shares. No underwriter is obligated to take any shares allocated to a defaulting underwriter except under limited circumstances.

     The underwriters are offering the shares of common stock, subject to the prior sale of such shares, and when, as and if such shares are delivered to and accepted by them. The underwriters will initially offer to sell shares to the public at the initial public offering price set forth on the cover page of this prospectus. The underwriters may also sell shares to securities dealers at a
discount of up to $          per share from the initial public offering price.
Any such securities dealers may resell shares to certain other brokers or
dealers at a further discount of up to $          per share.  After the initial
public offering, the underwriters may change the public offering price and other selling terms. The underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

     If the underwriters sell more shares than the total number set forth in the table above, the underwriters have the option to buy up to an additional shares of common stock from AirGate to cover such sales. They may exercise this option during the 30-day period from the date of this prospectus. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as set forth in the table above.

     The following table shows the per share and total underwriting discounts and commissions that AirGate will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.


                                                                                          Paid by AirGate
                                                                             ---------------------------------------
                                                                               No exercise          Full exercise
                                                                             ------------------   ------------------

Per share.................................................................   $                    $
                                                                             ------------------   ------------------

    Total.................................................................   $                    $
                                                                             ==================   ==================


     We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be $

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1993.

     At our request, the underwriters have reserved shares of common stock for sale at the initial public offering price to directors, officers, employees and retirees of AirGate who have expressed an interest in participating in the offering. We expect these persons to purchase no more than 5% of the common stock offered in the offering. The number of shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. The underwriters will offer unpurchased reserved shares to the general public on the same basis as the other offered shares.

     We and all of our current stockholders, members of senior management and directors have agreed that, for a period of 180 days from the date of this prospectus, we will not, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, do either of the following:

     . offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

     . enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common stock.

     In addition, during such period, we have also agreed not to file any registration statement with respect to, and each of our executive officers and directors and several of our shareholders have agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

     Either of the foregoing transaction restrictions will apply regardless of whether a covered transaction is to be settled by the delivery of common stock or such other securities, in cash or otherwise.

     Application has been made to list the common stock on the Nasdaq National Market under the symbol "PCSA." In order to meet the requirements for listing the common stock on the Nasdaq National Market, the underwriters have undertaken to sell lots of 100 to a minimum of 400 beneficial owners.

     Other than in the United States, no action has been taken by AirGate or the underwriters that would permit a public offering of the shares of common stock included in this offering in any jurisdiction where action for that purpose is required. The shares included in this offering may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisement in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of such jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering of the common stock and the distribution of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any shares of common stock included in this offering in any jurisdiction where that would not be permitted or legal.

     We expect that delivery of the shares will be made to investors on or about , 1999.

     The underwriters may purchase and sell shares of common stock in the open market in connection with this offering. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or slowing a decline in the market price of the common stock while the offering is in progress. The underwriters may also impose a penalty bid, which means that an underwriter must repay to the other underwriters a portion of the underwriting discount received by it. An underwriter may be subject to a penalty bid if the representatives of the underwriters, while engaging in stabilizing or short covering transactions, repurchase shares sold by or for the account of that underwriter. These activities may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq National Market, in the over-the-counter market or otherwise.

     Some of the underwriters are also acting as underwriters under our concurrent offering of senior discount notes, for which they will receive fees customary for performing such services.

Pricing of this Offering

     Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock was determined by negotiation among us and the representatives of the underwriters. Among the factors considered in determining the public offering price were:

     .    prevailing market conditions;

     .    our results of operations in recent periods;

     .    the present stage of our development;

     . the market capitalization and stages of development of other companies which the representatives of the underwriters believe to be comparable to us; and

     .    estimates of our business potential.

                                 LEGAL MATTERS

     Certain legal matters in connection with the sale of the shares of common stock offered hereby will be passed upon for AirGate by Patton Boggs LLP, Washington D.C. and for the underwriters by Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois.
                                    EXPERTS

     The consolidated financial statements of AirGate PCS, Inc. and subsidiaries and predecessors as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP contains an explanatory paragraph that states that AirGate has incurred recurring losses from operations and has a working capital and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                             AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to the common stock being offered by this prospectus and the senior discount notes concurrently being offered under a separate prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the common stock, see the registration statement, and its exhibits. Descriptions in this prospectus of any contract or other document are not necessarily complete and, where the contract or document is an exhibit to the registration statement, any such description is qualified in all respects by the exhibit. Copies of the registration statement, including exhibits, may be examined without charge in the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W. Room 1024, Washington, DC 20549, and the Securities and Exchange Commission's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, IL 60601, and 7 World Trade Center, 13th Floor, New York, NY 10048 or on the Internet at http://www.sec.gov. You can get information about the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the Public Reference Section of the Securities and Exchange Commission upon payment of prescribed fees.

     As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will be required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, DC 20006.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (A Development Stage Enterprise)

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report...................................  F-2
Consolidated Balance Sheets as of December 31, 1998 and 1997...  F-3
Consolidated Statements of Operations for the years ended
 December 31, 1998, 1997 and 1996..............................  F-4
Consolidated Statements of Stockholder's Deficit for the
 years ended December 31, 1998, 1997 and 1996 .................  F-5
Consolidated Statements of Cash Flows for the years ended
 December 31, 1998, 1997 and 1996 .............................  F-6
Notes to Consolidated Financial Statements ....................  F-7
Unaudited Consolidated Balance Sheet at March 31, 1999 ........  F-20
Unaudited Consolidated Statements of Operations for the
 three-month periods ended March 31, 1999 and 1998 ............  F-21
Unaudited Consolidated Statements of Cash Flows for the
 three-month periods ended March 31, 1999 and 1998 ............  F-22
Notes to Unaudited Consolidated Financial Statements ..........  F-23

                         Independent Auditors' Report


The Board of Directors
AirGate PCS, Inc.:


We have audited the accompanying consolidated balance sheets of AirGate PCS, Inc. and subsidiaries and predecessors (a development stage enterprise) as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholder's deficit, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AirGate PCS, Inc. and subsidiaries and predecessors (a development stage enterprise) as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that AirGate PCS, Inc. and subsidiaries and predecessors (a development stage enterprise) will continue as a going concern. As discussed in note 2 to the consolidated financial statements, AirGate PCS, Inc. and subsidiaries and predecessors have incurred recurring losses from operations and have a working capital and an accumulated deficit that raise substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                   /s/ KPMG LLP

April 28, 1999
Atlanta, Georgia

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

                          Consolidated Balance Sheets

                          December 31, 1998 and 1997

                                          Assets                                          1998              1997
                                                                                    ---------------    ----------------
Current assets:
  Cash and cash equivalents                                                         $  2,295,614             146,939
  Due from AirGate Wireless, LLC (note 6)                                                378,260                --
  Prepaid expenses                                                                       100,333               4,713
                                                                                    ------------       -------------
              Total current assets                                                     2,774,207             151,652
FCC licenses, net (note 5)                                                                   --           13,702,577
Property and equipment, net (note 4)                                                  12,545,365              16,967
Other assets                                                                             130,915                 --
                                                                                    ------------       -------------
                                                                                    $ 15,450,487          13,871,196
                                                                                    ============       =============
              Liabilities and Stockholder's Deficit

Current liabilities:
  Accounts payable                                                                  $  1,449,255              37,883
  Accrued interest                                                                       686,707             573,746
  Notes payable (note 7(a))                                                            6,000,000           2,800,000
  Notes payable to affiliates (note 7(b))                                              4,965,000             465,000
  Current maturities of long-term debt (note 7(c))                                     3,380,523                  --
                                                                                    ------------       -------------
              Total current liabilities                                               16,481,485           3,876,629

Long-term debt, excluding current maturities (note 7(c))                               4,319,477          11,745,066
                                                                                    ------------       -------------
              Total liabilities                                                       20,800,962          15,621,695
                                                                                    ------------       -------------

Stockholder's deficit (notes 8, 9 and 12):
  Preferred stock, par value $.01 per share;
    5,000,000 shares authorized; no shares
    issued and outstanding                                                                    --                  --
  Common stock, par value $.01 per share;
    20,000,000 shares authorized; 100 shares
    issued and outstanding at December 31, 1998                                                1                  --
  Additional paid-in capital                                                           6,303,944           4,711,429
  Accumulated deficit                                                                (11,654,420)         (6,461,928)
                                                                                    ------------       -------------
              Total stockholder's deficit                                             (5,350,475)         (1,750,499)
Commitments and contingencies (notes 7, 8, 11 and 12)
                                                                                    ------------       -------------

                                                                                    $ 15,450,487          13,871,196
                                                                                    ============       =============

See accompanying notes to consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

                     Consolidated Statements of Operations

                 Years ended December 31, 1998, 1997 and 1996

                                                                         1998             1997               1996
                                                                      ----------       ----------         ----------
Operating expenses:
  General and administrative expenses                               $ (2,596,534)      (1,101,054)        (1,252,027)
  Depreciation and amortization                                       (1,203,945)        (997,761)           (18,965)
                                                                      ----------       ----------         ----------
                   Operating loss                                     (3,800,479)      (2,098,815)        (1,270,992)

Interest expense                                                      (1,392,013)        (817,164)          (582,349)
                                                                      ----------       ----------         ----------
                   Net loss                                         $ (5,192,492)      (2,915,979)        (1,853,341)
                                                                      ==========       ==========         ==========



See accompanying notes to consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

               Consolidated Statements of Stockholder's Deficit

                 Years ended December 31, 1998, 1997, and 1996


                                                   Common stock             Additional                               Total
                                              ------------------------       paid-in          Accumulated         stockholder's
                                               Shares         Amount         capital            deficit              deficit
                                              ----------    ----------   --------------      ---------------     ----------------
Balance at December 31, 1995                       --       $     --           420,119           (1,692,608)         (1,272,489)
Loan conversions (note 9(b))                       --             --           100,710               --                 100,710
Net loss                                           --             --               --            (1,853,341)         (1,853,341)
                                              ----------    ----------   -------------       --------------      --------------
Balance at December 31, 1996                       --             --           520,829           (3,545,949)         (3,025,120)

Loan conversions (note 9(b))                       --             --         4,683,544               --               4,683,544
Cash distribution (note 9(c))                      --             --          (492,944)              --                (492,944)
Net loss                                           --             --               --            (2,915,979)         (2,915,979)
                                              ----------    ----------   -------------       --------------      --------------
Balance at December 31, 1997                       --             --         4,711,429           (6,461,928)         (1,750,499)
Formation of AirGate PCS, Inc.
 (note 1(a))                                      100              1                (1)              --                  --
Distribution of AirGate Wireless,
 LLC (note 9(a))                                   --             --         1,592,516               --               1,592,516
Net loss                                           --             --               --            (5,192,492)         (5,192,492)
                                              ----------    ---------    -------------       --------------      --------------
Balance at December 31, 1998                      100       $      1         6,303,944          (11,654,420)         (5,350,475)
                                              ==========    =========    =============       ==============      ==============

See accompanying notes to consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

                     Consolidated Statements of Cash Flows
                 Years ended December 31, 1998, 1997, and 1996

                                                              1998             1997                1996
                                                         ------------       ------------       -------------
Cash flows from operating activities:
  Net loss                                               $ (5,192,492)        (2,915,979)         (1,853,341)
  Adjustments to reconcile net loss to net cash
    (used in) provided by operating activities:
      Depreciation and amortization                         1,203,945            997,761              18,965
      (Increase) decrease in:
         Due from AirGate Wireless, LLC                      (378,260)                --                  --
         Prepaid expenses                                     (95,620)            (4,713)                 --
         Other assets                                        (130,915)         2,086,869           1,039,752
      Increase (decrease) in:
         Accounts payable                                   1,411,372             18,495             (95,596)
         Accrued interest                                   1,006,577            587,449             640,636
                                                         ------------       ------------       -------------
            Net cash (used in) provided by
              operating activities                         (2,175,393)           769,882            (249,584)
                                                         ------------       ------------       -------------
Cash flows from investing activities:
  Capital expenditures                                     (5,175,932)                --                  --
  Purchase of FCC licenses                                         --         (2,936,267)                 --
                                                         ------------       ------------       -------------
            Net cash used in investing activities          (5,175,932)        (2,936,267)                 --
                                                         ------------       ------------       -------------
Cash flows from financing activities:
  Proceeds from notes payable                               5,000,000          2,800,000                  --
  Proceeds from notes payable to affiliates                 5,200,000                 --                  --
  Payments on notes payable to affiliates                    (700,000)                --                  --
  Cash distribution                                                --           (492,944)                 --
                                                         ------------      -------------      --------------
            Net cash provided by financing activities       9,500,000          2,307,056                  --
                                                         ------------       ------------       -------------
            Net increase (decrease) in cash and
              cash equivalents                              2,148,675            140,671            (249,584)
Cash and cash equivalents at beginning of period              146,939              6,268             255,852
                                                         ------------       ------------       -------------
Cash and cash equivalents at end of period               $  2,295,614            146,939               6,268
                                                         ============       ============       =============
Supplemental disclosure of cash flow information -
  cash paid for interest                                 $  1,279,052            930,125                  --
                                                         ============       ============       =============
Supplemental disclosure of noncash investing
  and financing activities:
     Assets acquired through assumption of debt:
       FCC licenses                                      $         --         11,745,066                  --
       Site acquisition and engineering costs               7,700,000                 --                  --
     Notes payable and accrued interest converted
       to equity                                                   --         (4,683,544)           (100,710)
     Distribution of AirGate Wireless, LLC:
        Accrued interest                                     (893,616)                --                  --
        Long-term debt                                    (11,745,066)                --                  --
        FCC licenses, net                                  12,846,166                 --                  --
        Line of credit                                     (1,800,000)                --                  --
                                                         ============       ============       =============


See accompanying notes to consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)


                  Notes to Consolidated Financial Statements


                          December 31, 1998 and 1997


(1)  Business, Basis of Presentation and Summary of Significant Accounting
     Policies

     (a)  Business and Basis of Presentation
          AirGate PCS, Inc. (formerly AirGate Holding, Inc.) and subsidiaries and predecessors (collectively, the "Company") were formed for the purpose of becoming a leading provider of wireless Personal Communication Services (PCS). AirGate PCS, Inc. was formed in August 1998 to become a provider of PCS services exclusively licensed to use the Sprint PCS brand name in 20 Basic Trading Area markets located in the southeastern United States. The consolidated financial statements included herein include the accounts of AirGate PCS, Inc. and its wholly owned subsidiaries (AirGate Wireless, Inc. and AGW Leasing Co., Inc.) from their formation in August 1998 and their predecessor entities (AirGate LLC, AirGate Wireless, LLC, and AirLink LLC) for all periods presented, except that AirGate Wireless, LLC has been excluded effective August 4, 1998 as described below. All significant intercompany accounts and transactions have been eliminated in consolidation.

          From inception through August 1998, the predecessor entities' operating activities focused on developing a PCS business in the southeastern United States. These activities included the purchase of four Federal Communications Commission ("FCC") PCS licenses. In July 1998, the Company decided to pursue a different PCS business opportunity and signed a series of agreements with SprintCom, Inc. (the "Sprint Agreements") to build, construct and manage a PCS network that will support the offering of Sprint PCS services. As a result, upon formation of AirGate PCS, Inc. in August 1998, AirGate Wireless, LLC, which consists solely of the FCC licenses and related liabilities has been removed from the consolidated financial statements because its asset and liabilities will not be included in the continuing operations of the Company.

          The PCS market is characterized by significant risks as a result of rapid changes in technology, increasing competition and the cost associated with the build-out of a PCS network. The Company's continuing operations are dependent upon Sprint's ability to perform is obligations under the Sprint Agreements and the ability of the Company to raise sufficient capital to fund operating losses, to meet debt service requirements, and to complete the build-out of the PCS network. Additionally, the Company's ability to attract and maintain a sufficient customer base is critical to achieving breakeven cash flow. Changes in technology, increased competition, or the inability to obtain required financing, among other factors, could have an adverse effect on the Company's financial position and results of operations.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)


                  Notes to Consolidated Financial Statements


                          December 31, 1998 and 1997


     (b)  Cash and Cash Equivalents

          For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents includes amounts on deposit with commercial banks including a money market account.

     (c)  FCC Licenses

          FCC licenses are stated at cost less accumulated amortization. Amortization is provided using the straight-line method over the estimated useful lives of ten years.

     (d)  Property and Equipment

          Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Capitalized interest on construction activity during 1998 was not material. Asset lives are as follows:


                              Asset                          Useful life
                              -----                          -----------

               Site acquisition and engineering costs          10 years
               Computer equipment                               3 years
               Furniture, fixtures, and office equipment        5 years

     (e)  Income Taxes

          Prior to the formation of AirGate PCS, Inc. in August 1998, the predecessors of AirGate PCS, Inc. were operated as limited liability companies. As a result, income taxes were passed through to and were the responsibility of the stockholders of the predecessors.

          The Company uses the asset and liability method of accounting for income taxes. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

          The Company has not provided any pro forma income tax information for periods prior to August 1998 because such information would not be significant to the accompanying consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)


                  Notes to Consolidated Financial Statements


                          December 31, 1998 and 1997


     (f)  Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
          Of

          The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (g)  Use of Estimates

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the dates of the consolidated balance sheets and expenses during the reporting periods to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


(2)  Liquidity

     Since inception, the Company has been engaged in preparing business plans, raising capital and planning the build-out of its PCS network.
     As a result, the Company has not generated any revenues and losses from inception through December 31, 1998 have amounted to $11,654,420.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)


                  Notes to Consolidated Financial Statements


                          December 31, 1998 and 1997


     Despite these negative cash flows, the Company has been able to secure financing from a variety of sources to support its development to date. These sources have included both equity and debt financing.

     Significant amounts of additional financing will be required to build-out the PCS network and commence commercial operations. Based on the Company's current business plan, it is estimated that more than $330 million will be required to fund capital expenditures, principal payments on short and long-term debt, and losses from operations until the Company reaches breakeven cash flow.

     While there is no assurance that funding will be available to execute these plans, the Company is actively seeking financing and is exploring a number of alternatives in this regard.


(3)  Development Stage Enterprise

     AirGate LLC, the first predecessor entity of the Company, was established on June 15, 1995 (inception). The Company has devoted most of its efforts to date to activities such as preparing business plans, raising capital, and planning the build-out of its PCS network. From inception through December 31, 1998, the Company has not generated any revenues and has incurred expenses of $11,654,420, resulting in an accumulated deficit during the development stage of $11,654,420 as of December 31, 1998.

(4)  Property and Equipment

     Property and equipment consists of the following at December 31, 1998 and 1997:

                                                                             1998                    1997
                                                                   ---------------------    --------------------


          Site acquisition and engineering costs                   $          12,838,340                      --
          Computer equipment                                                      74,487                  48,404
          Furniture, fixtures, and office equipment                               24,572                  13,063
                                                                   ---------------------    --------------------
                 Total property and equipment                                 12,937,399                  61,467

          Less accumulated depreciation and
           amortization                                                          392,034                  44,500
                                                                     -------------------    --------------------

                 Property and equipment, net                       $          12,545,365                  16,967
                                                                     ===================    ====================

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)


                  Notes to Consolidated Financial Statements


                          December 31, 1998 and 1997


(5)  FCC Licenses, Net

     In April 1997, the Company participated in the FCC's auction of certain PCS licenses. In connection with this auction, AirGate Wireless, LLC, a predecessor to AirGate PCS, Inc., acquired four F Block PCS licenses for $14,681,333 consisting of $2,936,267 in cash and installment plan notes payable to the FCC of $11,745,066. These FCC licenses are being amortized using the straight-line method over an estimated useful life of 10 years. In July 1998, the Company decided to pursue a different PCS business opportunity. As a result, upon formation of AirGate PCS, Inc. in August 1998, AirGate Wireless, LLC, which consists solely of the FCC licenses and related liabilities has been removed from the consolidated financial statements because its assets and liabilities will not be included in the continuing operations of the Company. FCC licenses consist of the following at December 31, 1997:


                                                                1997
                                                       --------------------
          FCC licenses                                 $         14,681,333
          Less accumulated amortization                             978,756
                                                       --------------------

                FCC licenses, net                      $         13,702,577
                                                       ====================


(6)  Due From AirGate Wireless, LLC

     Effective August 4, 1998, AirGate Wireless, LLC, which consists solely of the FCC Licenses and related liabilities has been removed from the consolidated financial statements because its assets and liabilities will not be included in the continuing operations of the Company. The Company made interest payments totaling $378,260 related to these liabilities on behalf of AirGate Wireless, LLC subsequent to this distribution. The Company has established an amount due from AirGate Wireless, LLC which is expected to be paid with proceeds from the sale of the FCC licenses by AirGate Wireless, LLC.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1997

(7)  Notes Payable and Long-Term Debt

             (a) Notes Payable consist of the following at December 31, 1998 and 1997:

                                                                                               1998                    1997
                                                                                       -------------------     -----------------
             Note payable to bank under revolving line of credit
               facility; interest at prime plus 1% due monthly (10.25% at
               December 31, 1997); matures on May 1, 1999; guaranteed by
               affiliates (note 9(a))                                                  $                --              1,800,000
             Note payable to bank; interest at prime plus .5% due monthly
               (8.25% and 9.75% at December 31, 1998 and 1997, respectively);
               principal due in a single payment on May 9, 1999; guaranteed
               by affiliates (see note 12(e))                                                   1,000,000              1,000,000
             Secured promissory note, dated November 25, 1998, interest at 9.5%; interest and principal due at the earlier of: (1) the first
               drawdown on the proposed vendor equipment financing or (2) June 30, 1999         5,000,000                     --
                                                                                       ------------------      -----------------
                                                                                       $        6,000,000              2,800,000
                                                                                       ==================      =================

                   In November 1998, an equipment vendor loaned $5 million to the Company under a secured promissory note. The proceeds of the loan are intended to finance the purchase of products and services from the vendor and to satisfy short-term working capital needs of the Company, approved by the vendor consisting of engineering, network construction, switch site improvements, network equipment and collocation expenses. The $5 million secured promissory note payable to the vendor is secured by all assets of the Company.

                   Additionally, the Company entered into a secured equipment loan note for $10 million with the equipment vendor which may be used solely to finance the purchase of its products and services. At December 31, 1998, no amounts were outstanding related to the equipment loan note.

             (b) Notes Payable to Affiliates consist of the following at December 31, 1998 and 1997:

                                                                                               1998                    1997
                                                                                       -----------------       -----------------
             Notes payable to affiliates dated
               June 11, 1996; interest at 8%; payable
               based upon the occurrence of an equity
               financing or June 11, 1999                                               $        150,000                150,000
             Notes payable to affiliates dated
               June 11, 1996; interest at 8%; due and
               payable at maturity; matures in
               conjunction with a merger or sale of the
               Company or June 11, 1999                                                               --                135,000
             Note payable to an affiliate dated
               September 27, 1996; interest at 8%; due and
               payable at maturity; payable or convertible
               on August 8, 1998                                                                      --                180,000
             Convertible promissory notes payable to affiliates
               dated August 8, 1998; interest at 8%; principal and
               interest due on September 18, 1999 (see note 12(d))                             4,815,000                     --
                                                                                        ----------------       ----------------
                                                                                        $      4,965,000                465,000
                                                                                        ================       ================

                   The convertible promissory notes payable to affiliates have a face value of $4,815,000 at December 31, 1998 and mature at September 18, 1999, unless converted earlier. The notes are convertible into preferred or common stock at any time at the option of the holder and automatically convert upon the closing of the first equity financing in which AirGate PCS, Inc. sells shares of its equity securities for an aggregate consideration of at least $70,000,000 and at a premoney valuation of AirGate PCS, Inc. of at least $50,000,000 (see note 12 (e)).

                   In March and April 1999, the Company received an additional
             $1.5 million of short-term financing in the form of convertible notes from affiliates. All notes bear interest at 8%, are payable upon demand and automatically convert into shares of common stock at a 48% discount upon the Initial Public Offering of AirGate PCS, Inc.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)


                  Notes to Consolidated Financial Statements


                          December 31, 1998 and 1997


     (c) Long-Term Debt consists of the following at December 31, 1998 and 1997:

                                                                                              1998                     1997
                                                                                     ------------------       --------------------
             FCC installment plan notes dated April 28,
               1997; interest payments at 6.25% due in
               eight equal quarterly payments beginning
               July 31, 1998 and ending April 30, 2000;
               principal and interest payments of $469,207
               are due quarterly beginning July 28, 1999
               until January 28, 2007                                                $               --               11,745,066
             Unsecured promissory note dated
               July 22, 1998; interest at 14%;
               principal and interest payments of
               $1,120,170 due quarterly commencing
               March 1, 1999 and ending December 1, 2000
               (see note 12(f))                                                               7,700,000                       --
                                                                                     ------------------       ------------------
                      Total long-term debt                                                    7,700,000               11,745,066
             Less current maturities                                                          3,380,523                       --
                                                                                     ------------------       ------------------

                      Long-term debt, excluding current maturities                   $        4,319,477               11,745,066
                                                                                     ==================       ==================

As of December 31, 1998, management believes the Company is in compliance with all outstanding debt covenants. Failure of the Company to obtain additional financing during 1999 on a timely basis could result in the inability of the Company to meet its future debt service requirements.


Aggregate minimum annual principal payments due on long-term debt for the next two years at December 31, 1998 are as follows:

                    Years ending
                     December 31,
                     ------------
                       1999                              $      3,380,523
                       2000                                     4,319,477
                                                           --------------

                       Total long-term debt              $      7,700,000
                                                           ==============

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1997

(8)  Commitments

     (a) Lease Commitments

         The Company is obligated under noncancelable operating lease agreements for office space and cell sites. Future minimum annual lease payments under these noncancelable operating lease agreements for the next five years and in the aggregate are as follows:

                    Year ending
                    December 31,
                    ------------
                       1999                            $        594,736
                       2000                                     641,622
                       2001                                     612,217
                       2002                                     465,345
                       2003                                     365,422
                       Thereafter                               548,346
                                                         --------------
                       Total future minimum
                        annual lease payments          $      3,227,688
                                                         ==============

         The Company made lease payments to a related party for office space. A written lease agreement does not exist; however, the payments are $6,000 per month and $60,000 was paid to this related party for the year ended December 31, 1998. The Company believes that the terms of this related party lease arrangement are comparable to terms that the Company could have obtained with an unrelated third party.

         Rental expense for all operating leases was $292,842, $44,134, and $24,291 for the years ended December 31, 1998, 1997, and 1996, respectively.0

         The Company has entered into a Master Site Lease Agreement with BellSouth Personal Communications, Inc. whereby the Company has the right to lease tower space for the Company's communications and network equipment. The Company paid $100,000 in August 1998 to BellSouth for reimbursement of preparation and processing of the tower sites. In addition, the Company has paid $80,000 through December 31, 1998 in prepaid rent in order to exercise its right of first refusal to lease four tower sites. Future minimum annual lease payments under this arrangement, excluding one-time site cost reimbursements not to exceed $10,000 per site, as of December 31, 1998 are as follows:

                    1999                                    $   80,000
                    2000                                        80,000
                    2001                                        80,000
                    2002                                        80,000
                    2003                                        80,000
                    Thereafter                                 480,000
                                                             ---------

                       Total future minimum annual
                        lease payments                      $  880,000
                                                             =========

     (b) Employment Commitment

         On April 9, 1999, the Company entered into an employment agreement with Thomas Dougherty, the Company's new president and chief executive officer. This agreement included a stock option grant, which allows Mr. Dougherty the option to purchase a total number of shares equal to 2.0% of the fully diluted common shares of AirGate PCS, Inc. The exercise price will equal the fair market value on the date of grant and the options will be awarded no later than May 31, 1999. Twenty-five percent of these options will vest on April 15, 1999, and the remaining options will vest quarterly over a five year period beginning April 15, 1999. None of these shares will vest if Mr. Dougherty voluntarily terminates his employment with the Company prior to April 15, 2000. Additionally, if the Company successfully completes an Initial Public Offering or private placement offering in which at least $50,000,000 in new equity funds are raised before April 15, 2000, the Company agrees to award an additional option to Mr. Dougherty so that, after such financing he will continue to hold stock options equal to 2% of the number of shares outstanding.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1997


(9)  Stockholder's Deficit

     (a) Distribution of AirGate Wireless, LLC

         In July 1998, the Company decided to pursue a different PCS business opportunity. As a result, upon formation of AirGate PCS, Inc. on August 4, 1998, AirGate Wireless, LLC, which consists solely of the FCC licenses and related liabilities, has been removed from the consolidated financial statements because its assets and liabilities will not be included in the continuing operations of the Company. These assets and liabilities included the FCC licenses, net, FCC installment plan notes payable, a revolving line of credit with a commercial bank, and related accrued interest with carrying values of $12,846,166, $11,745,066, $1,800,000, and $893,616 at August 4, 1998, respectively.

     (b) Loan Conversions

         During the years ended December 31, 1997 and 1996, $4,683,544 and $110,710, respectively, of notes payable to affiliates including accrued interest were converted to additional paid-in capital in accordance with the respective terms of the note agreements.

     (c) Cash Distribution

         During the years ended December 31, 1997 and 1996, the affiliates agreed to convert an outstanding note to additional paid-in capital as described under loan conversions above. During the year ended December 31, 1997, in connection with the purchase of FCC licenses, the Company received a refund of $492,944 from the FCC which the Company paid to the affiliates in the form of a cash distribution.

     (d) Stock Purchase Warrants

         In August 1998, the Company issued stock purchase warrants to the affiliates in consideration for: (1) loans made by the affiliates to the Company which have been converted to additional paid-in capital,
         (2) guarantees of certain bank loans provided by the affiliates, and
         (3) in connection with the $4,815,000 in convertible debt financing provided by the affiliates. The warrants enabled the holders to purchase either preferred stock or common stock. The number of shares available for purchase under the terms of the warrants was based upon a predetermined formula which considered the amount of financing provided or guaranteed and the price per share received by the Company in the next financing round. The exercise price under the terms of the warrants would equal the price per share received by the Company in the next financing round and the warrants were exercisable for five years. All of these warrants were cancelled in connection with the debt consolidation described in note 12(d).

         The Company has not reflected the fair value of the warrants as a charge to interest expense because such amount was not significant.

     (e) Preferred Stock

         The Company's articles of incorporation authorize the Company's Board of Directors to issue up to 5 million shares of preferred stock without shareholder approval. The Company has no present plans to issue any preferred stock.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1997


(10) Income Taxes

     Prior to the formation of AirGate PCS, Inc. in August 1998, the predecessors of the Company were operated as limited liability companies. As a result, income taxes were passed through to and were the responsibility of the stockholders of the predecessors.

     The Company has not provided any pro forma income tax information for periods prior to August 1998 because such information would not be significant to the accompanying consolidated financial statements.

     The provision for income taxes includes income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future and any increase or decrease in the valuation allowance for deferred income tax assets.

     Income tax expense (benefit) for the year ended December 31, 1998 differed from the amount computed by applying the statutory U.S. Federal income tax rate of 34% to loss before income taxes as a result of the following:

                                                                                      1998
                                                                              -----------------
          Computed "expected" tax expense                                   $        (1,765,447)
          Expense related to LLC predecessors                                           568,939
          State and local income taxes, net of Federal income
           tax effect                                                                  (187,416)
          Increase in valuation allowance                                             1,893,093
          Benefit derived from contribution of tax assets                              (414,993)
          Other, net                                                                    (94,176)
                                                                              -----------------

                Total income tax expense (benefit)                          $                --
                                                                              =================

     The income tax effects of temporary differences that give rise to the Company's deferred income tax assets as of December 31, 1998 are as follows:

                                                                                     1998
                                                                              -----------------
          Deferred income tax assets:
           Net operating loss carryforwards                                 $           302,085
           Capitalized start-up costs                                                 1,381,634
           Accrued expenses                                                              28,702
           Property and equipment due to differences in
             depreciation and amortization                                              180,672
                                                                              -----------------
                Gross deferred income tax asset                                       1,893,093

           Less valuation allowance                                                  (1,893,093)
                                                                              -----------------

                Net deferred income tax asset                               $                --
                                                                              =================

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1997


     In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment.

     The increase in deferred income tax assets and the increase in the valuation allowance for the net deferred income tax assets for the year ended December 31, 1998 was $1,893,093. Deferred income tax assets and liabilities are recognized for differences between the financial statement carrying amounts and the tax basis of assets and liabilities which result in future deductible or taxable amounts and for net operating loss and tax credit carryforwards. A valuation allowance has been provided because the realization of deferred income tax assets is uncertain.

     As of December 31, 1998, the Company has net operating loss carryforwards of approximately $750,000, which will expire in the year 2018.

(11) Year 2000

     The year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year. Consequently, such software has the potential to recognize a date using the "00" as the year 1900, rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     The Company believes that its own computer systems and software are year 2000 compliant. To the extent that the Company implements its own computer systems and software in the future, the Company will assess year 2000 compliance prior to their implementation. The Company has not incurred any costs relating to the year 2000 compliance. In the process of designing and constructing its PCS network, the Company has entered into material agreements with several third-party vendors. The Company relies on these vendors for all important operating, computer and non-information technology systems. Therefore, the Company is highly dependent on Sprint PCS and other vendors for remediation of their network elements, computer systems, software applications and other business systems. The Company will purchase critical back office services from Sprint PCS such as billing, customer care, home location registration, intelligent network capabilities and directory and operator assistance. The Company's network infrastructure equipment will be contractually provided by a third-party vendor with whom the Company has a material relationship. If either Sprint PCS or this third-party vendor fail to become year 2000 compliant, the Company's ability to commence operations may be materially delayed. The Company has contacted its third-party vendors and believe that they will be year 2000 compliant. However, the Company has no contractual or other right to compel compliance by them.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1997


     The Company does not expect to commence operations until the first quarter of 2000. Because of its reliance on third-party vendors, the Company believes that the impact of issues relating to year 2000 compliance, if any, would result in a delay in launching commercial PCS operations and not a disruption in service. Therefore, the Company has not developed a contingency plan and does not expect to do so.

(12) Subsequent Events (Unaudited)

     (a) On May 14, 1999, the Board of Directors amended the Articles of Incorporation of AirGate Holding, Inc. to change its name to AirGate PCS, Inc. and to increase the number of authorized shares of common stock from 20,000 to 20,000,000 shares and the number of authorized shares of preferred stock from 5,000 to 5,000,000 shares.

     (b) In May 1999, the Company received an additional $1.0 million of short-term financing in the form of convertible notes from affiliates. All notes bear interest at 8%, are payable upon demand, and automatically convert into shares of common stock at a 48% discount upon the Initial Public Offering of AirGate PCS, Inc.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1997


     (c) The Company expects to file a registration statement for an equity and debt financing in May 1999. The Company has selected Donaldson, Lufkin & Jenrette ("DLJ") to lead an initial public offering to raise
          $100 million in equity financing and $150 million in proceeds from the issuance of senior discount notes due 2009. The Company plans to utilize the proceeds from the aforementioned offerings to build-out its PCS network, to fund the Company's anticipated operating losses while completing the network build-out, and to pay-off a $1 million note payable to bank and $7.7 million in long-term debt.

     (d) In May 1999, the Company consolidated the convertible notes payable to affiliates issued to the Weiss, Peck & Greer Venture Partners affiliated funds in 1998 and 1999 for a total of $3.167 million into two subordinated promissory notes that will be converted into shares of common stock concurrently with completion of the Initial Public Offering at a 48% discount upon the Initial Public Offering. The stock purchase warrants issued by the Company in August 1998 and held by the Weiss, Peck & Greer Venture Partners affiliated funds were terminated. In May 1999, the Company issued new warrants to the Weiss, Peck & Greer Venture Partners affiliated funds to purchase shares of common stock for an aggregate price of up to $2.75 million at a price 25% less than the price of a share of common stock sold in the Initial Public Offering. The warrants may be exercised for two years from the date of the Initial Public Offering.

          In May 1999, the Company consolidated the convertible notes payable to affiliates issued to the JAFCO America Ventures, Inc. affiliated funds for a total of $4.394 million into two subordinated promissory notes that will be converted into shares of common stock concurrently with the completion of the Initial Public Offering at a 48% discount upon the Initial Public Offering. The stock purchase warrants issued by the Company in August 1998 and held by the JAFCO America Ventures, Inc. affiliated funds were terminated.

          If the Initial Public Offering is not completed, the Company is required to repay these new convertible notes one year after their issuance, subject to the prior repayment of the senior secured debt.

     (e) On May 13, 1999, the Company obtained a loan modification agreement for its $1 million note payable to bank to extend the maturity date from May 9, 1999 to August, 9, 1999.

     (f) On May 12, 1999 the Company obtained a loan modification agreement to defer the initial principal and interest payment due on the Company's $7.7 million long-term debt arrangement from March 1, 1999, to August 31, 1999.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

                          Consolidated Balance Sheet
                                  (Unaudited)
                                March 31, 1999

                                                             Assets
Current Assets:
  Cash and cash equivalents                                                                           $       446,669
  Due from AirGate Wireless, LLC                                                                              430,669
  Prepaid expenses                                                                                            100,000
                                                                                                      ---------------

                  Total current assets                                                                        977,338

Property and equipment, net                                                                                13,675,693
Other assets                                                                                                  130,915
                                                                                                      ---------------

                                                                                                      $    14,783,946
                                                                                                      ===============


                                                Liabilities and Stockholder's Deficit

Current liabilities:
  Accounts payable                                                                                    $     1,365,222
  Accrued interest                                                                                          1,184,236
  Notes payable                                                                                             6,000,000
  Notes payable to affiliates                                                                               5,465,000
  Current maturities of long-term debt                                                                      4,405,326
                                                                                                      ---------------

                  Total current liabilities                                                                18,419,784

Long-term debt, excluding current maturities                                                                3,294,674
                                                                                                      ---------------

                  Total liabilities                                                                        21,714,458
                                                                                                      ---------------

Stockholder's deficit:
  Preferred stock, par value $.01 per share;
    5,000,000 shares authorized; no shares
    issued and outstanding                                                                                       --

  Common stock, par value $.01 per share;
    20,000,000 shares authorized; 100 shares
    issued and outstanding at March 31, 1999                                                                        1

  Additional paid-in capital                                                                                6,303,944
  Accumulated deficit                                                                                     (13,234,457)
                                                                                                      ---------------

                  Total stockholder's deficit                                                              (6,930,512)

                                                                                                      ---------------

                                                                                                      $    14,783,946
                                                                                                      ===============

    See accompanying notes to unaudited consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

                     Consolidated Statements of Operations
                                  (Unaudited)

                                                                                       For the Three-Month Periods
                                                                                              Ended March 31,
                                                                           -------------------------------------------------
                                                                                 1999                           1998
                                                                           -------------------------------------------------
Operating expenses:
  General and administrative expenses                                      $        (369,053)                      (148,726)
  Depreciation and amortization                                                     (467,028)                      (374,536)
                                                                           ------------------             ------------------

              Operating loss                                                        (836,081)                      (523,262)

Interest expense                                                                    (743,956)                      (417,226)
                                                                           ------------------             ------------------

              Net loss                                                     $      (1,580,037)                      (940,488)
                                                                           ==================             ==================



    See accompanying notes to unaudited consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

                     Consolidated Statements of Cash Flows
                                  (Unaudited)


                                                                                            For the Three-Month Periods
                                                                                                 Ended March 31,
                                                                                           ------------------------------
                                                                                             1999                  1998
                                                                                           ------------------------------
Cash flows from operating activities:
  Net loss                                                                                 $    (1,580,037)     (940,488)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                                                                467,028       374,536
      (Increase) decrease in:
          Due from AirGate Wireless, LLC                                                           (52,409)            -
          Prepaid Expenses                                                                             333           621
      Increase (decrease) in:
           Accounts payable                                                                        (84,033)       44,666
           Accrued interest                                                                        497,529       196,087
                                                                                           ---------------   -----------
              Net cash used in operating activities                                               (751,589)     (324,578)
                                                                                           ---------------   -----------
Cash flows from investing activities:
      Capital expenditures                                                                      (1,597,356)      (13,705)
                                                                                           ---------------   -----------
              Net cash used in investing activities                                             (1,597,356)      (13,705)
                                                                                           ---------------   -----------
Cash flows from financing activities:
      Proceeds from notes payable to affiliates                                                    500,000       215,000
                                                                                           ---------------   -----------
              Net cash provided by financing activities                                            500,000       215,000
                                                                                           ---------------   -----------

              Net decrease in cash and cash equivalents                                         (1,848,945)     (123,283)
Cash and cash equivalents at beginning of period                                                 2,295,614       146,939
                                                                                           ---------------   -----------
Cash and cash equivalents at end of period                                                 $       446,669        23,656
                                                                                           ===============   ===========
Supplemental disclosure of cash flow information -
              cash paid for interest                                                       $       298,838       221,139
                                                                                           ===============   ===========

    See accompanying notes to unaudited consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

             Notes to Unaudited Consolidated Financial Statements

                            March 31, 1999 and 1998
                                  (Unaudited)

(1)  Basis of Presentation


     The accompanying unaudited consolidated financial statements represent the accounts of AirGate PCS, Inc. and subsidiaries and predecessors (collectively, the "Company"). These unaudited consolidated financial statements have been prepared in accordance with instructions for preparing interim financial information and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. All adjustments, consisting of normal recurring accruals, which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations have been included. The accompanying unaudited consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and related notes appearing elsewhere herein.

(2)  Development Stage Enterprise

     AirGate LLC, the first predecessor entity of the Company, was established on June 15, 1995 (inception). The Company has devoted most of its efforts to date to activities such as preparing business plans, raising capital, and planning the build-out of its PCS network. From inception through March 31, 1999, the Company has not generated any revenues and has incurred expenses of $13,234,457, resulting in an accumulated deficit during the development stage of $13,234,457 as of March 31, 1999.

(3)  Subsequent Events

     (a) On May 14, 1999, the Board of Directors amended the Articles of Incorporation of AirGate Holding, Inc. to change its name to AirGate PCS, Inc. and to increase the number of authorized shares of common stock from 20,000 to 20,000,000 shares and the number of authorized shares of preferred stock from 5,000 to 5,000,000 shares.

     (b) In May 1999, the Company received an additional $1.0 million of short-term financing in the form of convertible notes from affiliates. All notes bear interest at 8%, are payable upon demand, and automatically convert into shares of common stock at a 48% discount upon the Initial Public Offering of AirGate PCS, Inc.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                       (a Development Stage Enterprise)

             Notes to Unaudited Consolidated Financial Statements

                            March 31, 1999 and 1998
                                  (Unaudited)



     (c) The Company expects to file a registration statement for an equity and debit financing in May 1999. The Company has selected Donaldson, Lufkin & Jenrette to lead an initial public offerings to raise
          $100 million in equity financing and $150 million in proceeds from the issuance of senior discount notes due 2009. The Company plans to utilize the proceeds from the aforementioned offerings to build-out its PCS network, to fund the Company's anticipated operating losses while completing the network build-out, and to pay-off a $1 million note payable to bank and $7.7 million in long-term debt.

     (d) In May 1999, the Company consolidated the convertible notes payable to affiliates issued to the Weiss, Peck & Greer Venture Partners affiliated funds in 1998 and 1999 for a total of $3.167 million into two subordinated promissory notes that will be converted into shares of common stock concurrently with completion of the Initial Public Offering at a 48% discount upon the Initial Public Offering. The stock purchase warrants issued by the Company in August 1998 and held by the Weiss, Peck & Greer Venture Partners affiliated funds were terminated. In May 1999, the Company issued new warrants to the Weiss, Peck & Greer Venture Partners affiliated funds to purchase shares of common stock for an aggregate price of up to $2.75 million at a price 25% less than the price of a share of common stock sold in the Initial Public Offering. The warrants may be exercised for two years from the date of the Initial Public Offering.

          In May 1999, the Company consolidated the convertible notes payable to affiliates issued to the JAFCO America Ventures, Inc. affiliated funds for a total of $4.394 million into two subordinated promissory notes that will be converted into shares of common stock concurrently with the completion of the Initial Public Offering at a 48% discount upon the Initial Public Offering. The stock purchase warrants issued by the Company in August 1998 and held by the JAFCO America Ventures, Inc. affiliated funds were terminated.

          If the Initial Public Offering is not completed, the Company is required to repay all of these new convertible notes one year after their issuance, subject to the prior repayment of the senior secured debt.

     (e) On May 13, 1999, the Company obtained a loan modification agreement for its $1 million note payable to bank to extend the maturity date from May 9, 1999 to August 9, 1999.

     (f) On May 12, 1999, the Company obtained a loan modification agreement to defer the initial principal and interest payments due on the Company's $7.7 million long-term debt arrangement from March 1, 1999, to August 31, 1999.

================================================================================

       , 1999



                                    [Logo]



                               AirGate PCS, Inc.



                            Shares of Common Stock


                                --------------
                                  PROSPECTUS
                                --------------


                         Donaldson, Lufkin & Jenrette

                                   SG Cowen

                             The Robinson-Humphrey
                                    Company


--------------------------------------------------------------------------------
We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

Until          , 1999 (25 days after the date of this prospectus), all dealers that effect transactions in these securities may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter in this offering or when selling previously unsold allotments or subscriptions.
--------------------------------------------------------------------------------

                     Alternate Senior Discount Notes Pages

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+We will amend and complete the information in this prospectus. Although we + +are permitted by US federal securities laws to offer these securities using + +this prospectus, we may not sell them or accept your offer to buy them until + +the documentation filed with the SEC relating to these securities has been + +declared effective by the SEC. This prospectus is not an offer to sell these + +securities or our solicitation of your offer to buy these securities in any +
+jurisdiction where that would not be permitted or legal.                      +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                     SUBJECT TO COMPLETION -- May 24, 1999

Prospectus
         , 1999

[AirGate logo]                                                 [Sprint PCS logo]
                               AirGate PCS, Inc.
                                 $150,000,000
                       % Senior Discount Notes Due 2009

------------------------------------------------------------------------------------------------------------------------------
AirGate:                                                        .     Redemption: We may redeem the Senior discount notes
                                                                      notes at any time after           , 2004.  During the
 .    We intend to become a leading provider of                        first 36 months after issuance, we may redeem up to
     wireless communications services in our territory in             35% of the senior discount notes with the proceeds
     the southeastern United States.                                  of an offering of our equity.

 .    AirGate PCS, Inc.
     Suite 1700                                                 .     Subsidiary Guarantees:  Our existing
     230 Peachtree Street, N.W.                                       subsidiaries AirGate Wireless, Inc. and AGW
     Atlanta, Georgia  30303                                          Leasing Company, Inc. and all of our future
     (404) 522-8004                                                   restricted subsidiaries will unconditionally
                                                                      guarantee the senior discount notes.
The Offering:
                                                                .     Security:  The senior discount notes are
 .    Use of proceeds: Capital expenditures, including the             secured by a pledge of all the capital stock of
     build-out of our PCS network, operating losses, working          our directly owned subsidiaries and all
     capital, repayment of existing debt and for general              intercompany notes for money owed to us by our
     corporate purposes.                                              subsidiaries.  These pledges will be subordinate
                                                                      to pledges under our senior secured debt.

 .    Closing Date:                         , 1999.              .     Ranking of Senior Discount Notes and
     The offering is conditional on the closing of the                Subsidiary Guarantees:  The senior discount notes
     concurrent initial public offering, under a separate             are equal in right of payment to all our existing
     prospectus, of our common stock.                                 and future senior indebtedness, and the subsidiary
                                                                      guarantees are senior in right of payment with all
The Senior Discount Notes:                                            existing and future indebtedness of each guarantor
                                                                      but will be effectively subordinated to any
 .    Maturity:                          , 2009.                       secured indebtedness of the guarantors.

 .    Interest Payments:  We are selling the senior
     discount notes at a substantial discount from their
     principal amount at maturity, and no cash interest
     will accrue on the senior discount notes prior to
               , 2004.  Thereafter, we will pay interest
     on             and              commencing         ,
     2004.

------------------------------------------------------------------------------------------------------------------------------
                                                                   Per Note                    Total
------------------------------------------------------------------------------------------------------------------------------
Price                                                                      %              $
------------------------------------------------------------------------------------------------------------------------------


   This investment involves risk. See "Risk Factors" beginning on page 8.

--------------------------------------------------------------------------------
Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

Donaldson, Lufkin & Jenrette                                 Paribas Corporation

                     Alternate Senior Discount Notes Pages

                               TABLE OF CONTENTS

                                             Page                                                      Page
Prospectus Summary........................            Management....................................
Risk Factors..............................            Principal Stockholders........................
Forward-looking Statements................            Certain Transactions..........................
Use of Proceeds...........................            Regulation of the Wireless
Capitalization ...........................              Telecommunications Industry.................
Selected Financial Data...................            Description of Notes..........................
Management's Discussion and Analysis                  United States Federal Income Tax
   of Financial Condition and Results of                Consequences................................
   Operations.............................            Underwriting..................................
Industry Background.......................            Legal Matters.................................
Business..................................            Experts.......................................
The Sprint PCS Agreements.................            Available Information.........................
Description of Certain Indebtedness.......            Index to Financial Statements.................     F-1

                         ----------------------------

The prospectus includes product names, trade names and trademarks of other companies.

                     Alternate Senior Discount Notes Pages

----------------------------------------------------------------------------------------------------------------------------
                                                The Offering
Issuer........................................  AirGate PCS, Inc.

Securities Offered............................  $         million aggregate principal amount at maturity
                                                of        % senior discount notes, due 2009.  We will issue the
                                                senior discount notes at a price to investors that will yield gross proceeds to us of approximately $150.0 million.

Maturity Date.................................               , 2009.

Accretion.....................................  The aggregate accreted value of the senior discount notes will
                                                increase from $150.0 million at issuance at a rate of       %,
                                                compounded semi-annually, to a final accreted value equal to
                                                their aggregate principal amount of $        million
                                                at             , 2004.

Interest Rate.................................   The senior discount notes will accrue interest at the rate
                                                 of     % per annum, payable semi-annually in cash in arrears on
                                                 each          and                , commencing                  ,
                                                 2004.

Subsidiary Guarantees.........................  The senior discount notes will be guaranteed by our current subsidiaries, AirGate Wireless, Inc. and AGW Leasing Company,
                                                Inc., and all of our future restricted subsidiaries.  See
                                                "Description of Notes---Brief Description of the Notes and the
                                                Guarantees--The Guarantees" and "Description of Notes--Subsidiary
                                                Guarantees."

Ranking.......................................  The senior discount notes will be:

                                                .   equal in right of payment with all of our existing and future senior indebtedness, but effectively subordinated to our senior secured debt; and

                                                .   equal in right of payment to all of our existing and future subordinated indebtedness.

                                                The guarantees will be unsecured obligations of the guarantors and will be:

                                                .   senior in right of payment to any existing and future unsecured indebtedness of each guarantor; and

                                                .   subordinated to each of the guarantor's existing and future secured indebtedness.

                                                See "Description of Notes--Brief Description of the Notes and the Guarantees."


-----------------------------------------------------------------------------------------------------------------------------

                     Alternate Senior Discount Notes Pages

---------------------------------------------------------------------------------------------------------------------------------
 Security...................................... The senior discount notes will be secured by:

                                                .   a pledge of the capital stock of all of our direct subsidiaries; and

                                                .   a pledge of all intercompany notes payable to us.

                                                The pledge to secure the senior discount notes is junior to the pledge to secure our senior secured debt.

                                                See "Description of Notes--Security."

Optional Redemption...........................  On or after , 2004, we may redeem all or part of the senior discount notes at redemption prices set forth under "Description of Notes--Optional Redemption,"
                                                together with accrued and unpaid interest, if any, to the date of redemption.

                                                During the first 36 months after the offering of the senior discount notes, we may use the net proceeds from a public equity offering to redeem up to 35% of the accreted value of the senior discount notes originally issued at a redemption price of % of the accreted value as of the date of redemption, provided that at least 65%
                                                of the accreted value of the senior discount notes originally issued remains outstanding immediately after the redemption. See "Description of Notes--Optional
                                                Redemption."

Change of Control.............................  If we experience a change of control, we will be required to make an offer to repurchase your senior discount notes at a price equal to 101% of the accreted value, if before , 2004, or 101% of the aggregate principal amount thereafter, as applicable, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes--Repurchase at the Option of Holders--Change
                                                in Control."

Restrictive Covenants.........................  The indenture governing the senior discount notes will contain covenants that, among other things, will limit our ability and the ability of our subsidiaries to:

                                                .   incur additional indebtedness or issue preferred stock;

                                                .   pay dividends, redeem capital stock or make other restricted payments or investments;

                                                .   create liens on assets;

                                                .   merge, consolidate or dispose of assets;

                                                .   enter into certain transactions with affiliates; and

                                                .   enter into sale and leaseback transactions.

                                                See "Description of Notes--Selected Covenants."
-----------------------------------------------------------------------------------------------------------------------------

                     Alternate Senior Discount Notes Pages

-----------------------------------------------------------------------------------------------------------------------------------
Original Issue Discount.......................  The senior discount notes are being issued with original issue discount for U.S.
                                                federal income tax purposes. Thus, although interest will not be payable on the senior discount notes prior to , 2004, holders will be required to include original issue discount amounts in gross income for U.S. federal income tax purposes over the term of the senior discount notes in advance of receipt of cash payments to which such income is attributable. See "United States Federal Income Tax Consequences."

Use of Proceeds...............................  We will use:

                                                .   the proceeds from the sale of the senior discount notes;

                                                .   the proceeds from the concurrent sale of our common stock; and

                                                .   financing provided by a vendor

                                                to fund the following:

                                                .   Capital expenditures, including the build-out of our PCS network;

                                                .   working capital requirements;

                                                .   operating losses; and

                                                .   general corporate purposes.


                                                See "Use of Proceeds."

Concurrent Equity Offering....................  The closing of the offering of the senior discount notes and the completion of our concurrent initial public offering of shares of common stock, under a separate
                                                prospectus, resulting in $         of gross proceeds (assuming the midpoint of the
                                                range set forth on the cover page of the prospectus relating to the common stock), are conditioned on each other.

                                 Risk Factors

         Investment in the senior discount notes involves a high degree of risk. See "Risk Factors" beginning on page 8 for a discussion of the material factors which should be considered by prospective investors in evaluating an investment in the senior discount notes.



--------------------------------------------------------------------------------

                     Alternate Senior Discount Notes Pages

                                 Risk Factors

         Investment in the senior discount notes involves a high degree of risk. In addition to the other information in this prospectus, the following factors should be considered carefully in evaluating an investment in the senior discount notes. The cautionary statements set forth below and elsewhere in this prospectus should be read in conjunction with accompanying forward-looking statements included under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere herein.

Risks Related to the Offering

The senior discount notes are effectively subordinate to other debt that encumbers our assets.

         The right to payment on the senior discount notes will be effectively subordinate to all of our existing and future senior secured debt. Similarly, each subsidiary guarantee of the senior discount notes will be subordinate to all existing and future senior secured debt of the applicable guarantor. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us or any guarantor, our or such guarantor's assets will be available to pay obligations on the senior discount notes or the applicable guarantee only after all outstanding senior secured debt of such party has been paid in full. There may not be sufficient assets remaining to make payments on amounts due on any or all of the senior discount notes then outstanding or any subsidiary guarantee. In addition, under certain circumstances, an event of a default in the payment of certain senior secured debt will prohibit us and the guarantors of the senior discount notes from paying the senior discount notes or the guarantees of the senior discount notes. As of March 31, 1999, our outstanding vendor equipment financing which constitutes senior secured debt, was $5.0 million.

         Although the indenture governing the senior discount notes will limit the amount of debt we and certain of our subsidiaries may incur, we expect to incur substantial addtional senior secured debt including $142.1 million of additional borrowings in vendor equipment financing. See "Description of Notes."

         The guarantees of the senior discount notes will be unsecured. Thus, the guarantees of the senior discount notes will rank junior in right of payment to any of our secured debt or the secured debt of the guarantors of the senior discount notes to the extent of the value of the assets securing the debt. The debt includes debt incurred under our senior secured debt, which is secured by liens on substantially all of our assets and those of our subsidiaries. If an event of default were to occur under our senior secured debt, the lenders could foreclose on the collateral regardless of any default with respect to the senior discount notes. These assets would first be used to repay in full all amounts outstanding under our senior secured debt. The use in the wireless communications services business of the agreements with Sprint PCS and the infrastructure equipment used in our network creates the value of our assets. These assets are highly specialized and, taken individually, have limited marketability, particularly as a result of some of the provisions in our agreements with Sprint PCS. Consequently, in the event the lenders under our senior secured debt foreclose on the collateral securing our debt, these assets are likely to be sold as an entirety.

Your rights to enforce remedies under the pledge agreement are limited as long as the senior secured debt is outstanding.

         The pledge agreement provides you with a security interest in certain of our assets but that security interest is subordinated to the security interests in favor of holders of our senior secured debt. The holders of the senior

                     Alternate Senior Discount Notes Pages

secured debt are given the exclusive right to control all decisions relating to the enforcement of remedies under the pledge agreement. As a result, the holders of the senior discount notes will not be able to force a sale of the collateral securing the senior discount notes or otherwise independently pursue the remedies of a secured creditor under the pledge agreement. Our senior secured debtholders may have interests that are different from the interests of holders of the senior discount notes and they may be able to elect not to pursue their remedies under the pledge agreement at a time when it would be advantageous for the holders of the senior discount notes to do so.

We are dependent on our subsidiaries for funds necessary to make payments on the senior discount notes.

     Almost all of our operations are conducted through our subsidiaries. As a result, we are dependent upon dividends from our subsidiaries for the funds necessary to make payments on the senior discount notes. Our senior secured debt restricts the ability of these subsidiaries to pay dividends or make other distributions. In addition, any dividends paid or distributions made may not be adequate to allow us to make payments on the senior discount notes.

Federal and state statutes allow courts, under specific circumstances, to void the senior discount notes and the guarantees of the senior discount notes.

     Although any guarantee of the senior discount notes provides the holders of the senior discount notes with a direct claim against the assets of the applicable guarantor, creditors of a bankrupt guarantor may challenge the guarantee. If a challenge to a guarantee were upheld, then the applicable guarantee would be invalid and unenforceable. Without the benefit of any guarantees, holders of the senior discount notes would be junior to all creditors (including trade creditors) of our subsidiaries. As of March 31, 1999, after giving effect to this offering, the common stock offering, and the conversion of $5.3 million of convertible notes, our outstanding long-term debt would have consisted of (1) approximately $5.0 million of vendor equipment financing; (2) $7.7 million of unsecured debt from a third party; and (3) $150.0 million of senior discount notes. Under our current business plan, we expect to incur substantial additional debt before achieving break even operating cash flow, including $142.1 million of additional borrowings in vendor equipment financing.

     The creditors of a bankrupt guarantor could challenge a guarantee on the grounds that the guarantee constituted a fraudulent conveyance under bankruptcy law. If a court were to rule that a guarantor;

     . incurred a guarantee to delay, hinder or defraud present or future creditors;

     . received less than reasonably equivalent value or fair consideration for incurring the guarantee; and

     .  at the time of incurring the guarantee, the guarantor:

        .  was insolvent or rendered insolvent by reason of the guarantee;

        . was engaged, or about to engage, in a business or transaction for which its remaining unencumbered assets were unreasonably small; or

        . intended to, or believed it would, incur debts greater than it could pay as they become due,

then the court could void the obligations under the guarantee or subordinate the guarantee to other debt of the guarantor or take other action detrimental to the holders of the senior discount notes. In addition, any of the guarantees of the senior discount notes could be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of our subsidiary that provided the guarantee, the obligations of the applicable guarantor were incurred for less than fair consideration.

Our debt instruments could restrict our business plans.

     The indenture governing the senior discount notes will restrict our ability and the ability of certain of our subsidiaries to engage in certain transactions. In addition, our senior secured debt will require us to maintain certain

                     Alternate Senior Discount Notes Pages

ratios, including leverage ratios, an interest coverage ratio and a fixed charges ratio, and to satisfy certain tests, including tests relating to minimum covered population, minimum number of subscribers to our services and minimum aggregate service revenue per subscriber. Our senior secured debt also will restrict our ability and the ability of our subsidiaries to do the following:

     .  create liens;

     . make certain payments, including payments of dividends and distributions in respect of capital stock;

     .  consolidate, merge and sell assets;

     .  engage in certain transactions with affiliates; and

     .  fundamentally change our business.

     The restrictions to be contained in the indenture governing the senior discount notes, and the restrictions contained in our senior secured debt, may limit our ability to implement our business plan, finance future operations, respond to changing business and economic conditions, secure additional financing, if needed, and engage in opportunistic transactions. Moreover, we may not satisfy the financial ratios and tests under our senior secured debt due to events that are beyond our control. The failure to satisfy any of the financial ratios and tests could result in a default under our senior secured debt. Following a default under our senior secured debt, the lenders could declare all amounts outstanding to be immediately due and payable. If we could not repay such amounts, the lenders could foreclose on the collateral granted to them to secure such indebtedness. If the lenders accelerated the indebtedness outstanding under our senior secured debt, we may not be able to pay our indebtedness and we may not be able to pay amounts due in respect of our other indebtedness with our remaining assets, including the senior discount notes.

Holders of senior discount notes may face special tax and bankruptcy concerns.

     The senior discount notes will be issued at a substantial discount from their principal amount at maturity. Original issue discount (i.e., the difference between the stated redemption price at maturity of the senior discount notes, including all cash payments of principal and interest, and the issue price of the senior discount notes) will accrue from the issue date of the senior discount notes and will be included in a holder's gross income for federal income tax purposes before the holder receives the cash payment of such interest. United States federal income tax law may postpone or limit our deduction of interest or original issue discount. United States federal income tax law limits the use of corporate net operating loss carryforwards following certain ownership changes in a corporation which may limit our ability to use the net operating loss carryforwards we have experienced or acquired to date to reduce future tax liabilities. See "United States Federal Income Tax Consequences."

     If a bankruptcy case were commenced by or against us under the United States Bankruptcy Code after the issuance of the senior discount notes, the claim of a holder of the senior discount notes with respect to the principal amount of the senior discount notes may be limited to an amount equal to the sum of the initial offering price and that portion of the original issue discount that is not deemed to constitute unmatured interest for purposes of the United States Bankruptcy Code. Any original issue discount that had not amortized as of the date of any the bankruptcy filing could constitute unmatured interest for purposes of the United States Bankruptcy Code. To the extent that the United States Bankruptcy Code differs from the Internal Revenue Code in determining the method of amortization of original issue discount, a holder of the senior discount notes may recognize taxable gain or loss upon payment of the holder's claim in bankruptcy.

We may not be able to satisfy our obligations owed to the holders of the senior discount notes upon a change of control.

     Upon the occurrence of a change of control as defined in the indenture governing the senior discount notes, we will be required to make an offer to repurchase all senior discount notes at a price equal to 101% of the accreted
value of the senior discount notes, if prior to        , 2004, or 101% of the
aggregate principal amount thereafter,

                     Alternate Senior Discount Notes Pages

as applicable, together with accrued and unpaid interest to the date of repurchase. Certain events which would constitute a change of control under the indenture governing the senior discount notes would also constitute a default under our senior secured debt. In addition, our senior secured debt effectively prevents the repurchase of the senior discount notes by us in the event of a change of control unless all amounts outstanding under our senior secured debt are repaid in full. Our failure to repurchase the senior discount notes would be a default under the indenture governing the senior discount notes, which would be a default under our senior secured debt. The inability to repay all indebtedness outstanding under our senior secured debt upon acceleration would also be a default under the indenture governing the senior discount notes. Any default under our senior secured debt or the indenture governing the senior discount notes would materially adversely affect our business, operations and financial results as well as the market price of the senior discount notes. In the event of a change of control, we may not have sufficient assets to satisfy all obligations under our senior secured debt and the indenture governing the senior discount notes. Any debt we incur in the future may also prohibit certain events or transactions that would constitute a change of control under the indenture governing the senior discount notes.

     We may enter into transactions, including acquisitions, refinancings or recapitalizations, or highly leveraged transactions, that do not constitute a change of control under the indenture governing the senior discount notes. Any of these transactions may result in an increase in our debt or otherwise affect our capital structure, harm our credit ratings or have a material adverse affect on holders of the senior discount notes. See "Description of Notes-Repurchase at the Option of Holders-Change of Control."

The senior discount notes may not have an active market and the price may be volatile.

     Prior to this offering, there has been no public market for the senior discount notes. The underwriters have told us that they intend to make a market in the senior discount notes, but they are not obliged to do so. The underwriters may discontinue any marketmaking in the senior discount notes at any time in their sole discretion. Accordingly, we cannot ensure that a liquid market will develop for the senior discount notes, that you will be able to sell your senior discount notes at a particular time or that the prices that you receive when you sell will be favorable. Future trading prices of the senior discount notes will depend on many factors, including our operating performance and financial condition, prevailing interest rates and the market for similar securities.

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DESCRIPTION OF NOTES

     You can find the definitions of many of the terms used in this description under the subheading "Certain Definitions." In this description, the word "AirGate" refers only to AirGate PCS, Inc. and not to any of its Subsidiaries.

     AirGate will issue the Notes under an Indenture (the "Indenture") among
itself, the Guarantors and             as trustee (the "Trustee"). The terms of
the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Indenture will be qualified as an indenture under the Trust Indenture Act. The Pledge Agreement referred to under the subcaption "Security" also defines the terms of the pledges that will secure the Notes.

     The following description is a summary of the material provisions of the Indenture and the Pledge Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Pledge Agreement because they, and not this description, define your rights as a holder of these Notes. We have filed copies of the Indenture and the Pledge Agreement as exhibits to the registration statement which includes this prospectus.

Brief Description of the Notes and the Guarantees

     The Notes

     These Notes:

 .    are general obligations of AirGate;

 .    are secured by a senior subordinated pledge of the capital stock of
     AirGate's directly owned Subsidiaries and all intercompany notes for money owed to AirGate by its Subsidiaries;

 .    are equal in right of payment to all existing and future senior indebtedness of AirGate;

 .    are senior in right of payment to all existing and future subordinated indebtedness of AirGate; and

 .    are unconditionally guaranteed by the Guarantors.

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     The Notes will be effectively subordinated to all liabilities, including borrowings under any Vendor Financing Facility or Credit Facility of AirGate's Subsidiaries.

     The Guarantees

     These Notes are guaranteed by the following Subsidiaries of AirGate:

          AirGate Wireless, Inc.; and
          AGW Leasing Company, Inc.

     The Guarantees of these Notes:

 .    are general obligations of each Guarantor;

 .    are subordinated in right of payment with all existing and future Secured
     Debt; and

 .    are senior in right of payment to any existing and future Indebtedness of each Guarantor except for Secured Debt.

     Assuming we had completed the offering of these Notes and applied the net
proceeds as intended, as of       , 1999, AirGate and the Guarantors would have
had total Secured Debt of approximately $     million. The Indenture will permit
us and the Guarantors to incur additional Secured Debt.

     As of the date of the Indenture, all of our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "Selected Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate Subsidiaries meeting particular requirements as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee these Notes.


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Principal, Maturity and Interest

     AirGate will issue Notes with a maximum aggregate principal amount of $ million. AirGate will issue Notes in denominations of $1,000 and integral
multiples of $l,000. The Notes will mature on          , 2009.

     Cash interest will not accrue on the Notes prior to      , 2004, and will
be payable at a rate of   % per annum, semi-annually in arrears on each      and
     , commencing      , 2004 to holders of record of such Notes at the close of
business on the       and       next preceding the Interest Payment Date (each a
"Regular Record Date"). Cash interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no
interest has been paid or duly provided for, from      , 2004. Cash interest
will be computed on a basis of a 360-day year of twelve 30-day months. Accretion of original issue discount will be computed on a basis of a 360-day year of twelve 30 day months, compounded semi-annually. Certain of AirGate's existing and proposed debt agreements restrict the ability of AirGate's Subsidiaries to pay dividends to enable AirGate to pay interest on the Notes.

     The Notes are not subject to any sinking fund.

Methods of Receiving Payments on the Notes

     If a Holder has given wire transfer instructions to AirGate, AirGate will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless AirGate elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

     The Trustee will initially act as Paying Agent and Registrar. AirGate may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and AirGate or any of its Subsidiaries may act as Paying Agent or Registrar.

                                      10
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Transfer and Exchange

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and AirGate may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. AirGate is not required to transfer or exchange any Note selected for redemption. Also, AirGate is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

Guarantees

     The Guarantors will jointly and severally guarantee AirGate's obligations under these Notes. Each Guarantee will be senior in right of payment with all Indebtedness of each Guarantor except for Secured Debt, including any Vendor Financing Facility and any Credit Facility. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors-- Risks Related to the Offering--Federal and state statutes allow courts, under specific circumstances, to void the notes and guarantees of the notes."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)  either:

     (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the Trustee; or

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     (b)  the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

     The Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if AirGate applies the Net Proceeds of that sale or other disposition, in accordance with the applicable provisions of the Indenture; or

(2) in connection with any sale of all of the capital stock of a Guarantor, if AirGate applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture; or

(3) if AirGate designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

     See "--Repurchase at the Option of Holders--Asset Sales."

Security

     The Notes will be secured by:

(1) a pledge of the Capital Stock of all of the direct Subsidiaries of the Company; and

(2)  a pledge of all Intercompany Notes payable to AirGate.

     AirGate, representatives of the holders of Secured Debt, the Trustee and the Collateral Agent will enter into a Pledge Agreement defining the terms of the pledges that secure these Notes and the Secured Debt. These pledges will secure the payment and performance when due of all of the Obligations of AirGate under the Secured Debt and all Obligations of AirGate under the Indenture and these Notes as provided in the Pledge Agreement.

     The security interest created by the Pledge Agreement in favor of the Trustee will be junior to the security interest in favor of Secured Debt. The Pledge Agreement provides that the holders of Secured Debt will be entitled to control virtually all decisions relating to the exercise of remedies under the Pledge

                                      12
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                     Alternate Senior Discount Notes Pages

Agreement. As a result, the holders of Notes will not be able to force a sale of Collateral or otherwise exercise many of the remedies available to a secured creditor without the concurrence of the holders of Secured Debt. See "Risk Factors--Risks Related to the Offering--Your rights to enforce remedies under the pledge agreement are limited as long as the senior secured debt is outstanding."

     So long as no Default or Event of Default shall have occurred and be continuing, and subject to certain terms and conditions, AirGate will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by AirGate (other than payments of principal with respect to Intercompany Notes, which will be required to be pledged to the Trustee) and to exercise any voting and other consensual rights pertaining to the Collateral pledged by AirGate.

     Upon the occurrence and during the continuance of a Default or Event of Default,

(1) all rights of AirGate to exercise such voting or other consensual rights shall cease, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights;

(2) all rights of AirGate to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the Collateral Agent; and

(3) the Collateral Agent may sell the Collateral or any part thereof in accordance with the terms of the Pledge Agreement. All funds distributed under the Pledge Agreement and received by the Collateral Agent for the benefit of the Holders of the Notes will be distributed by the Collateral Agent in accordance with the provisions of the Indenture.

     The Collateral Agent will determine the circumstances and manner in which the Collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Pledge Agreement and whether to foreclose on the Collateral following a Default or Event of Default. The Collateral Agent will follow any instructions given to it by the representative of the holders of Secured Debt.

     The pledges will be released:

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                     Alternate Senior Discount Notes Pages

(1) upon the full and final payment and performance of all Obligations of AirGate under the Indenture and the Notes; and

(2) if the Capital Stock of any Subsidiary pledged to secure these Notes is sold, the Net Proceeds from that sale are applied in accordance with the terms of the covenant entitled "Asset Sales" and the Collateral Agent receives from AirGate an Officers' Certificate and an opinion of counsel that those Net Proceeds have been or will be so applied.

Optional Redemption

     During the first 36 months after the Issue Date, AirGate may on any one or more occasions redeem up to 35% of the Accreted Value of the Notes originally
issued under the Indenture at a redemption price of     % of the Accreted Value
thereof, with the net cash proceeds of one or more Public Equity Offerings; provided that

(1) at least 65% of the Accreted Value of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by AirGate and its Subsidiaries); and

(2) the redemption must occur within 45 days of the date of the closing of such Public Equity Offering.

     Except pursuant to the preceding paragraph, the Notes will not be
redeemable at AirGate's option prior to          , 2004.

     After         , 2004, AirGate may redeem all or a part of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity thereof) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on of the years indicated below:

          Year                                    Percentage
          ----                                    ----------
          2004.................................         %
          2005.................................         %
          2006.................................         %
          2007 and thereafter..................   100.00%

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Repurchase at the Option of Holders

     Change of Control

     If a Change of Control occurs, each Holder of Notes will have the right to require AirGate to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the Change of Control Offer. In the Change of Control Offer, AirGate will offer a Change of Control Payment in cash equal to 101% of the Accreted Value of Notes repurchased on any
purchase date prior to      , 2004 or 101% of the aggregate principal amount
thereof, plus accrued and unpaid interest thereon, if any, to the date of
purchase if on or after      , 2004.  Within ten days following any Change of
Control, AirGate will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. AirGate will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, AirGate will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount or Accreted Value, as applicable, of Notes or portions thereof being purchased by AirGate.

     The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered,

                                      15
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                     Alternate Senior Discount Notes Pages

if any; provided that each such new Note will be in a principal amount of $ 1,000 or an integral multiple thereof.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, AirGate will either repay all outstanding Secured Debt or obtain the requisite consents, if any, under all agreements governing outstanding Secured Debt to permit the repurchase of Notes required by this covenant. AirGate will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require AirGate to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that AirGate repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     AirGate's outstanding Secured Debt currently prohibits AirGate from purchasing any Notes, and also provides that certain change of control events with respect to AirGate would constitute a default under the agreements governing the Secured Debt. Any future credit agreements or other agreements relating to Senior Debt to which AirGate becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when AirGate is prohibited from purchasing Notes, AirGate could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If AirGate does not obtain such a consent or repay such borrowings, AirGate will remain prohibited from purchasing Notes. In such case, AirGate's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

     AirGate will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by AirGate and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                                      16
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                     Alternate Senior Discount Notes Pages

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of AirGate and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting, the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require AirGate to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of AirGate and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     Asset Sales

     AirGate will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) AirGate, or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by AirGate's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

(3) at least 85% of the consideration therefor received by AirGate or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

     (a) any liabilities, as shown on AirGate's or such Restricted Subsidiary's most recent balance sheet, of AirGate or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases AirGate or such Restricted Subsidiary from further liability; and

     (b) any securities, notes or other obligations received by AirGate or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted

                                      17
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                     Alternate Senior Discount Notes Pages

          by AirGate or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     Within 180 days after the receipt of any Net Proceeds from an Asset Sale, AirGate may apply such Net Proceeds at its option:

(1)  to repay Secured Debt;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business which becomes part of, or which is or becomes, a Restricted Subsidiary;

(3) to make a capital expenditure in assets that are used or useful in a Permitted Business; or

(4) to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any such Net Proceeds, AirGate may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $5.0 million, AirGate will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount, or Accreted Value, as applicable, plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, AirGate may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

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Selection and Notice

     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Selected Covenants

     Limitation on Restricted Payments

     AirGate shall not, directly or indirectly,

(1) declare or pay any dividend on, or make any distribution to the holders of, any shares of its Equity Interests (other than dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock) or in options, warrants or other rights to purchase any such Equity Interests (other than Disqualified Stock));

(2) purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise

                                      19
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                     Alternate Senior Discount Notes Pages

     acquire or retire for value (other than value consisting solely of Equity Interests of AirGate that is not Disqualified Stock or options, warrants or other rights to acquire such Equity Interests that is not Disqualified Stock), any Equity Interests of AirGate (including options, warrants or other rights to acquire such Equity Interests);

(3) redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Restricted subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value (other than value consisting solely of Equity Interests of AirGate that is not Disqualified Stock or options, warrants or other rights to acquire such Equity Interests that is not Disqualified Stock), prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes; or

(4) make, or permit any Restricted Subsidiary, directly or indirectly, to make, any Restricted Investment;

(each of the foregoing actions set forth in clauses (1) through (4), other than any such action that is a Permitted Investment, being referred to as a "Restricted Payment") unless, at the time of such Restricted Payment, and after giving effect thereto,

     (a)  no Default or Event of Default shall have occurred and be continuing;

     (b) AirGate would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the covenant described below under the caption "--Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after the Closing Date shall not exceed

          (i) the amount of (x) the Operating Cash Flow of AirGate after December 31, 200_ through the end of the latest full fiscal

                     Alternate Senior Discount Notes Pages

           quarter for which consolidated financial statements of AirGate are available preceding the date of such Restricted Payment (treated as a
           single accounting period) less (y)    % of the cumulative
           Consolidated Interest Expense of AirGate after December 31, 200_ through the end of the latest full fiscal quarter for which consolidated financial statements of AirGate are available preceding the date of such Restricted Payment (treated as a single accounting period), plus

     (ii) the aggregate net proceeds, including the fair market value of property other than cash (as determined, (A), in the case of any
           property other than cash with a value less than $      million, by
           the Board of Directors, whose good-faith determination shall be conclusive and as evidenced by a Board Resolution, or (B), in the case of any property other than cash with a value equal to or greater
           than $      million, by an accounting, appraisal or investment
           banking firm of national standing and evidenced by a written opinion of such firm), received by AirGate from the issuance and sale (other than to a Restricted Subsidiary) on or after the Closing Date of shares of its Equity Interests (other than Disqualified Stock), or any options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock), other than shares of Equity Interests or options warrants or other rights to purchase Equity Interests (or shares issuable upon exercise thereof), plus

     (iii) the aggregate net proceeds, including the fair market value of property other than cash (as determined (A), in the case of any
           property other than cash with a value less than $      million, by
           the Board of Directors, whose good-faith determination shall be conclusive and as evidenced by a Board Resolution, or (B), in the case of any property other than cash with a value equal to or greater
           than $      million, by an accounting, appraisal or investment
           banking firm of national standing and evidenced by a written opinion of such firm), received by AirGate from the issuance or sale (other than to a Restricted Subsidiary) after the Closing Date of any Equity Interests of AirGate (other than Disqualified Stock), or any options, warrants or other rights to purchase such Equity


                                      21
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                     Alternate Senior Discount Notes Pages

          Interests (other than Disqualified Stock), upon the conversion of, or exchange for, Equity Interests of AirGate or a Restricted Subsidiary.

     The foregoing limitations in this "Limitation on Restricted Payments" covenant do not limit or restrict the making of any Permitted Investment, and a Permitted Investment shall not be counted as a Restricted Payment for purposes of clause (c) above. In addition, so long as no Default or Event of Default shall have occurred and be continuing, the foregoing limitations do not prevent AirGate from:

(1) paying a dividend on Equity Interests of AirGate within 60 days after the declaration thereof if, on the date when the dividend was declared, AirGate could have paid such dividend in accordance with the provisions of the Indenture;

(2) repurchasing Equity Interests of AirGate (including options, warrants or other rights to acquire such Equity Interests) from former employees or directors of AirGate or any Subsidiary thereof for consideration not to
     exceed $      million in the aggregate in any fiscal year; provided that any unused amount in any 12 month period may be carried forward to one or more future periods; provided further that the aggregate amount of all such
     repurchases made pursuant to this clause (2) does not exceed $      million
     in the aggregate;

(3) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, (a) the proceeds of a capital contribution or a substantially concurrent offering of, shares of Equity Interests (other than Disqualified Stock) of AirGate (or options, warrants or other rights to acquire such Equity Interests), or (b) Indebtedness that is at least as subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, as the Indebtedness being purchased (with Restricted Payments pursuant to this clause not being counted as Restricted Payments for purposes of clause (c) above);

(4) the repurchase, redemption or other acquisition of Equity Interests of AirGate (or options, warrants or other rights to acquire such Equity Interests) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Common Stock (other than

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     Disqualified Stock) of AirGate (or options, warrants or other rights to acquire such Equity Interests); or

(5)  other Restricted Payments not to exceed $       million in the aggregate at
     any time outstanding (with Restricted Payments pursuant to this clause not being counted as Restricted Payments for purposes of clause (c) above).

     In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the second preceding paragraph or the aggregate amount of Investments pursuant to clause (3)(a) of the immediately preceding paragraph, in each case to the extent such Investments would otherwise be so counted.

     For purposes of clause (c)(3) above, the net proceeds received by AirGate from the issuance or sale of its Equity Interests either upon the conversion of, or exchange for, Indebtedness of AirGate or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the sum of (i) the principal amount or Accreted Value (whichever is less) of such Indebtedness on the date of such conversion or exchange and (ii) the additional cash consideration, if any, received by AirGate upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of clause (c)(3) above, the net proceeds received by AirGate from the issuance or sale of its Equity Interests upon the exercise of any options or warrants of AirGate or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the additional cash consideration, if any, received by AirGate upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

     For purposes of this "Limitation on Restricted Payments" covenant, if a particular Restricted Payment involves a noncash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the noncash portion of such Restricted Payment, as determined by the Board of Directors (whose good-faith determination shall be conclusive and evidenced by a Board Resolution). Not later than the date of making any Restricted Payment, AirGate shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the

                                      23
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calculations required by this "Limitation on Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

     The amount of any Investment outstanding at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans and return on capital (including interest and dividends), in each case, received in cash, up to the amount of such Investment on the date made.

     Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock

     AirGate shall not, and shall not permit any Restricted Subsidiary to, incur any Indebtedness (including Acquired Debt), other than Permitted Indebtedness, and AirGate shall not issue any Disqualified Stock unless immediately after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and the receipt and application of the net proceeds therefrom (including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness or make any Restricted Payment) the Consolidated
Debt to Annualized Operating Cash Flow Ratio would be less than          to 1.0.

     So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following, items of Indebtedness (collectively, "Permitted Debt"):

(1)  the incurrence by AirGate and its Subsidiaries of Existing Indebtedness;

(2) the incurrence by AirGate and the Guarantors of Indebtedness represented by the Notes and the Guarantees;

(3) the incurrence by AirGate and its Subsidiaries of Indebtedness under one or more Vendor Financing Facilities, provided that the aggregate principal amount of all Indebtedness outstanding under all Vendor Financing
     Facilities does not exceed $        million;

(4) the incurrence by AirGate and any Guarantor of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness of AirGate and the Guarantors outstanding under all Credit Facilities after giving effect to such incurrence does not exceed an amount
     equal to $      million less (i) the aggregate amount of all repayments of term Indebtedness

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     under a Credit Facility that have been made by AirGate or any of its
     Restricted Subsidiaries since the date of the Indenture and (ii) the aggregate amount of all Net Proceeds of Asset Sales applied by AirGate or any of its Subsidiaries since the date of the Indenture to repay revolving credit Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders-- Asset Sales";

(5) the incurrence by AirGate or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of AirGate or such Restricted Subsidiary, in an aggregate principal amount not to
     exceed $      million at any time outstanding;

(6) the incurrence by AirGate or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (5) or
     (10) of this paragraph;

(7) the incurrence by AirGate or any of its Restricted Subsidiaries of intercompany Indebtedness between or among AirGate and any of its Wholly Owned Restricted Subsidiaries that are Guarantors; provided, however, that:

     (a) if AirGate or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of AirGate, or the Guarantee of such Guarantor, in the case of a Guarantor; and

     (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than AirGate or a Wholly Owned Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either AirGate or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness

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          by AirGate or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

 (8) the incurrence by AirGate or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

 (9) the guarantee by AirGate or any of the Guarantors of Indebtedness of AirGate or a Restricted Subsidiary of AirGate that was permitted to be incurred by another provision of this covenant;

(10) the incurrence by AirGate or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $10.0 million;

(11) the incurrence by AirGate's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of AirGate that was not permitted by this clause (11); and

(12) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock.

     For purposes of determining compliance with this "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, AirGate will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant.

     No Senior Subordinated Debt

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     No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Secured Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Guarantee.

     Liens

     AirGate will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

     Dividend and Other Payment Restrictions Affecting Subsidiaries

     AirGate will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to AirGate or any of AirGate's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to AirGate or any of AirGate Restricted Subsidiaries;

(2) make loans or advances to AirGate or any of AirGate's Restricted Subsidiaries; or

(3) transfer any of its properties or assets to AirGate or any of AirGate's Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than

                                      27
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     those contained in such Existing Indebtedness, as in effect on the date of the Indenture;

(2)  the Indenture and the Notes;

(3)  applicable law;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by AirGate or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

(8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limit the right of AirGate or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

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(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     Merger, Consolidation or Sale of Assets

     AirGate shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer or other disposition of the properties and assets of AirGate and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, at the time and after giving effect thereto:

(1) either: (A) if the transaction or series of transactions is a consolidation of AirGate with or a merger of AirGate with or into any other Person, AirGate shall be the surviving Person of such merger or consolidation, or
     (B) the Person formed by any consolidation with or merger with or into AirGate, or to which the properties and assets of AirGate or AirGate and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "Surviving Entity"), shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of AirGate under the Notes and the Indenture and, in each case, the Indenture, as so supplemented, shall remain in full force and effect;

(2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such

                                      29
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     transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(3) AirGate or the Surviving Entity will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period, (A) have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of AirGate immediately preceding the transaction and (B) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the covenant described above under the caption "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary. The Indenture will also provide that AirGate may not, directly or indirectly, lease all or substantially all of its properties or asset, in one or more related transactions, to any other Person.

     In connection with any consolidation, merger, sale, assignment, conveyance, transfer or other disposition contemplated by the foregoing provisions, AirGate shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, or other disposition and the supplemental indenture in respect thereof (required under clause (1)(B) of the preceding paragraph) comply with the requirements of the Indenture and an opinion of counsel. Each such Officers' Certificate shall set forth the manner of determination of AirGate's compliance with clause (3) of the preceding paragraph.

     For all purposes of the Indenture and the Notes (including the provisions described in the two immediately preceding paragraphs and the "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" and "Designation of Restricted and Unrestricted Subsidiaries" covenants), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the "Designation of Restricted and Unrestricted Subsidiaries" covenant and all Indebtedness of the Surviving Entity and its Subsidiaries that was not Indebtedness of AirGate and its

                                      30
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Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

     The Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of AirGate under the Indenture, and the predecessor company shall be released from all its obligations and covenants under the Indenture and the Notes.

     Transactions with Affiliates

     AirGate will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to AirGate or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by AirGate or such Restricted Subsidiary with an unrelated Person; and

(2)  AirGate delivers to the Trustee:

     (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

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(1)  any employment agreement entered into by AirGate or any of its Restricted
     Subsidiaries in the ordinary course of business and consistent with the past practice of AirGate or such Restricted Subsidiary;

(2)  transactions between or among AirGate and/or its Restricted Subsidiaries;

(3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of AirGate; and

(4) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Limitation on Restricted Payments."

     Additional Guarantees

     If AirGate or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of the Indenture, then that newly acquired or created Restricted Subsidiary must become a Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created.

     Designation of Restricted and Unrestricted Subsidiaries

     Subject to compliance with the "Limitation on Restricted Payments" covenant, the Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary.

     The designation by the Board of Directors of a Restricted Subsidiary as an Unrestricted Subsidiary shall, for all purposes of the "Limitation on Restricted Payments" covenant (including clause (b) thereof), be deemed to be a Restricted Payment of an amount equal to the fair market value of AirGate's ownership interest in such Subsidiary (including, without duplication, such indirect ownership interest in all Subsidiaries of such Subsidiary), as determined by the Board of Directors in good faith and evidenced by a Board Resolution, and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Limitation on Restricted Payments" or Permitted Investments, as applicable.

     Notwithstanding the foregoing provisions of this "Designation of Restricted and Unrestricted Subsidiaries" covenant, the Board of Directors may not designate a

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Subsidiary of AirGate to be an Unrestricted Subsidiary if, after such designation, (a) AirGate or any of its other Restricted Subsidiaries (i) provides credit support for, or a Guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of AirGate or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or
(c) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

     The Board of Directors, from time to time, may designate any Person that is about to become a Subsidiary of AirGate as an Unrestricted Subsidiary, and may designate any newly-created Subsidiary as an Unrestricted Subsidiary, if at the time such Subsidiary is created it contains no assets (other than such de minimis amount of assets then required by law for the formation of corporations) and no Indebtedness. Subsidiaries of AirGate that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries shall be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this "Designation of Restricted and Unrestricted Subsidiaries" covenant, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries.

     Sale and Leaseback Transactions

     AirGate will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that AirGate or any Restricted Subsidiary of AirGate that is a Guarantor may enter into a sale and leaseback transaction if:

(1) AirGate or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the tests in (a) and (b), if applicable, of the covenant described above under the caption "--Limitation on Incurrence of Additional Indebtedness" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens";

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(2)  the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and AirGate applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

     Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries

     AirGate will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of AirGate to any Person (other than AirGate or a Wholly Owned Restricted Subsidiary of AirGate), unless:

(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

(2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

In addition, AirGate will not permit any Wholly Owned Restricted Subsidiary of AirGate to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to AirGate or a Wholly Owned Restricted Subsidiary of AirGate.

     Business Activities

     AirGate will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

     Advances to Subsidiaries

     All advances to Restricted Subsidiaries made by AirGate after the date of the Indenture will be evidenced by intercompany notes in favor of AirGate. These inter-

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company notes will be pledged pursuant to the Pledge Agreement as Collateral to secure the Notes. Each intercompany note will be payable upon demand and will bear interest at the same rate as the Notes. A form of intercompany note will be attached as an exhibit to the Indenture. Repayments of principal with respect to any intercompany notes will be required to be pledged pursuant to the Pledge Agreement as Collateral to secure the Notes until such amounts are advanced to a Restricted Subsidiary in accordance with the Indenture.

     Payments for Consent

     AirGate will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Reports

     Whether or not required by the Commission, so long as any Notes are outstanding, AirGate will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if AirGate were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by AirGate's certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if AirGate were required to file such reports.

     If AirGate has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition

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                     Alternate Senior Discount Notes Pages

and results of operations of AirGate and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of AirGate.

     In addition, whether or not required by the Commission, AirGate will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

Events of Default and Remedies

     Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

(2) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

(3) failure by AirGate or any of its Subsidiaries to comply with the provisions described under the captions "Repurchase at the Option of Holders--Change of Control," "Repurchase at the Option of Holders--Asset Sales," "-- Selected Covenants--Limitation on Restricted Payments" or "--Selected Covenants--Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock";

(4) failure by AirGate or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture or the Pledge Agreement;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by AirGate or any of its Restricted Subsidiaries (or the payment of which is guaranteed by AirGate or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

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     (a)  is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

     (b) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(6) failure by AirGate or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) breach by AirGate of any material representation or warranty or agreement in the Pledge Agreement, the repudiation by AirGate of any of its obligations under the Pledge Agreement or the unenforceability of the Pledge Agreement against AirGate for any reason;

(8) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

(9) certain events of bankruptcy or insolvency with respect to AirGate or any of its Restricted Subsidiaries; and

(10) any event occurs which causes or, with notice or the passage of time, would cause an Event of Termination under any of the Sprint Agreements.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to AirGate, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default

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occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of AirGate with the intention of avoiding payment of the premium that AirGate would have had to pay if AirGate then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the
acceleration of the Notes. If an Event of Default occurs prior to            ,
2004, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of AirGate with the intention of avoiding the prohibition on
redemption of the Notes prior to            , 2004, then the premium specified
in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     AirGate is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, AirGate is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of AirGate or any Guarantor, as such, shall have any liability for any obligations of AirGate or the

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Guarantors under the Notes, the Indenture, the Guarantees, the Pledge Agreements
or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

     AirGate may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(2) AirGate's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and AirGate's obligations in connection therewith; and

(4)  the Legal Defeasance provisions of the Indenture.

     In addition, AirGate may, at its option and at any time, elect to have the obligations of AirGate and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

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(1)  AirGate must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and AirGate must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, AirGate shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) AirGate has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, AirGate shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which AirGate or any of its

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     Restricted Subsidiaries is a party or by which AirGate or any of its
     Restricted Subsidiaries is bound;

(6) AirGate must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(7) AirGate must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by AirGate with the intent of preferring the Holders of Notes over the other creditors of AirGate with the intent of defeating, hindering, delaying or defrauding creditors of AirGate or others; and

(8) AirGate must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

(3)  reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)  make any Note payable in money other than that stated in the Notes;

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(6)  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); or

(8)  make any chance in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the Indenture relating to the security interests created by the Pledge Agreement that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

     Notwithstanding the preceding, without the consent of any Holder of Notes, AirGate and the Trustee may amend or supplement the Indenture or the Notes:

(1)  to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of AirGate's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of AirGate's assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Holder; or

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

     If the Trustee becomes a creditor of AirGate or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee

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will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

     Set forth below are many of the defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accreted Value" of any outstanding Note as of or to any date of determination means an amount equal to the sum of (i) the issue price of such Note as determined in accordance with Section 1273 of the Internal Revenue Code plus (ii) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Internal Revenue Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Note) that shall theretofore have accrued pursuant to Section 1272 of the Internal Revenue Code (without regard to Section 1272(a)(7) of the Internal Revenue Code) from the date of issue of such Note (a)
for each six-month or shorter period ending               or
prior to the date of determination and (b) for the shorter period, if any, from the end of the immediately preceding six-month or shorter period, as the case may be, to the date of determination, plus (iii) accrued and unpaid interest to the date such Accreted Value is paid (without duplication of any amount set forth in (ii) above), minus all amounts theretofore paid in respect of such Note, which amounts are considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Internal

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Revenue Code or any successor provisions (whether such amounts paid were denominated principal or interest).

     "Acquired Debt" means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Annualized Operating Cash Flow" means, for any fiscal quarter, the Operating Cash Flow for such fiscal quarter multiplied by four.

     "Asset Sale" means:

(1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of AirGate and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Selected Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

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(2)  the issuance of Equity Interests by any of AirGate's Restricted
     Subsidiaries or the sale of Equity Interests in any of its Subsidiaries,

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $1.0 million; or (b) results in net proceeds to AirGate and its Restricted Subsidiaries of less than $1.0 million;

(2) a transfer of assets between or among AirGate and its Wholly Owned Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to AirGate or to another Wholly Owned Restricted Subsidiary; and

(4) a Restricted Payment that is permitted by the covenant described above under the caption "--Selected Covenants--Sprint PCS Limitation on Restricted Payments."

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of AirGate to have been duly adopted by the Board of Directors (unless the context specifically requires that such resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of such

                                      45
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                     Alternate Senior Discount Notes Pages

directors) and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

(1)  in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

(1)  United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above

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                     Alternate Senior Discount Notes Pages

     entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

(1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of AirGate and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of AirGate;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than % of the Voting Stock of AirGate, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of AirGate are not Continuing Directors; or

(5) AirGate consolidates with, or merges with or into, an Person, or any Person consolidates with, or merges with or into, AirGate, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of AirGate is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of AirGate outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such

                                      47
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     Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

     "Change of Control Offer" means a written offer (the "Offer") sent by AirGate by first class mail, postage prepaid, to each holder at his address appearing in the security register maintained by the Trustee on the date of the Offer offering to purchase the Notes at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Change of Control Offer which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. AirGate shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee), prior to the mailing of the Offer of AirGate's obligation to make an Offer to Purchase, and the Offer shall be mailed by AirGate or, at AirGate's request, by the Trustee in the name and at the expense of AirGate. The Offer shall contain information concerning the business of AirGate and its Subsidiaries which, at a minimum, shall include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in AirGate's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring AirGate to make the Change of Control Offer), (iii) if required under applicable law, pro forma financial information concerning, among other things, the Change of Control Offer and the events requiring AirGate to make the Change of Control Offer and
(iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such holders to tender their Notes pursuant to the Change of Control Offer. The Offer shall also state:

(1) the section of the Indenture pursuant to which the Change of Control Offer is being made;

(2)  the Expiration Date and the Purchase Date;

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(3)  the aggregate principal amount at Stated Maturity of the outstanding Notes offered to be purchased by AirGate pursuant to the Change of Control Offer (the "Purchase Amount");

(4) the purchase price to be paid by AirGate for each $1,000 principal amount at Stated Maturity of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

(5) that the holder may tender all or any portion of the Notes registered in the name of such holder and that any portion of Notes tendered must be tendered in an integral multiple of $1,000 of principal amount at Stated Maturity;

(6) the place or places where the Notes are to be surrendered for tender pursuant to the Change of Control Offer;

(7) that interest, if any, on any Notes not tendered or tendered but not purchased by the Company pursuant to the Change of Control Offer will continue to accrue;

(8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Change of Control Offer;

(9) that each holder electing to tender Notes pursuant to the Change of Control Offer will be required to surrender such Notes at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Notes being, if AirGate or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the holder thereof or his attorney duly authorized in writing);

(10) that holders will be entitled to withdraw all or any portion of the Notes tendered if AirGate (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount at Stated Maturity of the Notes the Holder tendered, the certificate number of the Notes the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

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(11) that AirGate shall purchase all such Notes duly tendered and not withdrawn pursuant to the Change of Control Offer; and

(12) that in the case of any holder whose Notes are purchased only in part, AirGate shall execute, and the Trustee shall authenticate and deliver to the holder of such Notes without service charge, new Notes of any authorized denomination as requested by such holder, in an aggregate principal amount at Stated Maturity equal to and in exchange for the unpurchased portion of the aggregate principal amount at Stated Maturity of the Notes so tendered.

          Any Change of Control Offer shall be governed by and effected in accordance with the Offer for such Change of Control Offer.

     "Closing Date" means              , 1999, the date on which the Notes were
originally issued under the Indenture.

     "Consolidated Debt" means the aggregate amount of Indebtedness of AirGate and its Restricted Subsidiaries on a Consolidated basis outstanding at the date of determination.

     "Consolidated Debt to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (i) Consolidated Debt to (ii) the Annualized Operating Cash Flow of AirGate for the most recently completed fiscal quarter of AirGate for which financial statements are available.

     "Consolidated Interest Expense" means,       .

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that

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     Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

(5) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

(1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

(2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of AirGate, if and to the extent that the accounts of each such Restricted Subsidiary would normally be consolidated with those of AirGate in accordance with generally accepted accounting principles; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of AirGate or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

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     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of AirGate who:

(1)  was a member of such Board of Directors on the date of the Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facilities" means, with respect to AirGate or any Guarantor, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require AirGate to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that AirGate may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Selected Covenants--Selected Covenants-- Limitation on Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

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     "Event of Termination"  means any of the events described in (1) Section
11.3 of the Management Agreement; (2) Section 13.2 of the Trademark Agreement or
(3) Section 13.2 of the Spectrum Trademark Agreement.

     "Existing Indebtedness" means up to $___ million in aggregate principal amount of Indebtedness of AirGate and its Restricted Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Government Securities" means (i) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof, and (ii) any depository receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any Government Securities and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any Government Securities which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal or interest evidenced by such depository receipt.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

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(1)  AirGate Wireless, Inc. and AGW Leasing Company, Inc.; and

(2) any other subsidiary that executes a Guarantee in accordance with the provisions of the Indenture; and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1)  borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)  banker's acceptances;

(4)  representing Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)  representing any Hedging Obligations;

if and to the extent any of the preceding (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the

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extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Intercompany Notes" means the intercompany notes issued by Subsidiaries of AirGate in favor of AirGate or a Guarantor to evidence advances by AirGate or such Guarantor, in each case, in the form attached as Annex B to the Indenture.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If AirGate or any Restricted Subsidiary of AirGate sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of AirGate such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of AirGate, AirGate shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Selected Covenants-- Limitation on Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

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                     Alternate Senior Discount Notes Pages

     "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by AirGate or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Secured Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

     "Non-Recourse Debt" means Indebtedness:

(1) as to which neither AirGate nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of AirGate or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

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(3)  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of AirGate or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, of AirGate, and delivered to the Trustee.

     "Operating Cash Flow" means,       .

     "Paying Agent" means any Person authorized by AirGate to pay the principal of (and premium, if any) or interest on any Notes on behalf of AirGate.

     "Permitted Business" means the business primarily involved in the ownership, design, construction, development, acquisition, installation, integration, management and/or provision of Telecommunications Assets.

     "Permitted Investments" means:

(1) any Investment in AirGate or in a Wholly Owned Restricted Subsidiary of AirGate that is a Guarantor;

(2)  any Investment in Cash Equivalents;

(3) any Investment by AirGate or any Restricted Subsidiary of AirGate in a Person, if as a result of such Investment:

     (a)  such Person becomes a Restricted Subsidiary of AirGate; or

     (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, AirGate or a Restricted Subsidiary of AirGate;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant

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     described above under the caption "--Repurchase at the Option of Holders--
     Asset Sales";

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of AirGate; and

(6) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (6) since the date of the
     Indenture, not to exceed $     million.

     "Permitted Liens" means:

(1) Liens on the assets of AirGate and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the Indenture to be incurred;

(2)  Liens in favor of AirGate or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with AirGate or any Restricted Subsidiary of AirGate; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with AirGate or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by AirGate or any Restricted Subsidiary of AirGate, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of the covenant entitled "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

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(7)  Liens existing on the date of the Indenture;

(8) Liens on Assets of Guarantors to secure Secured Debt of such Guarantor that was permitted by the Indenture to be incurred;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and

(10) Liens incurred in the ordinary course of business of AirGate or any Restricted Subsidiary of AirGate with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of AirGate or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of AirGate or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

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(4)  such Indebtedness is incurred either by AirGate or by the Restricted
     Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Capital Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Public Equity Offering" means any underwritten public offering of common stock of AirGate in which the gross proceeds to AirGate are at least $ million provided, however the underwritten public offering of AirGate common stock sold pursuant to a prospectus dated as of the Closing Date shall not constitute a Public Equity Offering.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Secured Debt " means:
(1)  all Indebtedness outstanding under any Vendor Financing Facility;

(2) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(3)  all Obligations with respect to the items listed in the preceding clauses
     (1) and (2).

Notwithstanding anything to the contrary in the preceding, Secured Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by AirGate;

(2)  any Indebtedness of AirGate to any of its Subsidiaries or other Affiliates;

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(3)  any trade payables; or

(4)  any Indebtedness that is incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Sprint Agreements" means the (1) Management Agreement between SprintCom, Inc. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended or modified from time to time (the "Management Agreement"); (2) Sprint PCS Services Agreement between Sprint Spectrum L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended or modified from time to time; (3) Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended or modified from time to time (the "Trademark Agreement"); and (4) Sprint Trademark and Service mark License Agreement between Sprint Spectrum L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended or modified from time to time (the "Spectrum Trademark Agreement").

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

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(2)  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Telecommunications Assets" means, with respect to any Person, any asset that is utilized by such Person, directly or indirectly, for the design, development, construction, installation, integration, operation, management or provision of PCS (personal communication services) telecommunications equipment, inventory, technology, systems and/or services. Telecommunications Assets shall include stock, joint venture or partnership interests of an entity where substantially all of the assets of the entity consist of Telecommunications Assets.

     "Trustee" means the trustee under the Indenture.

     "Unrestricted Subsidiary" means any Subsidiary of AirGate that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)  has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with AirGate or any Restricted Subsidiary of AirGate unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to AirGate or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of AirGate;

(3) is a Person with respect to which neither AirGate nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of AirGate or any of its Restricted Subsidiaries; and

(5) has at least one director on its board of directors that is not a director or executive officer of AirGate or any of its Restricted Subsidiaries and has at

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     least one executive officer that is not a director or executive officer of
     AirGate or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of AirGate as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Selected Covenants--Limitation on Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of AirGate as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," AirGate shall be in default of such covenant. The Board of Directors of AirGate may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of AirGate of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Selected Covenants--Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Vendor Financing Facility " means any facility under which any Indebtedness is owed to (i) a vendor or supplier of any property or materials used by AirGate or its Restricted Subsidiaries in their telecommunications business, (ii) any Affiliate of such a vendor or supplier, (iii) any assignee of such a vendor, supplier or Affiliate of such a vendor or supplier, or (iv) a bank or other financial institution that has financed or refinanced the purchase of such property or materials from such a vendor, supplier, Affiliate of such a vendor or supplier or assignee of such a vendor or supplier; provided that the aggregate amount of such Indebtedness does not exceed the sum of (w) the purchase price of such property or materials (including transportation, installation, warranty and testing charges, as well as applicable taxes paid, in respect of such property or materials), (x) the cost of design, development, site acquisition and construction, (y) any interest or other financing costs accruing or

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otherwise payable in respect of the foregoing, and (z) the cost of any services provided by such vendor, supplier or Affiliate of such vendor or supplier.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)  the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Book-Entry; Delivery; Form and Transfer

     The Notes initially will be in the form of one or more registered global notes without interest coupons (collectively, the "Global Notes"). Upon issuance, the Global Notes will be deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants (as defined below).

     Transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

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                     Alternate Senior Discount Notes Pages

     The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See "-- Transfers of Interests in Global Notes for Certificated Notes."

     Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

     Depositary Procedures

     DTC has advised AirGate that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, including the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"). Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

     DTC has advised AirGate that, pursuant to DTC's procedures, (1) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants designated by the underwriters with portions of the principal amount of the Global Notes that have been allocated to them by the underwriters, and (2) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes.
Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

     Investors in the Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC.

                     Alternate Senior Discount Notes Pages

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes see "-- Transfers of Interests in Global Notes for Certificated Notes".

     Except as described in "-Transfers of Interests in Global Notes for Certificated Notes", owners of beneficial interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

     Under the terms of the Indenture, AirGate and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither AirGate, the Trustee nor any agent of AirGate or the Trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (2) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised AirGate that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be

                     Alternate Senior Discount Notes Pages

governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee or AirGate. Neither AirGate nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and AirGate and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

     The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or Cedel) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the Notes through Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the Notes through Euroclear or Cedel, on the other hand, will be effected by Euroclear's or Cedel's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel; however, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or Cedel, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Cedel and within their established deadlines (Brussels time for Euroclear and UK time for Cedel). Indirect Participants who hold interest in the Notes through Euroclear and Cedel may not deliver instructions directly to Euroclear's or Cedel's Nominee. Euroclear or Cedel will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or Cedel's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

     Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the Notes through Euroclear or Cedel purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or Cedel during the European business day immediately following the settlement date of DTC in New York.

                     Alternate Senior Discount Notes Pages

Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and Cedel customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Global Note to a DTC Participant until the European business day for Euroclear or Cedel immediately following DTC's settlement date.

     DTC has advised AirGate that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "-Transfers of Interests in Global Notes for Certificated Notes."

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, including Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of AirGate, the underwriters or the Trustee shall have any responsibility for the performance by DTC, Euroclear or Cedel or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

     The information in this section concerning DTC, Euroclear and Cedel and their book-entry systems has been obtained from sources that AirGate believes to be reliable, but AirGate takes no responsibility for the accuracy thereof.

     Transfers of Interests in Global Notes for Certificated Notes

     An entire Global Note may be exchanged for definitive Notes in registered, certificated form without interest coupons ("Certificated Notes") if (1) DTC (x) notifies AirGate that it is unwilling or unable to continue as depositary for the Global Notes and AirGate thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (2) AirGate, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (3) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In any such case, AirGate

                     Alternate Senior Discount Notes Pages

will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owners of the related Notes.

     Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     Neither AirGate nor the Trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of Notes, and AirGate and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

     Same Day Settlement and Payment

     The Indenture will require that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, AirGate will make all payments of principal, premium, if any, and interest by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. AirGate expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

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                     Alternate Senior Discount Notes Pages

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of United States federal income and estate tax consequences of the acquisition, ownership and disposition of the senior discount notes. Unless otherwise stated this discussion is limited to the tax consequences to those persons who are original owners of the senior discount notes and who hold such senior discount notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The discussion does not purport to address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealer, insurance companies, tax-exempt organization, and persons in special situations such, as those who hold senior discount notes as part of a straddle, hedge, conversion transaction, or other integrated investment). In addition, this discussion does not address U.S. federal alternative minimum tax consequences or any aspect of state, local or foreign taxation. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, all or which are subject to change possibly on a retroactive basis.

     For purposes of this discussion, a U.S. holder is any United States citizen or resident, corporation or partnership or other entity created or organized on or under the laws of the United States or any state thereof, estate the income of which is subject to United State federal income taxation regardless of its source, or trust of a United States court exercises primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions. A foreign holder is any holder other than a U.S. holder.

     PROSPECTIVE PURCHASERS OF THE SENIOR DISCOUNT NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

                     Alternate Senior Discount Notes Pages

TO THEM TO ACQUIRING, OWNING AND DISPOSING OF THE SENIOR DISCOUNT NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Characterization of the senior discount notes

     AirGate will treat the senior discount notes as indebtedness for federal income tax purposes, and the following discussion assumes that such treatment will be respected.

Tax Consequences to U.S. Holders

     Taxation of Interest. The senior discount notes will be treated as issued with original issue discount ("OID"). Thus, all U.S. holders, regardless of their method of accounting for tax purposes, will be required to include OID in income as it accrues. OID will generally be treated as interest income to the U.S. holder and will accrue on a yield-to-maturity basis over the life of the senior discount notes, as discussed below.

     The amount of OID with respect to a senior discount note will be an amount equal to the excess of the stated redemption price at maturity of such senior discount note over the issue price of such senior discount note. The stated redemption price at maturity of each senior discount note will include all cash payments, including principal and interest, required to be made under the senior discount note through maturity. Stated interest on the senior discount note will not qualify as qualified stated interest. The issue price of a senior discount note will be the first price at which a substantial portion of it is sold to the holders for cash.

     The amount of OID accruing to a holder with respect to any senior discount note will be the sum of the "daily portions" of OID with respect to such senior discount note for each day during the taxable year on which such holder owns such senior discount note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion or the OID allocable to that accrual period. An accrual period may be of any length and may vary in length over the term of a senior discount note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day or on the first day of an accrual period. The amount of OID accruing during any full accrual period with respect to a senior discount note will be equal to the following amount:
(i) the "adjusted issue price" of such senior discount note at the beginning of that accrual period, multiplied by (ii) the yield to maturity of such senior discount note (taking into account the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. If all accrual periods are of equal length, except for an initial short accrual period, the amount of OID allocable to the initial short accrual period may be computed under any reasonable method. The adjusted issue price of a senior discount note at the beginning of its first accrual period will be equal to its issue price.

     The adjusted issue price at the beginning of any subsequent accrual period will be equal to (i) the adjusted issue price at the beginning of the preceding accrual period, plus (ii) the amount of OID accrued during the preceding accrual period, minus (iii) any payments made on the senior discount note during the preceding accrual period and on the first day of such subsequent accrual period.

     AirGate may redeem the senior discount notes at any time on or after a certain date, and, in certain circumstances, may redeem or repurchase all or a portion of the senior discount notes any time prior to the maturity date. Under the Treasury regulations, AirGate is deemed to exercise any option to redeem if the exercise of such option would lower the yield of the debt instrument. AirGate believes, and intends to take the position, that it will not be treated as having exercised an option to redeem under these rules.

     Sale, Exchange or Retirement of the senior discount notes. Upon the sale, exchange or retirement of senior discount notes, a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement and the U.S. holder's adjusted tax basis in the senior discount notes. A U.S. holder's adjusted tax basis in the senior discount notes will generally be the U.S. holder's cost therefor, increased by the amount of OID previously accrued on the senior discount notes through the sale, exchange or retirement date and decreased by the amount of all prior cash payments received with respect to the senior discount notes.

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                     Alternate Senior Discount Notes Pages

Gain or loss recognized by a U.S. holder on the sale, exchange, or retirement of the senior discount notes will be capital gain or loss. The gain or loss will be long-term capital gain or loss if the senior discount notes have been held by the U.S. holder for more than 12 months. A holder of senior discount notes who is an individual may qualify for a reduced long-term capital gains tax rate that is lower than the tax rate generally applicable to long-term capital gains if the holder has held his or her senior discount notes for more than 18 months.

Tax Consequences to Foreign Holders

     Assuming that the interest income received by a foreign holder is not effectively connected with the foreign holder's conduct of a trade or business in the United States, a foreign holder generally will not be subject to United States federal income or withholding tax on such interest so long as the foreign holder (i) is not actually or constructively a "10 percent shareholder" of AirGate or a "controlled foreign corporation" with respect to which AirGate is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the senior discount note is a foreign person and providing that foreign person's name and address. If the foregoing conditions are not satisfied, then interest paid on the senior discount notes will be subject to United States withholding tax at a rate of 30 percent, unless such rate is reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain a foreign holder realized on the sale, exchange, retirement or other taxable disposition of a senior discount note will be exempt from United States federal income and withholding tax, provided that (a) the gain is not effectively connected with the foreign holder's conduct of a trade or business in the United States, (b) in the case of a foreign holder that is an individual, the foreign holder is not present in the United States for 183 days or more in the taxable year and (c) the foreign holder is not subject to tax pursuant to the provisions of U.S. tax law applicable to certain expatriates.

     If the interest, gain or other income a foreign holder recognizes on a senior discount note is effectively connected with the foreign holder's conduct of a trade or business in the United States, the foreign holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or other income at regular federal income tax rates. In addition, if the foreign holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits," as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     If interest on the senior discount notes is exempt from withholding of United States federal income tax under the rules described above, the senior discount notes will not be included in the estate of a deceased foreign holder for United States federal estate tax purposes.

Information Reporting and Backup Withholding

     AirGate will be required to report annually to the IRS, and to each holder of record, the amount of interest paid on the senior discount notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide to AirGate, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder fail to provide the required certificate, AirGate will be required to withhold 31% of the interest otherwise payable to the holder and to remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     In the case of payments of interest to foreign holders, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which the requisite certification, as described above (for the exemption from the 30% withholding tax), has been received or

                     Alternate Senior Discount Notes Pages

an exemption has otherwise been established; provided that neither AirGate nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a foreign holder on the disposition of the senior discount notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of, the senior discount notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the senior discount notes is not a United States person, and such broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the senior discount notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules relating to foreign holders discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The final regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. Foreign holders should consult their own tax advisors with respect to the impact, if any, of the new final regulations.

Applicable High-Yield Discount Obligations

     If the senior discount notes are considered to have "significant OID" and if the yield of the senior discount notes is at least five percentage points above the applicable federal rate, AirGate would not be able to deduct for tax purposes any OID accruing with respect thereto until such interest is actually paid. In addition, in that event, if the yield of the senior discount notes is more than six percentage points above the applicable federal rate, then (i) a portion of such interest corresponding to the yield in excess of six percentage points above the applicable federal rate would not be deductible by AirGate at any time, and (ii) a U.S. corporate holder may be entitled to treat the interest that would not be not deductible as a dividend to the extent of the earnings and profits of AirGate, which may then qualify for the dividends received deduction. In such event, U.S. corporate holders should consult their tax advisers concerning the availability of the dividends received deduction.

                                 Underwriting

     We, each of the subsidiary guarantors and the underwriters named below have entered into an underwriting agreement covering the senior discount notes to be offered in this offering. Donaldson, Lufkin & Jenrette Securities Corporation and Paribas Corporation are acting as representatives of the underwriters. Each underwriter has agreed to purchase from us the principal amount of senior discount notes set forth opposite its name in the following table.

                                                                                     Principal amount
                                                                                    of Senior Discount
         Underwriters                                                                     Notes
         ------------                                                               --------------------
         Donaldson, Lufkin & Jenrette Securities Corporation .................
         Paribas Corporation..................................................
                                                                                    --------------------

             Total............................................................
                                                                                    ====================

     The underwriting agreement provides that if the underwriters take any of the senior discount notes set forth in the table above, then they must take all of these senior discount notes. No underwriter is obligated to take any shares allocated to a defaulting underwriter except under limited circumstances.

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                     Alternate Senior Discount Notes Pages

         The underwriters initially propose to offer the senior discount notes in part directly to the public at the initial public offering price set forth on the cover page of this prospectus and in part to certain dealers (including the underwriters) at such price less a concession not in excess of ___% of the principal amount of the senior discount notes. The underwriters may allow, and such dealers may re-allow, to certain other dealers a concession not in excess of ___% of the principal amount of the senior discount notes. After the initial offering of the senior discount notes, the public offering price and other selling terms may be changed by the underwriters at any time without notice. The underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

         We and each of the subsidiary guarantors have jointly and severally agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect thereof.

         There is no existing market for the senior discount notes. We cannot assure you as to the liquidity of any market that may develop for the senior discount notes, the ability of the holders of the senior discount notes to sell their senior discount notes or the price at which holders would be able to sell their senior discount notes. Future trading prices of the senior discount notes will depend on many factors, including, among other things, prevailing interest rates, AirGate's operating results and the market for similar securities. AirGate has been advised by the underwriters that the underwriters intend to make a market in the senior discount notes, subject to the limits imposed by the Securities Act and the Securities Exchange Act, however, they are not obligated to do so, and may discontinue such market-making at any time without notice.

         Other than in the United States, no action has been taken by AirGate or the underwriters that would permit a public offering of the senior discount notes included in this offering in any jurisdiction where action for that purpose is required. The senior discount notes included in this offering may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisement in connection with the offer and sale of any such senior discount notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of such jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering of the senior discount notes and the distribution of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any senior discount notes included in this offering in any jurisdiction where that would not be permitted or legal.

         We expect that delivery of the senior discount notes will be made to
investors on or about     , 1999.

         The underwriters may purchase and sell senior discount notes in the open market in connection with this offering. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of senior discount notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or slowing a decline in the market price of the senior discount notes while the offering is in progress. The underwriters may also impose a penalty bid, which means that an underwriter must repay to the other underwriters a portion of the underwriting discount received by it. An underwriter may be subject to a penalty bid if the representatives of the underwriters, while engaging in stabilizing or short covering transactions, repurchase senior discount notes sold by or for the account of that underwriter. These activities may stabilize, maintain or otherwise affect the market price of the senior discount notes. As a result, the price of the senior discount notes may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions in the over-the-counter market or otherwise.


         Some of the underwriters are acting as underwriters under our concurrent offering of common stock, for which they will receive fees customary for performing such services.

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                     Alternate Senior Discount Notes Pages

                                 Legal Matters

     The validity of the senior discount notes offered hereby will be passed upon for AirGate by Patton Boggs LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois.

                      Alernate Senior Discount Notes Pages

================================================================================
           , 1999


                                    [LOGO]

                               AirGate PCS, Inc.

                                 $150,000,000

                       % Senior Discount Notes Due 2009


                                  __________
                                  PROSPECTUS
                                  __________



                         Donaldson, Lufkin & Jenrette

                              Paribas Corporation






--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of AirGate have not changed since the date hereof.

Until        , 1999 ( days after the date of this prospectus), all dealers that effect transactions in these securities may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter in this offering or when selling previously unsold allotments or subscriptions.

--------------------------------------------------------------------------------

                                    Part II

                  Information Not Required in the Prospectus

Item 13.  Other Expenses of Issuance and Distribution

AirGate PCS, Inc. (the "Registrant") estimates that expenses (other than underwriting discounts and commissions) in connection with the offering described in this Registration Statement will be as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

     Securities and Exchange Commission registration fee...............        $       69,500
     National Association of Securities Dealers, Inc. filing fee.......                25,500
     Nasdaq National Market listing fees...............................              *
     Printing and engraving expenses...................................              *
     Accountants' fees and expenses....................................              *
     Legal fees and expenses...........................................              *
     Fees and expenses for qualifications under state securities laws
      (including legal fees)...........................................              *
     Transfer agent fees...............................................              *
     Miscellaneous.....................................................              *
                                                                               --------------
          Total........................................................        $     *
                                                                               ==============

__________________

*  To be supplied by amendment.

Item 14.  Indemnification of Directors and Officers

In accordance with General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), the Registrant's Certificate of Incorporation provides as follows:

The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted under similar standards, provided that the Registrant receive a written undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that that such person is not entitled to be indemnified by the Registrant.

The Registrant's Certificate of Incorporation further provides that to the extent that a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith, that indemnification provided for by the Certificate of Incorporation shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Registrant is empowered to purchase and maintain insurance on behalf of a director or officer of the Registrant against any liability asserted against him or here in any such capacity, or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify him against such liabilities under the Certificate of Incorporation.

In addition to indemnification provided to our officers and directors in the Certificate of Incorporation and under the laws of Delaware, we have entered into indemnification agreements with certain officers and directors to provide further assurances and protection from liability that they may incur in their respective positions and duties in connection with the public offering or as a fiduciary of AirGate and its shareholders. We have agreed to indemnify and hold harmless, to the extent permitted under Delaware law, each person and affiliated person (generally, any director, officer, employee, controlling person, agent, or fiduciary of the indemnified person), provided that the indemnified person was acting or serving at our request in his capacity as either an officer, director, employee, controlling person, fiduciary or other agent or affiliate of AirGate. Under the indemnification agreements, each person is indemnified against any and all losses, claims, damages, expenses and liabilities, joint or several, (including attorney's fees, expenses and amount in settlement) that occur in connection with any threatened, pending or completed action, suit, proceeding, alternative dispute resolution mechanism or hearing, inquiry or investigation that such indemnified person believes in good faith may lead to the institution of such action, under the Securities Act of 1933, Securities Exchange Act of 1934 or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of AirGate or to any fiduciary obligation owed with respect to AirGate and its stockholders. As a condition to receiving indemnification, indemnified persons are required to give us notice in writing of any claim for which indemnification may be sought under this agreement.

The agreement provides that an indemnified person may receive indemnification against (1) expenses (including attorney's fees and other costs, expenses and obligations incurred), judgments, fines and penalties; (2) amounts paid in settlement (approved by AirGate); (3) federal, state, local taxes imposed as a result of receipt of any payments under the indemnification agreement; and (4) all interest, assessments and other charges paid or payable in connection with any expenses, costs of settlement or taxes. An indemnified person will be indemnified against expenses to the extent that he is successful on the merits or otherwise, including dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation. Expenses that the indemnified person have or will incur in connection with a suit or other proceeding may be received in advance within 10 days of written demand to AirGate.

Prior to receiving indemnification or being advanced expenses, a committee, consisting of either members of the board of directors or any person appointed by the board of directors, must make a determination of whether the indemnified person is entitled to indemnification under Delaware law. If there is a change in control (as defined in the indemnification agreement) that occurs without majority approval of the board of directors, then the committee will consist of independent legal counsel selected by the indemnified person and approved by AirGate to render a written opinion as to whether and the extent of indemnification that the indemnified person is entitled, which will be binding on AirGate. Under the indemnification agreement, an indemnified person may appeal a determination by the committee's determination not to grant
indemnification or advance expenses by commencing a legal proceeding.    Failure
of the committee to make a indemnification determination or the termination of any claim by judgment, order, settlement, plea of nolo contendere, or conviction does not create a presumption that either (1) the indemnified person did not meet a particular standard of conduct or belief or (2) that the court has determined that indemnification is not available.

Under the indemnification agreement, an indemnified person is entitled to contribution from us for losses, claims, damages, expenses or liabilities as well as other equitable considerations upon the determination of a court of competent jurisdiction that indemnification is not available. The amount contributed by AirGate will be in proportion, as appropriate, to reflect the relative benefits received by us and the indemnified person or, if such contribution is not permitted under Delaware law, then the relative benefit will be considered with the relative fault of both parties. In connection with the registration of AirGate's securities, the relative benefits received by AirGate and indemnified person will be deemed to be in the same respective proportions of the net proceeds from the offering (less expenses) received by AirGate and the indemnified person. The relative fault of AirGate and the indemnified person is determined by reference to the whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by AirGate or the indemnified person and their relative intent, knowledge, access to information and opportunity to correct such statement or omission.

Contribution paid takes into account the equitable considerations, if any, instead of a pro rata or per capital allocation. In connection with the offering of AirGate securities, an indemnified person will not be required to contribute any amount in excess of the lessor of (1) the proportion of the total of such losses, claims, damages, or liabilities indemnified against equal to the proportion of the total securities sold under the registration statement sold by the indemnified person or (2) the proceeds received by the indemnified person from the sale of securities under the registration statement. Contribution will not be available if such person is found guilty of fraudulent misrepresentation, as defined in the agreement.

In the event that AirGate is also obligated under a claim and upon written notice to the indemnified person, we are entitled to assume defense of the claim and select counsel which is approved by the indemnified person. Upon receipt of the indemnified person's approval, AirGate will directly incur the legal expenses and as a result will have the right to conduct the defense as it sees fit in its sole discretion, including the right to settle any claim against any indemnified party, without consent of the indemnified person.

The underwriting agreements to be filed as Exhibits 1.1 and 1.2 to the Registration Statement provides for indemnification by the underwriters of AirGate and its directors and certain officers, and by AirGate of the underwriters, for certain liabilities arising under the Securities Act or otherwise.

Item 15.  Recent Sales of Unregistered Securities

In accordance with Item 701 of Regulation S-K, the following information is presented with respect to securities sold by the Registrant within the past three years which were not registered under the Securities Act.

(i)   September 1996 Note

(a) On September 27, 1996, AirGate, L.L.C. (the "LLC") sold a $180,000 8% note, due and payable or convertible on August 8, 1998. This note was rolled into the 1998 Financing outlined below.

(b) The note was sold to a related party who qualified as an accredited investor under Regulation D promulgated under the Securities Act.

(c)   The note was sold for $180,000.

(d) The notes were offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

(e)   Not applicable

(f)   Not applicable

(ii)  The 1998 Financing

(a) Between August and September 1998, the Registrant sold $4,815,000 of 8% Convertible Promissory Notes. $3 million of the notes are due on September 18, 1999, while $1.815 million are due on August 20, 1999, unless converted. The notes are convertible into Series A preferred stock or common stock upon the satisfaction of certain conditions. The Registrant also issued warrants to purchase the preferred stock to the purchasers of the notes, which warrants were to be exercised on the earlier of five years from the date of issuance or an initial public offering. These notes were rolled into the May 1999 Refinancing.

(b) The notes and warrants were sold to two related party venture funds and their affiliates who qualified as accredited investors within the meaning of Regulation D under the Securities Act.

(c) The notes and the warrants were sold for a total aggregate consideration of $4,815,000.

(d) The notes were offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

(e)   Not applicable

(f)   Not applicable

(iii) The 1999 Financings

(a) In March, April and May 1999 the Registrant sold an aggregate of $2.5 million of 8% subordinated notes.

(b) The notes and warrants were sold to two related party venture funds, Weiss, Peck and Greer Venture Partners affiliated funds and JAFCO America Ventures, Inc. affiliated funds, who qualified as accredited investors within the meaning of Regulation D under the Securities Act.

(c)   The notes were sold for a total aggregate consideration of $2.5 million.

(d) The notes were offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

(e)   Not applicable

(f)   Not applicable

(iv)  The May 1999 Refinancing

(a) In May 1999, the Registrant consolidated the promissory notes issued to the two related party venture funds in the 1998 financing and the March, April and May 1999 financings totaling $7.325 million into promissory notes that will be converted into shares of the Registrant's common stock concurrently with the completion of the offering contemplated hereby at a price 48% less than the price of a share of common stock sold in the offering. The warrants held by these funds were terminated. In addition, the Registrant issued warrants to Weiss, Peck and Greer Venture Partners affiliated funds to purchase shares of common stock for an aggregate price of up to $2.75 million at a price 25% less than the price of a share of common stock sold in this offering.

(b) The promissory notes and the warrants were issued to two related party venture funds, Weiss, Peck and Greer Venture Partners affiliated funds and JAFCO America Ventures, Inc. affiliated funds, who qualified as accredited investors within the meaning of Regulation D under the Securities Act.

(c) The aggregate consideration received in exchange for the promissory notes and the warrant was the refinancing of $7.325 million of promissory notes and the cancellation of warrants held by each venture fund.

(d) The notes and the warrant were offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

(e)  Not applicable

(f)  Not applicable

Item 16.  Exhibits

The exhibits and financial statement schedules filed as a part of the Registration Statement are as follows:

(a)    List of Exhibits
1.1*   Form of Equity Underwriting Agreement
1.2*   Form of Debt Underwriting Agreement
3.1*   Amended and Restated Certificate of Incorporation of AirGate PCS, Inc.
3.2*   Amended and Restated Bylaws of AirGate PCS, Inc.
4.1*   Specimen of Common Stock Certificate of AirGate PCS, Inc.
4.2*   Form of warrants
4.3*   Form of Indenture for Senior Discount Notes
5.1* Opinion of Patton Boggs LLP regarding legality of the common stock being offered
5.2* Opinion of Patton Boggs LLP regarding legality of the Senior Discount Notes being offered
10.1* Sprint PCS Management Agreement between SprintCom, Inc. and AirGate Wireless, L.L.C.
10.2* Sprint PCS Services Agreement between Sprint Spectrum L.P. and AirGate Wireless, L.L.C.
10.3*  Sprint Spectrum Trademark and Service Mark License Agreement
10.4*  Sprint Trademark and Service Mark License Agreement
10.5* Master Site Agreement dated August 6, 1998 between AirGate and BellSouth Carolinas PCS, L.P., BellSouth Personal Communications, Inc. and BellSouth Mobility PCS.
10.6*  Compass Telecom, L.L.C. Construction Management Agreement
10.7* Commercial Real Estate Lease dated August 7, 1998 between AirGate and Perry Company of Columbia, Inc. to lease a warehouse facility.
10.8*  Form of Indemnification Agreement
10.9*  Employment Agreement dated April 9, 1999 between AirGate and Mr. Thomas
       M. Dougherty
10.10* Form of Executive Employment Agreement
10.11* Form of 1999 Stock Option Plan
10.12* Form of Consent and Agreement with Sprint PCS
21.1*  Subsidiaries of AirGate PCS, Inc.
23.1   Consent of KPMG LLP
23.2*  Consent of Patton Boggs LLP (included in Exhibits 5.1 and 5.2)
24.1   Powers of Attorney (located on the signature page hereto)
25.1* Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee, on Form T-1, in connection with the Senior Discount Notes offering
27.1   Financial Data Schedule

_____________________

* To be filed by amendment

(b)    Financial Statement Schedule

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.  Undertakings

The Registrant hereby undertakes:

       (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (2) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

       (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fulton, State of Georgia, on May 24, 1999.

                                    AIRGATE PCS, INC.



                                    By: /s/ Thomas M. Dougherty
                                        -----------------------------
                                    Name: Thomas M. Dougherty
                                    Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Dougherty and Shelley Spencer in their own capacity, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Name                          Title                           Date
        ----                          -----                           ----
/s/ Thomas M. Dougherty
------------------------   Chief Executive Officer and Director   May 24, 1999
    Thomas M. Dougherty    (Principal Executive Officer)


/s/ Alan B. Catherall
------------------------   Chief Financial Officer                May 24, 1999
    Alan B. Catherall      (Principal Financial and
                               Accounting Officer)

/s/ W. Chris Blane
------------------------   Vice President and Director            May 24, 1999
    W. Chris Blane


/s/ Thomas D. Body, III
------------------------   Vice President and Director            May 24, 1999
    Thomas D. Body, III


/s/ Barry Schiffman
------------------------                                          May 24, 1999
    Barry Schiffman        Director


/s/ Gill Cogan
------------------------                                          May 24, 1999
    Gill Cogan             Director

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fulton, State of Georgia, on May 24, 1999.

                                    AIRGATE WIRELESS, INC.

                                    By: /s/ Thomas M. Dougherty
                                       -------------------------
                                    Name:  Thomas M. Dougherty
                                    Title:  Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Dougherty and Shelley Spencer in their own capacity, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                    Title                        Date
            ----                    -----                        ----

/s/ Thomas M. Dougherty      Chief Executive Officer and        May 24, 1999
------------------------     Director (Principal Executive
Thomas M. Dougherty          Officer)

/s/ Alan B. Catherall        Chief Financial Officer            May 24, 1999
------------------------     (Principal Financial and
Alan B. Catherall              Accounting Officer)

/s/ W. Chris Blane           Vice President and Director        May 24, 1999
------------------------
W. Chris Blane

/s/ Thomas D. Body, III      Vice President and Director        May 24, 1999
------------------------
Thomas D. body, III

/s/ Barry Schiffman          Director                           May 24, 1999
------------------------
Barry Schiffman

/s/ Gill Cogan               Director                           May 24, 1999
------------------------
Gill Cogan


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fulton, State of Georgia, on May 24, 1999.

                                    AGW LEASING COMPANY, INC.

                                    By: /s/ Thomas M. Dougherty
                                        ---------------------------
                                    Name:   Thomas M. Dougherty
                                    Title:  Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Dougherty and Shelley Spencer in their own capacity, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                    Title                        Date
            ----                    -----                        ----

/s/ Thomas M. Dougherty      Chief Executive Officer and        May 24, 1999
------------------------     Director (Principal Executive
Thomas M. Dougherty          Officer)

/s/ Alan B. Catherall        Chief Financial Officer            May 24, 1999
------------------------     (Principal Financial and
Alan B. Catherall              Accounting Officer)

/s/ W. Chris Blane           Vice President and Director        May 24, 1999
------------------------
W. Chris Blane

/s/ Thomas D. Body, III      Vice President and Director        May 24, 1999
------------------------
Thomas D. body, III

/s/ Barry Schiffman          Director                           May 24, 1999
------------------------
Barry Schiffman

/s/ Gill Cogan               Director                           May 24, 1999
------------------------
Gill Cogan
